Exhibit 10.2

Execution Version

SIXTH AMENDMENT
TO CREDIT AND GUARANTY AGREEMENT

THIS SIXTH AMENDMENT TO CREDIT AND GUARANTY AGREEMENT (this “Amendment”) is dated as of February 20, 2026, and is entered into by and among the lenders identified on the signature pages hereof (the “Lenders”), the Second Incremental Term Lenders (as defined below), Cortland Capital Market Services LLC, as the administrative agent for the Lenders (in such capacity, together with its successors and permitted assigns in such capacity, the “Administrative Agent”) and as the collateral agent for the Secured Parties (in such capacity, together with its successors and permitted assigns in such capacity, the “Collateral Agent” and, together with the Administrative Agent, the “Agents”), Lument Finance Trust, Inc. (formerly known as Hunt Companies Finance Trust, Inc.), a Maryland corporation, as the borrower (the “Borrower”), and Five Oaks Acquisition Corp., a Delaware corporation (“FOAC”) and Lument CMT Equity, LLC (formerly known as Hunt CMT Equity, LLC), a Delaware limited liability company, as guarantors (“Lument CMT Equity” and together with FOAC, each a “Guarantor”, and, collectively, the “Guarantors”).

RECITALS

WHEREAS, reference is made to that certain Credit and Guaranty Agreement, dated January 15, 2019 (as amended by that certain First Amendment to Credit and Guaranty Agreement, dated as of February 13, 2019, by that certain Second Amendment to Credit and Guaranty Agreement, dated as of July 9, 2020, by that certain Third Amendment to Credit and Guaranty Agreement dated as of April 21, 2021, by that certain letter agreement related thereto dated May 5, 2021, by that certain Amended and Restated Third Amendment to Credit and Guaranty Agreement, dated as of August 23, 2021, the Fourth Amendment to Credit Agreement and Guaranty Agreement, dated as of February 22, 2022, and the Fifth Amendment to Credit Agreement and Guaranty Agreement, dated as of February 17, 2026, and as further amended, restated, supplemented, waived or otherwise modified from time to time prior to the date hereof, the “Existing Credit Agreement” and, as amended by this Amendment, the “Credit Agreement”), by and among the Borrower, the Guarantors, the lenders from time to time party thereto and the Agents. Capitalized terms used herein without definition shall have the same meanings herein as set forth in the Credit Agreement;

WHEREAS, pursuant to Section 2.15(a) of the Existing Credit Agreement, the Borrower has given notice to the Agents of a request to obtain a new term facility in an aggregate principal amount of $2,250,000 (the “Second Incremental Commitment” and the term loans funded thereunder, the “Second Incremental Term Loans”); and

WHEREAS, certain of the Lenders (the “Second Incremental Term Lenders”) are willing to provide their respective portions of the Second Incremental Term Loans as specifically set forth on Annex A attached hereto and each of the Lenders party hereto (constituting all of the Lenders under the Credit Agreement) are willing to make such amendments to the Existing Credit Agreement and the other Loan Documents to effect the foregoing and certain other modifications, in each case, in accordance with and subject to the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the premises and the agreements, provisions and covenants herein contained, the parties hereto agree as follows:

SECTION I.          SECOND INCREMENTAL TERM LOANS.

Each party hereto agrees as follows:

A.            this Amendment constitutes an “Incremental Amendment” to the Credit Agreement as referred to in Section 2.15(f)(i) of the Existing Credit Agreement;

B.            subject to the satisfaction of the conditions set forth in Section III below, each Second Incremental Term Lender agrees, effective as of the Sixth Amendment Effective Date, to extend the Second Incremental Term Loans set forth opposite such Second Incremental Term Lender’s name in Annex A attached hereto, which Second Incremental Term Loans shall be incurred pursuant to a single drawing on the Sixth Amendment Effective Date;

C.            from and after the Sixth Amendment Effective Date, (a) each Second Incremental Term Lender shall be an “Incremental Lender” and a “Lender” for all purposes under the Credit Agreement and the other Loan Documents and perform all the obligations of, and have all the rights of, a Lender thereunder, (b) the Second Incremental Commitment shall be an “Incremental Commitment” and a “Commitment” for all purposes under the Credit Agreement and the other Loan Documents, (c) the Second Incremental Commitment shall be a “Credit Facility” for all purposes under the Credit Agreement and the other Loan Documents, and (d) the Second Incremental Term Loan shall be an “Incremental Term Loan” and a “Loan” for all purposes under the Credit Agreement and the other Loan Documents;

D.            the Second Incremental Term Loans will have identical terms to the Initial Term Loans, as amended by this Amendment;

E.             the Second Incremental Commitment shall terminate upon funding of the Second Incremental Term Loans; and

F.             the Borrower shall use the proceeds of the Second Incremental Term Loans (i) to pay transaction fees and expenses related thereto and in connection with this Amendment and (ii) for other general corporate purposes.

SECTION II.         AMENDMENT TO EXISTING CREDIT AGREEMENT

Effective as of the Sixth Amendment Effective Date (as defined below):

A.            the Existing Credit Agreement is hereby amended by inserting the language indicated in double underlined text (indicated textually in the same manner as the following example: underlined text) in Exhibit A hereto and by deleting the language indicated by strikethrough text (indicated textually in the same manner as the following example: ~~stricken text~~) in Exhibit A hereto; provided that, notwithstanding anything to the contrary in this Amendment, the Existing Credit Agreement, the Credit Agreement or any other Loan Document, the amendment to the definition of “VAE” in the Existing Credit Agreement indicated in Exhibit A hereto shall be effective as of December 10, 2025;

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B.            Annex A (Lender Commitments) to the Existing Credit Agreement is hereby amended by replacing such Annex with that attached as Exhibit B hereto;

C.            Exhibit B-1 (Form of Borrowing Base Certificate) to the Existing Credit Agreement is hereby amended by replacing such Exhibit with that attached as Exhibit C hereto;

D.            Exhibit P-1 (Form of Compliance Certificate) to the Existing Credit Agreement is hereby amended by replacing such Exhibit with that attached as Exhibit D hereto;

E.             Exhibit 11.3 (Addresses and Information for Notices) to the Existing Credit Agreement is hereby amended by replacing such Exhibit with that attached as Exhibit E hereto;

F.            Schedule C-1 (Borrowing Base Eligible Assets) and Schedule C-2 (Borrowing Base Debt Subsidiaries) to the Existing Credit Agreement are hereby amended by replacing each such Schedule with that attached as Exhibit F-1 and Exhibit F-2, respectively, hereto; and

G.            except as set forth above, all other Annexes, Schedules and the Exhibits to the Existing Credit Agreement shall not be amended, modified, supplemented or otherwise affected (unless amended pursuant to this Amendment).

SECTION III.        CONDITIONS TO EFFECTIVENESS

This Amendment shall become effective as of the date hereof upon the satisfaction of all of the following conditions precedent (the date of satisfaction of such conditions being referred to herein as the “Sixth Amendment Effective Date”):

A.            Executed Counterparts. The Agents and the Lenders (or their counsel) shall have received this Amendment, duly executed and delivered by each party thereto;

B.            A&R Agent Fee Letter. The Agents shall have received the Amended and Restated Fee Letter, duly executed and delivered by the Borrower, and the Agent shall have received the payment due as set forth therein;

C.            Notes. The Borrower shall execute and deliver Notes to each Second Incremental Term Lender requesting such Notes (which may be in the form of an amendment and restatement);

D.            Secretary’s Certificate. The Agents and the Lenders (or their counsel) shall have received a certificate of each Loan Party, dated as of the Sixth Amendment Effective Date and executed by a Responsible Officer of such Loan Party, which shall (i) certify the resolutions of its member, board of directors or other governing body authorizing the execution, delivery and performance of this Amendment and the other Loan Documents to which it is a party, (ii) identify by name and title and bear the signatures of the officers of such Person authorized to sign this Amendment and the other Loan Documents to which it is a party and (iii) contain appropriate attachments, including the Governing Documents of each Person certified, if applicable, by the relevant authority of the jurisdiction of incorporation, organization or formation of such Person and a good standing certificate as of a recent date for each Person from its jurisdiction of incorporation, organization or formation;

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E.             Closing Certificate. The Agents and the Lenders (or their counsel) shall have received a certificate of a Responsible Officer of the Borrower certifying the conditions specified in clauses (i) through (iii) of Section 2.15(d) of the Credit Agreement and clauses K. and L. of this Section III;

F.             Request for Borrowing. The Agents shall have received a Request for Borrowing with respect to the Second Incremental Term Loans to be advanced on the Sixth Amendment Effective Date;

G.            Opinions. The Agents and the Lenders (or their counsel) shall have received opinions of (i) Mayer Brown LLP, New York and Delaware counsel for the Loan Parties and (ii) Miles & Stockbridge P.C., Maryland counsel for the Loan Parties, addressed to the Agents and each Lender and dated as of the Sixth Amendment Effective Date, in form and substance reasonably satisfactory to the Agent and the Lenders and covering tax and such other matters relating to this Amendment as the Agents or the Lenders may reasonably request;

H.            Results of Lien Searches. The Lenders (or their counsel) shall have received the results of a recent lien, tax lien, judgment and litigation search in each of the jurisdictions or offices in which UCC financing statements or other filings or recordations should be made to evidence or perfect security interests in all assets of the Loan Parties and the Negative Subsidiary Pledgor (or would have been made at any time during the five years immediately preceding the Sixth Amendment Effective Date to evidence or perfect Liens on any assets of the Loan Parties and the Negative Subsidiary Pledgors), and such search shall reveal no Liens or judgments on any of the assets of the Loan Parties and the Negative Subsidiary Pledgor, except for Permitted Liens;

I.              Fees and Expenses. The Borrower shall have paid to each Lender a non-refundable amendment fee in the amount of 0.50% of the outstanding principal amount of such Lender’s Loans on the Sixth Amendment Effective Date and the Borrower shall have paid all Lender Group Expenses, including payment of any reasonable legal fees for counsel to Lenders and the Administrative Agent, incurred in connection with the transactions evidenced by this Amendment for which the Borrower received an invoice at least one (1) Business Day prior to the Sixth Amendment Effective Date;

J.             Borrowing Base Certificate. The Borrower shall have delivered a Borrowing Base Certificate (as amended by this Amendment) to the Agents and the Lenders (or their counsel) on or prior to the Sixth Amendment Effective Date;

K.            Representations and Warranties. The representations and warranties of the Loan Parties contained in the Loan Documents shall be true and correct on the Sixth Amendment Effective Date in all material respects (except that such materiality qualifier shall not be applicable to any representation or warranty to the extent that such representation or warranty is qualified or modified by materiality) on and as of the Sixth Amendment Effective Date as though made on and as of such date (except to the extent that such representations and warranties solely relate to an earlier date);

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L.             No Event of Default or Default. No Event of Default or Default shall have occurred and be continuing on the Sixth Amendment Effective Date, nor shall either result from the effectiveness of this Amendment on the Sixth Amendment Effective Date, or the incurrence of the Second Incremental Term Loans and the consummation of the other transactions contemplated by this Amendment; and

M.           Schedules to Security Agreement. The Agents and the Lenders (or their counsel) shall have received Schedules 1 through 9 to the Security Agreement, updated as of the Sixth Amendment Effective Date. The Agents and the Lenders hereby irrevocably confirm that delivery of the Schedules attached as Exhibit G hereto satisfies this condition precedent.

SECTION IV.       REPRESENTATIONS AND WARRANTIES

Each Loan Party represents and warrants that as of the Sixth Amendment Effective Date:

A.           such Loan Party has all requisite power and authority to execute and deliver this Amendment and the other Loan Documents to which it is a party. Such Loan Party has all governmental licenses, authorizations, consents, and approvals necessary to own and operate its Assets and to carry on its businesses as now conducted and as proposed to be conducted, other than licenses, authorizations, consents, and approvals that are not currently required or the failure to obtain which could not reasonably be expected to be materially adverse to any Lender. The execution, delivery, and performance of this Amendment and the other Loan Documents have been duly authorized by such Loan Party and all necessary limited liability company or corporate action, as applicable, in respect thereof has been taken, and the execution, delivery, and performance thereof do not require any other material consent or approval of any other Person that has not been obtained;

B.            this Amendment and the other Loan Documents to which such Loan Party is a party, when executed and delivered by such Loan Party, will constitute the legal, valid, and binding obligations of such Loan Party, enforceable against such Loan Party in accordance with their terms except as the enforceability hereof or thereof may be affected by: (a) bankruptcy, insolvency, reorganization, moratorium, or other similar laws affecting the enforcement of creditors’ rights generally, and (b) equitable principles of general applicability (whether considered in a proceeding in equity or law);

C.            the execution, delivery, and performance by such Loan Party of this Amendment and the other Loan Documents to which such Loan Party is a party, do not and will not: (a) violate (i) in any material respect any provision of any federal (including the Exchange Act), state or local law, rule, or regulation (including Regulations T, U, and X of the Federal Reserve Board) binding on any Loan Party, (ii) in any material respect any order of any Governmental Authority, court, arbitration board or tribunal binding on any Loan Party or (iii) the Governing Documents of any Loan Party, (b) contravene any provisions of, result in a breach of, constitute (with the giving of notice or the lapse of time) a default under, or result in the creation of any Lien (other than Liens granted by the Loan Parties to the Collateral Agent, for the benefit of the Secured Parties, to secure the Obligations under the Credit Agreement) upon any of the Assets of any Loan Party pursuant to any Material Agreement, (c) require termination of any Material Agreement, or (d) constitute a tortious interference with any material Contractual Obligation of the Borrower or its Subsidiaries; and

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D.            no Default or Event of Default has occurred and is continuing, or would immediately result from giving effect to the transactions contemplated hereby on the Sixth Amendment Effective Date, including the incurrence of the Second Incremental Term Loans.

SECTION V.        POST-CLOSING OBLIGATIONS

No later than five (5) Business Days after the Sixth Amendment Effective Date, the Borrower shall deliver to the Second Incremental Term Lenders (or their counsel) original copies of the wet-ink signatures of the Borrower to the Notes. The failure to have delivered any such signature pages by the dates set forth above shall be an Event of Default.

SECTION VI.       MISCELLANEOUS

A.            Reference to and Effect on the Credit Agreement and the Other Loan Documents.

(i)            This Amendment shall constitute a Loan Document for purposes of each of the Credit Agreement, this Amendment and the other Loan Documents and on and after the Sixth Amendment Effective Date, each reference in the Credit Agreement to “this Agreement”, “hereunder”, “hereof”, “herein” or words of like import referring to the Credit Agreement, and each reference in the other Loan Documents to the “Credit Agreement”, “thereunder”, “thereof” or words of like import referring to the Credit Agreement shall mean and be a reference to the Credit Agreement.

(ii)           Except as specifically amended by this Amendment, the Credit Agreement and the other Loan Documents shall remain in full force and effect and are hereby ratified and confirmed.

(iii)          The execution, delivery and performance of this Amendment shall not constitute a waiver of any provision of, or operate as a waiver of any right, power or remedy of the Administrative Agent, the Collateral Agent, the Lenders or any other secured party under the Credit Agreement or any of the other Loan Documents.

B.            Reaffirmation. The Borrower and each of the other Loan Parties as debtor, grantor, pledgor, guarantor, assignor, or in any other similar capacity in which such Loan Party grants liens or security interests in its property or otherwise acts as accommodation party or guarantor, as the case may be, hereby (i) ratifies and reaffirms all of its payment and performance obligations, contingent or otherwise, under each of the Loan Documents to which it is a party (after giving effect to the incurrence of the Second Incremental Term Loans) and (ii) except as expressly set forth in this Amendment, to the extent such Loan Party granted liens on or security interests in any of its property pursuant to any such Loan Document as security for or otherwise guaranteed the Obligations under or with respect to the Loan Documents, ratifies and reaffirms such guarantee and grant of security interests and liens and confirms and agrees that such security interests and liens hereafter secure all of the Obligations as amended hereby (including the incurrence of the Second Incremental Term Loans). Each of the Loan Parties hereby consents to this Amendment and acknowledges that each of the Loan Documents remains in full force and effect and is hereby ratified and reaffirmed. Except as otherwise expressly contemplated hereby, the execution of this Amendment shall not operate as a waiver of any right, power or remedy of the Agents or Lenders, or constitute a waiver of any provision of any of the Loan Documents.

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C.            Headings. Section headings used in this Amendment are for convenience of reference only and are not to affect the construction hereof or to be taken in consideration in the interpretation hereof.

D.            GOVERNING LAW. THIS AMENDMENT SHALL BE DEEMED TO HAVE BEEN MADE IN THE STATE OF NEW YORK AND THE VALIDITY OF THIS AMENDMENT, AND THE CONSTRUCTION, INTERPRETATION, AND ENFORCEMENT HEREOF AND THEREOF, AND THE RIGHTS OF THE PARTIES THERETO SHALL BE DETERMINED UNDER, GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH THE LAW OF THE STATE OF NEW YORK.

E.             JURISDICTION AND VENUE. TO THE EXTENT THEY MAY LEGALLY DO SO, THE PARTIES HERETO AGREE THAT ALL ACTIONS, SUITS, OR PROCEEDINGS ARISING BETWEEN ANY MEMBER OF THE LENDER GROUP OR THE BORROWER AND ITS SUBSIDIARIES IN CONNECTION WITH THIS AMENDMENT SHALL BE TRIED AND LITIGATED ONLY IN THE STATE OR FEDERAL COURTS LOCATED IN THE COUNTY OF NEW YORK, STATE OF NEW YORK; PROVIDED HOWEVER THAT ANY SUIT SEEKING ENFORCEMENT AGAINST ANY COLLATERAL OR OTHER PROPERTY MAY BE BROUGHT AT ANY AGENT’S OPTION, IN THE COURTS OF ANY JURISDICTION WHERE ANY AGENT ELECTS TO BRING SUCH ACTION TO THE EXTENT SUCH COURTS HAVE IN PERSONAM JURISDICTION OVER THE RELEVANT OBLIGOR OR IN REM JURISDICTION OVER SUCH COLLATERAL OR OTHER PROPERTY. THE BORROWER AND ITS SUBSIDIARIES AND EACH MEMBER OF THE LENDER GROUP, TO THE EXTENT THEY MAY LEGALLY DO SO, HEREBY WAIVE ANY RIGHT EACH MAY HAVE TO ASSERT THE DOCTRINE OF FORUM NON CONVENIENS OR TO OBJECT TO VENUE TO THE EXTENT ANY PROCEEDING IS BROUGHT IN ACCORDANCE WITH THIS SECTION AND STIPULATE THAT THE STATE AND FEDERAL COURTS LOCATED IN THE COUNTY OF NEW YORK, STATE OF NEW YORK SHALL HAVE IN PERSONAM JURISDICTION AND VENUE OVER SUCH PERSON FOR THE PURPOSE OF LITIGATING ANY SUCH DISPUTE, CONTROVERSY, OR PROCEEDING ARISING OUT OF OR RELATED TO THIS AMENDMENT. TO THE EXTENT PERMITTED BY LAW, SERVICE OF PROCESS SUFFICIENT FOR PERSONAL JURISDICTION IN ANY ACTION AGAINST BORROWER OR ANY MEMBER OF THE LENDER GROUP MAY BE MADE BY REGISTERED OR CERTIFIED MAIL, RETURN RECEIPT REQUESTED, TO ITS ADDRESS INDICATED ON EXHIBIT 11.3 ATTACHED TO THE AMENDED AGREEMENT.

F.            WAIVER OF TRIAL BY JURY. THE BORROWER AND ITS SUBSIDIARIES AND EACH MEMBER OF THE LENDER GROUP, TO THE EXTENT THEY MAY LEGALLY DO SO, HEREBY EXPRESSLY WAIVE ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION, CAUSE OF ACTION, OR PROCEEDING ARISING UNDER OR WITH RESPECT TO THIS AMENDMENT, OR IN ANY WAY CONNECTED WITH, OR RELATED TO, OR INCIDENTAL TO, THE DEALINGS OF THE PARTIES HERETO WITH RESPECT TO THIS AMENDMENT, OR THE TRANSACTIONS RELATED HERETO OR THERETO, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND IRRESPECTIVE OF WHETHER SOUNDING IN CONTRACT, TORT, OR OTHERWISE. TO THE EXTENT THEY MAY LEGALLY DO SO, THE BORROWER AND ITS SUBSIDIARIES AND EACH MEMBER OF THE LENDER GROUP HEREBY AGREE THAT ANY SUCH CLAIM, DEMAND, ACTION, CAUSE OF ACTION, OR PROCEEDING SHALL BE DECIDED BY A COURT TRIAL WITHOUT A JURY AND THAT ANY PARTY HERETO MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS SECTION WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE OTHER PARTY OR PARTIES HERETO TO WAIVER OF ITS OR THEIR RIGHT TO TRIAL BY JURY.

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G.            Severability. Any provision of this Amendment that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

H.            Counterparts; Electronic Execution.

(i)            This Amendment may be executed by one or more of the parties to this Amendment on any number of separate counterparts, and all of said counterparts taken together shall be deemed to constitute one and the same instrument. Delivery of an executed signature page of this Amendment or any document or instrument delivered in connection herewith by facsimile transmission or electronic image scan transmission (e.g., PDF) shall be effective as delivery of a manually executed counterpart of this Amendment or such other document or instrument, as applicable.

(ii)           The words “execution,” “signed,” “signature,” and words of like import in any Assignment and Assumption shall be deemed to include electronic signatures or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act.

I.              No Novation. By its execution of this Amendment, each of the parties hereto acknowledges and agrees that the terms of this Amendment do not constitute a novation, but, rather, a supplement of the terms of a pre-existing indebtedness and related agreement, as evidenced by the Credit Agreement.

[Remainder of Page Intentionally Blank; Signature Pages Follow]

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MY WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered by their respective officers thereunto duly authorized as of the date first written above.

LUMENT FINANCE TRUST, INC., a Maryland corporation, as Borrower

By:	/s/ James A. Briggs
Name:	James A. Briggs
Title:	Chief Financial Officer

FIVE OAKS ACQUISITION CORP., a Delaware corporation, as Guarantor

By:	/s/ James A. Briggs
Name:	James A. Briggs
Title:	Chief Financial Officer and Treasurer

LUMENT CMT EQUITY, LLC, a Delaware limited liability company, as Guarantor

By:	/s/ James A. Briggs
Name:	James A. Briggs
Title:	Chief Financial Officer

Sixth Amendment Signature Page

CORTLAND CAPITAL MARKET SERVICES LLC, as Administrative Agent and Collateral Agent

By:	/s/ Pinju Chiu
Name:	Pinju Chiu
Title:	Associate Counsel

Sixth Amendment Signature Page

LENDERS:

JPMORGAN GLOBAL BOND OPPORTUNITIES FUND

By:	J.P. Morgan Investment Management Inc., its Investor Advisor

By:	/s/ Andrew Melchiorre
Name:	Andrew Melchiorre
Title:	Managing Director

JPMORGAN INCOME FUND

By:	J.P. Morgan Investment Management Inc., its Investor Advisor

By:	/s/ Andrew Melchiorre
Name:	Andrew Melchiorre
Title:	Managing Director

JPMORGAN CORE PLUS BOND FUND

By:	J.P. Morgan Investment Management Inc., its Investor Advisor

By:	/s/ Andrew Melchiorre
Name:	Andrew Melchiorre
Title:	Managing Director

Sixth Amendment Signature Page

COMMINGLED PENSION TRUST FUND (CORE PLUS BOND) OF JPMORGAN CHASE BANK, N.A.

By:	J.P. Morgan Investment Management Inc., its Investor Advisor

By:	/s/ Andrew Melchiorre
Name:	Andrew Melchiorre
Title:	Managing Director

VARIABLE PORTFOLIO - PARTNERS CORE BOND FUND, A SERIES OF COLUMBIA FUNDS VARIABLE SERIES TRUST II

By:	J.P. Morgan Investment Management Inc., its Investor Advisor

By:	/s/ Andrew Melchiorre
Name:	Andrew Melchiorre
Title:	Managing Director

Sixth Amendment Signature Page

Annex A

Second Incremental Term Loans

Second Incremental Term Lender	Second Incremental Commitment
JPMorgan Global Bond Opportunities Fund	$282,722.51
JPMorgan Income Fund	$329,842.94
JPMorgan Core Plus Bond Fund	$1,260,471.20
Commingled Pension Trust Fund (Core Plus Bond) of JPMorgan Chase Bank, N.A.	$282,722.51
Variable Portfolio – Partners Core Bond Fund, A Series of Columbia Funds Variable Series Trust II	$94,240.84
Total	$2,250,000.00

Exhibit A

Credit Agreement

EXHIBIT A TO SIXTH AMENDMENT

CREDIT AND GUARANTY AGREEMENT

by and among

~~HUNT COMPANIES~~LUMENT FINANCE TRUST, INC.

as Borrower,

FIVE OAKS ACQUISITION CORP. AND ~~HUNT~~LUMENT CMT EQUITY, LLC

as Guarantors,

THE LENDERS PARTIES HERETO FROM TIME TO TIME

as the Lenders,

CORTLAND CAPITAL MARKET SERVICES LLC,

together with its successors and assigns

as the Administrative Agent

and

CORTLAND CAPITAL MARKET SERVICES LLC,

together with its successors and assigns

as the Collateral Agent

Dated as of January 15, 2019

(continued)

Page

4.4	Binding Agreements	56
4.5	Other Agreements	56
4.6	Litigation: Adverse Facts and Compliance with Laws	57
4.7	Government Consents	58
4.8	Title to Assets; Liens	58
4.9	ERISA	58
4.10	Payment of Taxes	58
4.11	Governmental Regulation	58
4.12	Disclosure	59
4.13	Debt	59
4.14	Existing Defaults	59
4.15	No Material Adverse Effect	59
4.16	Security Documents	59
4.17	Solvency	60
4.18	Use of Proceeds	60
4.19	Anti-Corruption and Anti-Money Laundering Laws and Sanctions	60
4.20	REIT Status; Loan Party Tax Status	61
4.21	Ownership	61
4.22	Borrower Financial Covenants	61
ARTICLE V.	AFFIRMATIVE COVENANTS OF THE BORROWER	61
5.1	Accounting Records and Inspection	61
5.2	Financial Statements	62
5.3	Certificates; Other Information	62
5.4	Existence	63
5.5	Payment of Taxes and Claims	63
5.6	Compliance with Laws and Material Contractual Obligations	63
5.7	Further Assurances	64
5.8	Payment of Obligations	64
5.9	Maintenance of Insurance	64
5.10	Maintenance of Property and Licenses	64

(continued)

Page

5.11	Covenant to Guarantee Obligations and Give Security	64
5.12	ERISA	64
5.13	Post-Closing Items	65
5.14	REIT Status	65
5.15	Cash Management	65
ARTICLE VI.	NEGATIVE COVENANTS OF THE BORROWER	66
6.1	Debt	66
6.2	Liens	68
6.3	Debt Prepayments	69
6.4	Dividends	69
6.5	Restriction on Fundamental Changes	70
6.6	Sale of Assets	70
6.7	Transactions with Shareholders and Affiliates	71
6.8	Conduct of Business	71
6.9	Amendments or Waivers of Certain Documents; Actions Requiring the Consent of the Agents	71
6.10	Limitation on Negative Pledges	71
6.11	Margin Regulation	72
6.12	Financial Covenants	72
6.13	Plans	74
6.14	Change of Servicer and Special Servicer	74
ARTICLE VII.	EVENTS OF DEFAULT AND REMEDIES	74
7.1	Events of Default	74
7.2	Remedies	77
7.3	Borrower’s Right to Cure	77
7.4	Borrower Covenants in the Event of Default Due to REIT Status	78
ARTICLE VIII.	EXPENSES AND INDEMNITIES	78
8.1	Expenses	78
8.2	Indemnity	79
ARTICLE IX.	ASSIGNMENT AND PARTICIPATIONS	80

(continued)

Page

9.1	Successors and Assigns Generally	80
ARTICLE X.	AGENT; THE LENDER GROUP	85
10.1	Appointment and Authorization of Agent	85
10.2	Delegation of Duties	86
10.3	General Immunity	86
10.4	Reliance by Agent	87
10.5	Knowledge of Defaults/Events of Default	88
10.6	Credit Decision	88
10.7	Costs and Expenses; Indemnification	89
10.8	Agent in Individual Capacity	89
10.9	Successor Agent	90
10.10	Lender in Individual Capacity	91
10.11	Withholding Taxes	91
10.12	Collateral and Guarantor Matters	94
10.13	Restrictions on Actions by Lenders; Sharing of Payments	96
10.14	Agency for Perfection	97
10.15	Payments by Agent to the Lenders	97
10.16	Concerning the Collateral and Related Loan Documents	97
10.17	Field Examinations and Examination Reports; Confidentiality; Disclaimers by Lenders; Other Reports and Information	97
10.18	Several Obligations; No Liability	98
10.19	[Reserved]	98
10.20	Representations and Warranties of each Agent	99
ARTICLE XI.	MISCELLANEOUS	101
11.1	No Waivers, Remedies	101
11.2	Waivers and Amendments	101
11.3	Notices	103
11.4	Release of Borrowing Base Eligible Assets	103
11.5	Valuation Confirmation Process	103
11.6	Headings	105

(continued)

Page

11.7	Execution in Counterparts; Effectiveness	105
11.8	GOVERNING LAW	105
11.9	JURISDICTION AND VENUE	105
11.10	WAIVER OF TRIAL BY JURY	106
11.11	Independence of Covenants	106
11.12	Confidentiality	106
11.13	Complete Agreement	107
11.14	Severability	107
11.15	PATRIOT Act Notice	108
ARTICLE XII.	THE GUARANTY	108
12.1	The Guarantee	108
12.2	Obligations Unconditional	109
12.3	Reinstatement	110
12.4	Certain Additional Waivers	110
12.5	Remedies	111
12.6	Rights of Contribution	111
12.7	Guaranty of Payment; Continuing Guarantee	111
12.8	Representations and Warranties of each Guarantor	111

CREDIT AND GUARANTY AGREEMENT

THIS CREDIT AND GUARANTY AGREEMENT, dated as of January 15, 2019, is entered into by and among, on the one hand, the lenders identified on the signature pages hereof, CORTLAND CAPITAL MARKET SERVICES LLC (“Cortland”), as the administrative agent for the Lenders (in such capacity, together with its successors and permitted assigns in such capacity, “Administrative Agent”), and as the collateral agent for the Lenders (in such capacity, together with its successors and permitted assigns in such capacity, “Collateral Agent” and, together with the Administrative Agent, the “Agents”), and, on the other hand, ~~HUNT COMPANIES~~LUMENT FINANCE TRUST, INC., a Maryland corporation (“Borrower”), FIVE OAKS ACQUISITION CORP., a Delaware corporation (“FOAC”), ~~HUNT~~LUMENT CMT EQUITY, LLC, a Delaware limited liability company (“~~Hunt~~Lument CMT Equity” and together with FOAC, the “Guarantors” and each individually a “Guarantor”).

The parties agree as follows:

ARTICLE I.

DEFINITION AND CONSTRUCTION

1.1           Definitions. For purposes of this Agreement (as defined below), the following initially capitalized terms shall have the following meanings:

“Additional Lender” has the meaning set forth in Section 2.15(b).

“Adjusted EBITDA” means, for any period, for Borrower and its Subsidiaries on a consolidated basis, an amount equal to (a) GAAP net income plus (i) realized and unrealized losses, (ii) interest expenses, (iii) depreciation and amortization, (iv) taxes, (vi) other non-cash expenses considered to be non-operating in nature minus (b)(i) interest expense on warehousing debt and securitizations and (ii) realized and unrealized gains.

“Administrative Agent” has the meaning set forth in the preamble to this Agreement.

“Administrative Questionnaire” means an Administrative Questionnaire in a form supplied by the Administrative Agent.

“Affiliate” means, with respect to any Person, any other Person which, directly or indirectly, controls, is controlled by, or is under common control with, such Person. For purposes of this definition, “control” (together with the correlative meanings of “controlled by” and “under common control with”) means possession, directly or indirectly, of the power (a) to vote 15% or more of the securities (on a fully diluted basis) having ordinary voting power for the directors or managing general partners (or their equivalent) of such Person, or (b) to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by contract, or otherwise; provided, that no issuer of a Specified Third Party Securitization shall be considered an “Affiliate” of such Person; provided, further, that ~~OREC~~Lument Investment Management, LLC and its affiliates shall not be considered an “Affiliate” of the Borrower or any of its subsidiaries.

“Agency” means The Federal National Mortgage Association, The Federal Home Loan Mortgage Corporation, The Government National Mortgage Association, the Federal Housing Administration, a division of HUD, and including the Federal Housing Commissioner and the Secretary of HUD where appropriate under the FHA Regulations, United States Department of Housing and Urban Development, Consumer Financial Protection Bureau, an agency of the United States, the U.S. Department of Veterans Affairs, an executive branch department of the United States of America headed by the Secretary of Veterans Affairs, or any successor of the foregoing.

“Agent” or “Agents” has the meaning set forth in the preamble to this Agreement.

“Agent’s Account” means a Deposit Account as designated in writing by the applicable Agent to the Borrower and the Lenders form time to time.

“Agent Fee Letter” means that certain fee letter agreement dated as of the Closing Date by and between Borrower and Cortland, as it may be amended, modified or amended and restated from time to time.

“Agent-Related Persons” means any Agent, together with its Affiliates, partners, directors, officers, employees, agents, trustees, administrators, managers, advisors and representatives.

“Agreement” means this Credit and Guaranty Agreement by and among the Borrower, the Guarantors, the Lenders and the Agents, together with all exhibits and schedules hereto.

“Anticipated Repayment Date” means February ~~14~~20, ~~2025~~2029.

“Anti-Corruption Laws” means all laws, rules, and regulations of any jurisdiction applicable to any Loan Party from time to time concerning or relating to bribery or corruption, including without limitation the United States Foreign Corrupt Practices Act of 1977, as amended and other similar legislation in any other jurisdictions.

“Anti-Money Laundering Laws” means applicable laws or regulations in any jurisdiction in which the Borrower or any Loan Party is located or doing business that relates to money laundering, any predicate crime to money laundering, or any financial record keeping and reporting requirements related thereto.

“Applicable Advance Rate” means, for each Borrowing Base Eligible Asset, the percentage as set forth below:

Senior Commercial Real Estate Loan

Multi-Family:	80%

Non-Multi-Family:	75%

Senior Commercial Real Estate Construction Loan

Multi-Family:	65%

Non-Multi-Family:	60%

Subordinated Commercial Real Estate Loan:	50%

Preferred Equity Investment:	45%

Borrowing Base Subsidiary ~~and Borrowing Base Debt Subsidiary~~:	50%

Borrowing Base Debt Subsidiary:	45%

Initial MSRs:	40%

MSRs (other than Initial MSRs):	50%

Cash:	100%

The Applicable Advance Rate for a Borrowing Base Eligible Asset comprised of equity interests in a Borrowing Base Subsidiary (other than a Borrowing Base Debt Subsidiary) shall be determined and applied with respect to each Mortgage Asset held by such Borrowing Base Subsidiary based on the Applicable Advance Rates applicable to such type of Mortgage Asset as set forth above.

“Application Event” means the occurrence of (a) a failure by the Borrower to repay in full all of the Obligations on the Maturity Date, or (b) an Event of Default and the election by the Required Lenders to require that payments and Proceeds of Collateral be applied pursuant to Section 2.3(a)(ii)(E) and (F) of this Agreement.

“Approved Fund” means any fund that is administered or managed by (a) a Lender, (b) an Affiliate of a Lender, (c) an entity or an Affiliate of an entity that administers or manages a Lender or (d) an entity that is managed or advised by the investment manager or investment advisor of a Lender.

“Asset” means any interest of a Person in any kind of property or asset, whether real, personal, or mixed real and personal, or whether tangible or intangible; provided, that “Assets” shall be determined without regard to the effects of consolidation of any issuer of a Specified Third Party Securitization on the financial statements of such Person under Accounting Standards Codification Section 810, as amended, modified or supplemented from time to time, or otherwise under GAAP.

“Asset Coverage Ratio” means, as of any date of determination, the ratio of (a) the Borrowing Base to (b) the aggregate principal amount of funded and outstanding Loans.

“Assigned Value” means, as of any date of determination, as to any single asset included as a Borrowing Base Eligible Asset, the value of such Borrowing Base Eligible Asset as of such date of determination as set forth below:

(a)	at any time prior to the occurrence of a VAE:

(i)	which is a Mortgage Asset shall, in each case, be the current outstanding principal balance of such Borrowing Base Eligible Asset (not taking into account any amounts held in reserves in respect of such Mortgage Asset);

(ii)	which is comprised of the equity interests of a Borrowing Base Debt Subsidiary shall be the excess of (A) the current outstanding principal balance of the Mortgage Assets held by such Borrowing Base Debt Subsidiary plus any restricted cash held in the Borrowing Base Debt Subsidiary (not taking into account any amounts held in reserves) over (B) the current outstanding principal balance of the associated Warehousing Debt, Securitization Indebtedness and/or all other debt outstanding owed related to such Mortgage Assets (not taking into account any amounts held in reserves in respect of the related Mortgage Assets); provided, that only debt to unaffiliated third parties shall be taken into account for purposes of clause (B) so long as any debt owed to Affiliates of the Borrower is pledged as Collateral (directly or indirectly) to the Collateral Agent for the benefit of the Lenders;

(iii)	which is comprised of the equity interests of a Borrowing Base Subsidiary that is not a Borrowing Base Debt Subsidiary, shall be the current outstanding principal balance of the Mortgage Assets held by such Borrowing Base Subsidiary (not taking into account any amounts held in reserves in respect of the related Mortgage Assets, outstanding Debt and other liabilities);

(iv)	which are MSRs, the aggregate fair market value of such MSRs, determined by the MSR Valuation Agent, on a quarterly basis (which market value shall be subject to the Valuation Confirmation Process, except that (1) any valuations shall be provided by a MSR Valuation Agent and (2) such Valuation Confirmation Process shall occur regardless of whether or not a VAE has occurred); and

(v)	for all other Borrowing Base Eligible Assets, the current outstanding principal balance of such Borrowing Base Eligible Assets (not taking into account any amounts held in reserves in respect of such Borrowing Base Eligible Assets, outstanding Debt and other liabilities).

(b)            At any time following the occurrence of a VAE, the “Assigned Value” in respect of any Borrowing Base Eligible Asset:

(i)	which is either a Subordinated Commercial Real Estate Loan or Preferred Equity Investment and has experienced a VAE under clause (i) or (ii) of the definition thereof, for the first thirty (30) days after the VAE, 50% times the Assigned Value determined pursuant to clause (a)(i) above and, thereafter for so long as such VAE continues to apply, zero (unless a valuation by a Valuation Agent has been obtained by the Borrower, in which case, the Assigned Value shall be the product of (1) Determined Valuation of the underlying mortgaged property multiplied by (2) the loan to value ratio of such Borrowing Base Eligible Asset as of its origination date);

(ii)	which is either a Subordinated Commercial Real Estate Loan or Preferred Equity Investment and has experienced a VAE under clause (iii), (iv) or (vi) of the definition thereof, for the first thirty (30) days after the VAE, 75% times the Assigned Value determined pursuant to clause (a)(i) above and, thereafter for so long as such VAE continues to apply, zero (unless a valuation by a Valuation Agent has been obtained by the Borrower, in which case, the Assigned Value shall be the product of (1) Determined Valuation of the underlying mortgaged property multiplied by (2) the loan to value ratio of such Borrowing Base Eligible Asset as of its origination date);

(iii)	which is comprised of the equity interests of a Borrowing Base Debt Subsidiary and has experienced a VAE under clause (i) or (ii) of the definition thereof (and which Assigned Value shall only be applied to the particular underlying Mortgage Asset(s) which has experienced a VAE), for the first thirty (30) days after such VAE, 50% times the Assigned Value determined pursuant to clause (a)(ii) above and, thereafter for so long as such VAE continues to apply, zero (unless a valuation by a Valuation Agent has been obtained by the Borrower with respect to each affected Mortgage Asset, in which case, the Assigned Value shall be determined in accordance with clause (a)(ii) above with respect to the affected Mortgage Assets except that the following calculation shall be used for purposes of clause (a)(ii)(A) above: the product of (1) Determined Valuation multiplied by (2) loan to value ratio of such Borrowing Base Eligible Asset as of its origination date);

(iv)	which is comprised of the equity interests of a Borrowing Base Debt Subsidiary and has experienced a VAE under clause (v) of the definition thereof, clause (vi) of the definition thereof (but only to the extent the occurrence of a material modification of an Borrowing Base Eligible Asset or a Mortgage Asset held by a Borrowing Base Debt Subsidiary results in a modification that has a material adverse effect on such Borrowing Base Debt Subsidiary) or clause (vii) of the definition thereof, for the first thirty (30) days after such VAE, 75% times the Assigned Value determined pursuant to clause (a)(ii) above and, thereafter for so long as such VAE continues to apply, zero (unless a valuation by a Valuation Agent has been obtained by the Borrower with respect to each affected Mortgage Asset, in which case, the Assigned Value shall be determined in accordance with clause (a)(ii) above with respect to the affected Mortgage Assets except that the following calculation shall be used for purposes of clause (a)(ii)(A) above: the product of (1) Determined Valuation of the underlying mortgaged property multiplied by (2) the loan to value ratio of such Borrowing Base Eligible Asset as of its origination date);

(v)	which is comprised of the equity interests of a Borrowing Base Subsidiary that is not a Borrowing Base Debt Subsidiary (and which Assigned Value shall be applied only to the particular underlying Mortgage Asset(s) which has experienced a VAE), the Assigned Value shall be determined and applied with respect to each Mortgage Asset held by such Borrowing Base Subsidiary based on clauses (i), (ii), (iii), (vi) and (vii) of this section (b);

(vi)	which is either a Senior Commercial Real Estate Loan, a Senior Commercial Real Estate Construction Loan and has experienced a VAE, for the first thirty (30) days after the VAE, 90% times the Assigned Value determined pursuant to clause (a)(i) above, between thirty-one (31) days after the VAE and sixty (60) days after the VAE, 80% times the Assigned Value determined pursuant to clause (a)(i) above, between sixty-one (61) days after the VAE and ninety (90) days after the VAE, 70% times the Assigned Value determined pursuant to clause (a)(i) above and, thereafter for so long as such VAE continues to apply, zero (unless a valuation by a Valuation Agent has been obtained by the Borrower, in which case, the Assigned Value shall be the product of (1) Determined Valuation of the underlying mortgaged property multiplied by (2) the loan to value ratio of such Borrowing Base Eligible Asset as of its origination date); and (vii) which is comprised of any Borrowing Base Eligible Asset that is not covered under clauses (i) through (vi) above and has experienced a VAE, for the first thirty (30) days after the VAE, 75% times the Assigned Value determined pursuant to clause (a) above and, thereafter for so long as such VAE continues to apply, zero (unless a valuation by a Valuation Agent has been obtained by the Borrower, in which case, the Assigned Value shall be the product of (1) Determined Valuation of the underlying asset multiplied by (2) the loan to value ratio of such Borrowing Base Eligible Asset as of its origination date).

For avoidance of doubt, a Mortgage Asset in a Borrowing Base Debt Subsidiary which has experienced a VAE will only trigger a VAE for that individual Mortgage Asset and not for the entire Borrowing Base Debt Subsidiary.

~~Anything to the contrary contained in this Agreement notwithstanding, if after the occurrence of a VAE, the Borrower is unable to obtain a valuation for a Borrowing Base Eligible Asset as a result of the COVID-19 pandemic, the Assigned Value of such Borrowing Base Eligible Asset shall be the Assigned Value that is applicable from and after the occurrence of the VAE until the date that is thirty (30) days following the occurrence of such VAE pursuant to the terms hereof (such period, the “COVID Valuation Period”) and such Assigned Value shall apply until the earlier of (i) the earlier of (x) the receipt of a valuation or (y) the resolution of the VAE or (ii) sixty (60) days following the VAE, unless the Required Lenders consent to further extensions of the COVID Valuation Period; provided that the Borrower shall use commercially reasonable efforts to obtain a valuation as soon as practicable in light of the circumstances at such time and will provide the Agent with such information as the Agent may reasonably request from time to time in connection with verifying the same; provided, further that the unpaid principal balance of Borrowing Base Eligible Assets that the Borrower subjects to this paragraph and subjects to the proviso at the end of the definition of “Borrowing Base Eligible Asset” at any time shall not exceed 25% of the unpaid principal balance of all Borrowing Base Eligible Assets at such time.~~

“Assignment and Acceptance” means an Assignment and Acceptance Agreement substantially in the form of Exhibit A-1 or such other form approved by the Administrative Agent.

“B Note” means a promissory note secured by a mortgage on multi-family or commercial real estate property, which note is subordinate in right of payment to one or more separate promissory notes secured by the same property.

“Bankruptcy Code” means title 11 of the United States Code, 11 U.S.C. §§ 101 et seq., as amended or supplemented from time to time, and any successor statute, and all of the rules and regulations issued or promulgated in connection therewith.

“Bankruptcy Plan” has the meaning set forth in Section 9.1(f)(iii).

“Basel III” means the agreements on capital requirements, leverage ratio and liquidity standards contained in “Basel III: A global regulatory framework for more resilient banks and banking systems”, “Basel III: International framework for liquidity risk measurement, standards and monitoring” and “Guidance for national authorities operating the countercyclical capital buffer” published by the Basel Committee on Banking Supervision on 16 December 2010, each as amended, supplemented or restated.

“Board of Directors” means, as to any Person, the board of directors (or comparable managers) of such Person, or any committee thereof duly authorized to act on behalf of the board of directors (or comparable managers).

“Board of Governors” means the Board of Governors of the Federal Reserve System of the United States of America, or any successor thereto.

“Borrower” has the meaning set forth in the introduction to this Agreement.

“Borrower Affiliate” means any Affiliate of the Borrower (other than a natural Person, or a holding company, investment vehicle or trust for or owned and operated for the primary benefit of a natural Person or the Borrower and its Subsidiaries).

“Borrower DACA” means the deposit account control agreement by and among the Borrower, Wells Fargo and the Collateral Agent with respect to the Borrower’s deposit account number 4446769499.

“Borrower Financial Covenants” shall mean the covenants set forth in Section 6.12.

“Borrowing Base” means, as of any date of determination, the sum of the Borrowing Base Value of each Borrowing Base Eligible Asset as of such date as determined by the most recent Borrowing Base Certificate and adjusted as reflected in any Determined Valuation; provided that, at the time of origination or purchase by the Borrower or its Subsidiaries of a Borrowing Base Eligible Asset, the allocated Borrowing Base Value of any single property underlying any Borrowing Base Eligible Asset shall not comprise in excess of 10.0% of the total Borrowing Base Value of all Borrowing Base Eligible Assets (and any such excess shall be disregarded for purposes of determining the Borrowing Base); provided, further, that the Borrowing Base shall be recalculated on (i) the last day of each fiscal quarter, (ii) the date on which any Loan is requested and (iii) the date on which the Borrower has actual knowledge of a VAE.

“Borrowing Base Certificate” means a certificate, signed and certified as accurate and complete by a Responsible Officer of the Borrower, in substantially the form of Exhibit B-1.

“Borrowing Base Debt Subsidiary” means any Subsidiary of the Borrower that has associated Warehousing Debt, Securitization Indebtedness or other debt outstanding.

“Borrowing Base Deficiency” means the circumstance that exists in the event that the outstanding aggregate principal amount of the Loans outstanding under this Agreement exceeds the Borrowing Base on any date of determination.

“Borrowing Base Eligibility Criteria” means,

(a)            with respect to an asset which the Borrower represents and warrants is a Borrowing Base Eligible Asset:

(i)	Such asset is (x) held by the Borrower or a Subsidiary thereof (other than a Borrowing Base Subsidiary) and is (A) a Senior Commercial Real Estate Loan, (B) a Subordinated Commercial Real Estate Loan, (C) a Preferred Equity Investment (directly or indirectly) or (D) a Senior Commercial Real Estate Construction Loan, (y) an equity interest in a Borrowing Base Subsidiary that is not a Borrowing Base Debt Subsidiary, which subsidiary holds (directly or indirectly), any asset referred to in subclause (x) of this clause (i) that would otherwise qualify as Borrowing Base Eligible Asset or (z) an equity interest in a Borrowing Base Debt Subsidiary that (A) owns (directly or indirectly), any asset referred to in subclause (x) of this clause (i) that would otherwise qualify as Borrowing Base Eligible Assets and (B) to the extent the Borrowing Base Debt Subsidiary owns any asset of the type set forth in subclauses (x)(B) or (x)(C) of this clause (i), such assets do not exceed 15% of the total assets held by such subsidiary as measured by the respective outstanding principal balance of all assets held by such subsidiary, including, without limitation, any assets of the type set forth in subclauses (x)(B) or (x)(C) of this clause (i);

(ii)	such asset (or, in the case of any Borrowing Base Subsidiary, the associated Mortgage Asset), together with the underlying loan documents related thereto (A) is in full force and effect and constitutes the legal, valid and binding obligation of the obligor thereunder (subject to customary qualifications and exceptions), (B) is not subject to any material litigation or dispute and (C) contains provisions that the obligor’s payment obligations thereunder are absolute and unconditional without any right of rescission, setoff, counterclaim or defense against the holder thereof (subject to customary qualifications and exceptions);

(iii)	such asset (or, in the case of any Borrowing Base Subsidiary, the associated Mortgage Asset) and any related collateral are each in compliance in all material respects with any applicable laws (subject to customary qualifications and exceptions);

(iv)	at the time of purchase or origination (as applicable), such asset (or, in the case of any Borrowing Base Subsidiary, the associated Mortgage Asset) is not in payment default. At any time thereafter, such asset or Mortgage Asset is not in payment default after giving effect to any applicable grace, cure or notice periods (as such periods may be extended);

(v)	for any Subordinated Commercial Real Estate Loan or Preferred Equity Investment, such asset (or, in the case of any Borrowing Base Subsidiary, the associated Mortgage Asset) is eligible to be sold and does not by its terms prohibit the granting of a security interest therein, subject to Section 6.2(d);

(vi)	such asset (or, in the case of any Borrowing Base Subsidiary, the associated Mortgage Asset) does not contain a confidentiality provision that would prohibit the Agents from reviewing the asset and underlying loan documentation (notwithstanding that the Agents are advised of the confidential nature of information relating to the asset and agrees to keep such information confidential);

(vii)	the applicable Subsidiary of the Borrower has good and marketable title to, and is the sole owner of, such asset (or, in the case of any Borrowing Base Subsidiary, the associated Mortgage Asset) subject, in the case of Mortgage Assets of Borrowing Base Debt Subsidiaries, to the terms of the associated Warehousing Debt, Securitization Indebtedness or other applicable debt;

(viii)	such asset (or, in the case of any Borrowing Base Subsidiary, the associated Mortgage Asset) will not cause the Borrower to be required to register as an investment company under the Investment Company Act of 1940;

(ix)	such asset (or, in the case of any Borrowing Base Subsidiary, the associated Mortgage Asset) is not a Margin Security;

(x)	for any Subordinated Commercial Real Estate Loan or Preferred Equity Investment, whether held directly or by a Borrowing Base Subsidiary or Borrowing Base Debt Subsidiary, the loan to value percentage of all indebtedness senior to such asset (or, in the case of any Borrowing Base Subsidiary or Borrowing Base Debt Subsidiary, the associated Mortgage Asset) does not exceed 80% and the combined loan to value percentage for such asset including the subordinated mortgage loan or preferred equity does not exceed 90%;

(xi)	such asset is cash or Cash Equivalents held in a Deposit Account that is the subject of a control agreement in favor of the Collateral Agent for the benefit of the Secured Parties; provided that, any cash or Cash Equivalents pledged under Section 6.2(c) to secure Debt permitted under Section 6.1(l) shall not be a Borrowing Base Eligible Asset;

(xii)	for any Securities that are encumbered by or otherwise subject to a Permitted Collateral Lien (other than in respect to Liens arising pursuant to clauses (d) and (g) of the definition thereof) such Securities have not been encumbered by or otherwise subject to such Permitted Collateral Lien for longer than ten (10) Business Days after Borrower or any Grantor, as applicable, obtains knowledge thereof;

(xiii)	such asset (or, in the case of any Borrowing Base Subsidiary, the associated Mortgage Asset) is not secured by hotels or retail malls (other than strip centers);

(xiv)	such asset (or, in the case of any Borrowing Base Subsidiary, the associated Mortgage Asset) has been originated in accordance with the Underwriting Guidelines;

(xv)	such asset (or, in the case of any Borrowing Base Subsidiary, the associated Mortgage Asset) which is a health care bridge loan shall be eligible for takeout financing by a government sponsored agency upon completion of construction and/or business plan, as applicable;

(xvi)	such asset (or, in the case of any Borrowing Base Subsidiary, the associated Mortgage Asset) which is a Mortgage Asset backed by multi-family properties has an “as-is” loan to value ratio of no greater than 82.5% and an “as-renovated” loan to value ratio of no greater than 80%;

(xvii)	such asset (or, in the case of any Borrowing Base Subsidiary, the associated Mortgage Asset) which is a Mortgage Asset backed by non-multi-family properties has an “as-is” loan to value ratio of no greater than 80% and an “as-renovated” loan to value ratio of no greater than 75%;

(xviii)	such asset (or, in the case of any Borrowing Base Subsidiary, the associated underlying asset) which is a security must have a CUSIP number and be issued by the Borrower or its Affiliate or the Borrower’s external manager or its Affiliates and further must be collateralized by loans originated by Borrower or its Affiliate or the Borrower’s external manager or its Affiliates in accordance with the Underwriting Guidelines;

(xix)	for such assets (or, in the case of any Borrowing Base Subsidiary, the associated underlying asset) which are MSRs, (A) the Borrower or its Affiliate has obtained (continues to maintain) all required consents and approvals to service such MSRs and to pledge such MSRs to the Collateral Agent on behalf of the Lenders (with any related acknowledgment agreements (if any) in form and substance acceptable to the Required Lenders), (B) the related servicer has not received a termination notice or otherwise been terminated under the related servicing agreement and (C) with respect to the Initial MSRs only, the related Grantor shall not remove any such pool of MSRs from the Borrowing Base (in connection with a sale or otherwise) unless MSRs relating to all four of the Securitization Transactions are removed from the Borrowing Base, in each case, unless otherwise agreed to by the Required Lenders acting in their sole and absolute discretion;

(xx)	the Collateral Agent on behalf of the Lenders shall have a first priority security interest in such Borrowing Base Eligible Asset (or if a Borrowing Base Eligible Asset is held directly or indirectly by a Borrowing Base Subsidiary whose equity interests are pledged to the Collateral Agent on behalf of the Lenders, then the Collateral Agent on behalf of the Lenders shall have a first priority security interest in the equity of such Borrowing Base Subsidiary).

(b)            the Borrower represents and warrants that the Borrowing Base Eligible Assets meet the following portfolio criteria:

(i)	no more than 10% of the Borrowing Base Eligible Assets (by Assigned Value) shall be secured by non-mall retail properties;

(ii)	no single asset (or, in the case of any Borrowing Base Subsidiary, the associated Mortgage Asset) shall constitute more than 12.5% of the Borrowing Base Eligible Assets (by Assigned Value);

(iii)	no single sponsor of an asset shall constitute more than 20% of the Borrowing Base Eligible Assets (by Assigned Value);

(iv)	no more than 10% of the Borrowing Base Eligible Assets (by Assigned Value) shall be MSRs and no MSRs shall be held in a Borrowing Base Debt Subsidiary;

(v)	no more than 10% of the Borrowing Base Eligible Assets (by Assigned Value) shall be assets that are not originated by the Borrower or its Affiliates; provided that such limitation shall not apply to assets originated by Borrower’s external manager or its Affiliates;

(vi)	no more than 15% of the Borrowing Base Eligible Assets (by Assigned Value) shall constitute student housing, assisted living and other health care assets;

(vii)	no asset shall be a non-U.S. asset or an asset which is not denominated in U.S. Dollars;

(viii)	no asset shall be a participation interest in a loan for which none of the Borrower or its Affiliates or the Borrower’s external manager or its Affiliates holds majority lender status or similar voting control for the subject loan;

(ix)	no asset shall be (or represent an interest in) a subordinate or mezzanine loan in a commercial real estate construction loan;

(x)	at the time of origination or purchase by the Borrower or its Subsidiaries of any Borrowing Base Eligible Asset, the outstanding principal balance of any single property underlying any Borrowing Base Eligible Asset shall not exceed 10.0% of the aggregate outstanding principal balance of the value of all properties underlying all Borrowing Base Eligible Assets; and

(xi)	no more than 25% of the Borrowing Base Eligible Assets (by Assigned Value) in the aggregate shall be fixed rate assets; provided, however, that for purposes of calculating the concentration limits set forth in clause (b) above, the Assigned Value for any Borrowing Base Eligible Asset in a Borrowing Base Debt Subsidiary shall be used without taking into account the outstanding principal balance of the associated Warehousing Debt or Securitization Indebtedness of such Borrowing Base Debt Subsidiary.

“Borrowing Base Eligible Assets” means (a) on and from the ~~Closing~~Sixth Amendment Effective Date, the assets set forth on Schedule C-1 and (b) as of any date of determination after the ~~Closing Date, the~~Sixth Amendment Effective, the assets that (pursuant to a Borrowing Base Certificate) the Borrower has represented and warranted satisfies the Borrowing Base Eligibility Criteria (except to the extent compliance with any one or more of such Borrowing Base Eligibility Criteria is waived by the Agents in writing with respect to any such asset). In the event an asset ceases to satisfy the Borrowing Base Eligibility Criteria, it shall no longer constitute a Borrowing Base Eligible Asset; provided that ~~any Borrowing Base Eligible Asset shall not cease to satisfy the Borrowing Base Eligibility Criteria if the amended definitions of “Material Modification” and “VAE” as of the Second Amendment Effective Date apply to such Borrowing Base Eligible Asset; provided, further that~~ the unpaid principal balance of Borrowing Base Eligible Assets that the Borrower subjects to this proviso and subjects to the paragraph at the end of the definition of “Assigned Value” at any time shall not exceed 25% of the unpaid principal balance of all Borrowing Base Eligible Assets at such time.

“Borrowing Base Subsidiary” means any Subsidiary of the Borrower whose equity interests constitute Borrowing Base Eligible Assets pursuant to subclauses (i)(x), (i)(y) or (i)(z) of the definition of Borrowing Base Eligibility Criteria and shall include, without limitation, all Borrowing Base Debt Subsidiaries listed on Schedule C-2.

“Borrowing Base Value” means, with respect to any Borrowing Base Eligible Asset as of any date of determination, the sum of (a) product of (x) the Applicable Advance Rate for such Borrowing Base Eligible Asset as of such date and (y) the Assigned Value of such Borrowing Base Eligible Asset as of such date, plus (b) the consolidated unrestricted cash and Cash Equivalents of the Borrower and its Subsidiaries but only to the extent that such unrestricted cash and Cash Equivalents are (i) not already accounted for in the Assigned Value of a Borrowing Base Eligible Asset and (ii) in a Deposit Account that is the subject of a control agreement in favor of the Collateral Agent for the benefit of the Secured Parties.

“Business Day” means a day when major commercial banks are open for business in New York, New York, other than Saturdays or Sundays.

“Capital Event” means any common or preferred equity offering of the Borrower.

“Capitalized Lease Obligations” means with respect to any Person, the amount of all obligations of such Person to pay rent or other amounts under a lease of property to the extent and in the amount that such obligations are required to be classified and accounted for as a capital lease on a balance sheet of such Person in accordance with GAAP.

“Cash Cure Amount” has the meaning set forth in Section 7.3(c).

“Cash Equivalents” means (a) marketable direct obligations issued by, or unconditionally guaranteed by, the United States or issued by any agency thereof and backed by the full faith and credit of the United States, in each case maturing within 1 year from the date of acquisition thereof, (b) marketable direct obligations issued by any state of the United States or any political subdivision of any such state or any public instrumentality thereof maturing within 1 year from the date of acquisition thereof and, at the time of acquisition, having one of the two highest ratings obtainable from either Standard & Poor’s Rating Group (“S&P”) or Moody’s Investors Service, Inc. (“Moody’s”), (c) commercial paper maturing no more than two hundred seventy (270) days from the date of creation thereof and, at the time of acquisition, having a rating of at least A-1 from S&P or at least P-1 from Moody’s, (d) certificates of deposit or bankers’ acceptances maturing within 1 year from the date of acquisition thereof issued by any bank organized under the laws of the United States or any state thereof having at the date of acquisition thereof combined capital and surplus of not less than $250,000,000, (e) demand deposit accounts maintained with any bank organized under the laws of the United States or any state thereof having combined capital and surplus of not less than $1,000,000,000, so long as the amount maintained with any individual bank is less than or equal to $1,000,000 and is insured by the Federal Deposit Insurance Corporation, or larger amounts, to the extent that such amounts are covered by insurance which is reasonably satisfactory to the Required Agents, (f) demand deposit accounts maintained with any of the financial institutions listed on Schedule A-1 hereto (as may be modified from time to time with the consent of the Required Agents, which consent shall not be unreasonably withheld or delayed), Affiliates thereof, or any Lender that is a bank that is insured by the Federal Deposit Insurance Corporation, and (g) Investments in money market funds substantially all of whose assets are invested in the types of assets described in clauses (a) through (e) above.

“Change in Law” means the occurrence, after the date of this Agreement, of any of the following: (a) the adoption or taking effect of any law, rule, regulation or treaty. (b) any change in law, rule or treaty in the administration, interpretation, implementation or application thereof by any Governmental Authority or (c) the making or issuance of any request, rule, guideline or directive (whether or not having the force of law) by any Governmental Authority; provided that notwithstanding anything herein to the contrary, (x) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder or issued in connection therewith and (y) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign authorities, in each case pursuant to Basel III, shall in each case be deemed to be a “Change in Law”, regardless of the date enacted, adopted or issued.

“Change of Control Event” means the occurrence of any of the following events has occurred without the prior written approval of the Required Lenders:

(a)            any “person” or “group” (within the meaning of Section 13(d) or 14(d) of the Exchange Act) shall become, or obtain rights (whether by means of warrants, options or otherwise) to become, the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Exchange Act), directly or indirectly, of a percentage of the total voting power of all classes of capital stock of the Borrower entitled to vote generally in the election of directors, of thirty-five percent (35%) or more;

(b)            the Borrower shall cease to maintain its status as a publicly traded REIT;

(c)            the consummation of a merger or consolidation of the Borrower with or into another entity or any other reorganization of the Borrower pursuant to which the Borrower is not the surviving entity following such merger, consolidation or reorganization;

(d)            a transfer of all or substantially all of the Borrower’s Assets (excluding any transfer in connection with any Securitization Transaction or any repurchase or other similar transactions); ~~provided that, notwithstanding anything to the contrary herein, any event that does not result in a Change of Manager Event, will not constitute a Change of Control Event.~~and

(e)	any event that results in a Change of Manager Event.

“Change of Manager Event” means ~~OREC~~Lument Investment Management, LLC or any of its Affiliates ceases to be the manager of the Borrower in accordance with the terms of that certain ~~Asset~~ Management Agreement dated January ~~6~~3, 2020 (as amended from time to time, the “Asset Management Agreement”), and a replacement for such manager, which replacement shall be approved by the Required Lenders, has not occurred within ninety (90) days.

“Closing Date” means the date on which each of the conditions precedent specified in Section 3.1 have been satisfied or waived in a manner reasonably satisfactory to the Agent and the Lenders.

“Code” means the Internal Revenue Code of 1986, as amended or supplemented from time to time, and any successor statute, and all of the rules and regulations issued or promulgated in connection therewith.

“Collateral” has the meaning ascribed thereto in the Security Agreement; provided, however, that, to the extent such Collateral is denominated in a currency, such denomination shall be in Dollars.

“Collateral Agent” has the meaning set forth in the preamble to this Agreement.

“Collateral Agent’s Liens” means the Liens granted by any Loan Party to the Collateral Agent, for the benefit of the Lenders, under the Loan Documents.

“Collections” means all cash, checks, notes, instruments, and other items of payment.

“Commitments” means any Term Loan Commitment or Incremental Term ~~Loan~~ Commitment, as applicable.

“Commodity Exchange Act” means the Commodity Exchange Act (7 U.S.C. §§ 1 et seq.), as amended from time to time, and any successor statute.

“Compliance Certificate” means a certificate duly executed by a Responsible Officer of the Borrower, substantially in the form of Exhibit P-1.

“Connection Income Taxes” means Other Connection Taxes that are imposed on or measured by net income (however denominated) or that are franchise Taxes or branch profits Taxes.

“Contingent Obligation” means, as to any Person and without duplication of amounts, any written obligation of such Person guaranteeing or intended to guarantee (whether guaranteed, endorsed, co-made, discounted, or sold with recourse to such Person) any Debt, noncancellable lease, dividend, reimbursement obligations relating to letters of credit, or any other obligation that pertains to Debt, a noncancellable lease, a dividend, or a reimbursement obligation related to letters of credit (each, a “primary obligation”) of any other Person (“primary obligor”) in any manner, whether directly or indirectly, including any written obligation of such Person, irrespective of whether contingent, (a) to purchase any such primary obligation, (b) to advance or supply funds (whether in the form of a loan, advance, stock purchase, capital contribution, or otherwise) (i) for the purchase, repurchase, or payment of any such primary obligation or any Asset constituting direct or indirect security therefor, or (ii) to maintain working capital or equity capital of the primary obligor, or otherwise to maintain the net worth, solvency, or other financial condition of the primary obligor, or (c) to purchase or make payment for any Asset, securities, services, or noncancellable lease if primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation.

“Contractual Obligation” means, as applied to any Person, any indenture, mortgage, deed of trust, contract, undertaking, agreement, or other instrument to which that Person is a party or by which any of its Assets is subject.

“Cortland” has the meaning set forth in the introduction to this Agreement.

~~“COVID Change” has the meaning set forth in the definition of “Material Modification.”~~

~~“COVID Relief” has the meaning set forth in the definition of “VAE.”~~

~~“COVID Valuation Period” has the meaning set forth in the definition of “Assigned Value.”~~

“Credit Facilities” means each of (a) the Term Loan Commitments and the Initial Term Loans made thereunder and (b) the Incremental Term Commitments and the Incremental Term Loans made thereunder.

“Cure Expiration Date” has the meaning set forth in Section 7.3(a).

“Debt” means, with respect to any Person, (a) all indebtedness, whether or not represented by bonds, debentures, notes, securities, or other evidences of indebtedness, for the repayment of money borrowed, (b) all indebtedness representing deferred payment of the purchase price of property or Assets, exclusive of trade payables that are due and payable in the ordinary course of such Person’s business, (c) all Capitalized Lease Obligations of such Person and (d) all indebtedness currently due and payable under guaranties, endorsements, assumptions, or other Contingent Obligations in respect of the foregoing; provided that “Debt” shall be determined without regard to the effects of consolidation of any issuer of a Specified Third Party Securitization on the financial statements of such Person under Accounting Standards Codification Section 810, as amended, modified or supplemented from time to time, or otherwise under GAAP.

“Debt for Borrowed Money” means any Debt for borrowed money incurred in connection with corporate borrowings. For the avoidance of doubt, “Debt for Borrowed Money” shall exclude Debt permitted under Sections 6.1(c), (d), (e), (f), (g), (j), (l), (m) and (n).

“Debtor Relief Laws” means the Bankruptcy Code, and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization or similar debtor relief laws of the United States of America or other applicable jurisdictions from time to time in effect.

“Default” means an event, act, or occurrence which, with the giving of notice or the passage of time, would become an Event of Default.

“Default Margin” means, automatically, after the occurrence of an Event of Default, 2.0% per annum, accruing in each case, from the date of such Event of Default until the date such Event of Default is cured or waived.

“Defaulting Lender” means any Lender that (a) has failed to (i) fund all or any portion of its Loans within two (2) Business Days of the date such Loans were required to be funded hereunder unless such Lender notifies the Agents and the Borrower in writing that such failure is the result of such Lender’s good faith determination that one or more conditions precedent to funding (each of which conditions precedent, together with any applicable default, shall be specifically identified in such writing) has not been satisfied, or (ii) pay to the Agents or any other Lender any other amount required to be paid by it hereunder within two (2) Business Days of the date when due, (b) has notified the Borrower or the Agents in writing that it does not intend to comply with its funding obligations hereunder, or has, subject to Section 11.12, made a public statement to that effect (unless such writing or public statement relates to such Lender’s obligation to fund a Loan hereunder and states that such position is based on such Lender’s good faith determination that a condition precedent to funding (which condition precedent, together with any applicable default, shall be specifically identified in such writing or public statement) cannot be satisfied), (c) has failed, within three (3) Business Days after written request by the Agents or the Borrower, to confirm in writing to the Agents and the Borrower that it will comply with its prospective funding obligations hereunder (provided that such Lender shall cease to be a Defaulting Lender pursuant to this clause (c) upon receipt of such written confirmation by the Agents and the Borrower), or (d) has, or has a direct or indirect parent company that has, (i) become the subject of a proceeding under any Debtor Relief Law, or (ii) had appointed for it a receiver, custodian, conservator, trustee, administrator, assignee for the benefit of creditors or similar Person charged with reorganization or liquidation of its business or assets, including the Federal Deposit Insurance Corporation or any other state or federal regulatory authority acting in such a capacity; provided that a Lender shall not be a Defaulting Lender solely by virtue of the ownership or acquisition of any equity interest in that Lender or any direct or indirect parent company thereof by a Governmental Authority so long as such ownership interest does not result in or provide such Lender with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permit such Lender (or such Governmental Authority) to reject, repudiate, disavow or disaffirm any contracts or agreements made with such Lender. Any determination by the Required Agents that a Lender is a Defaulting Lender under any one or more of clauses (a) through (d) above shall be conclusive and binding absent manifest error, and such Lender shall be deemed to be a Defaulting Lender upon delivery of written notice of such determination to the Borrower and each Lender; provided that either Agent can declare the other Agent to be a Defaulting Lender under any one or more of clauses (a) through (d) above.

“Defaulting Lender Rate” means the Federal Funds Rate.

“Deposit Account” means any “deposit account” (as that term is defined in the UCC).

“Designated Account” means account number 4446769499 of the Borrower maintained with Wells Fargo, or such other deposit account of the Borrower (located within the United States) designated, in writing, from time to time, by the Borrower to the Agents.

“Determined Valuation” has the meaning set forth in Section 11.5.

“Distribution” has the meaning set forth in Section 6.4.

“Dollars” or “$” means United States dollars.

“Eligible Assignee” means any Person that meets the requirements to be an assignee under Sections 9.1(b)(iii), (v) and (vi) (subject to such consents, if any, as may be required under Section 9.1(b)(iii)); provided, however, that “Eligible Assignee” shall not include (a) any natural Person or (b) any Defaulting Lender, its parent, any of its Subsidiaries or any Person who, upon becoming a Lender hereunder, would constitute a Defaulting Lender or a Subsidiary thereof.

“Environmental Law” means any federal, state, provincial, foreign or local statute, law, rule, regulation, ordinance, code, binding and enforceable guideline, binding and enforceable written policy, or rule of common law now or hereafter in effect and in each case as amended, or any legally binding judicial or administrative interpretation thereof, including any judicial or administrative order, consent decree or judgment, in each case, to the extent applicable to Borrower or any of its Subsidiaries, relating to the environment, the effect of the environment on employee health, or Hazardous Materials, in each case as amended from time to time.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time, the regulations promulgated thereunder and any successor thereto.

“ERISA Affiliate” means any trade or business (whether or not incorporated) that, together with any Loan Party, is treated as a single employer under Section 414(b) or (c) of the Code, or solely for purposes of Section 302 or 303 of ERISA or Section 412 or 430 of the Code, is treated as a single employer under Section 414 of the Code. Any former ERISA Affiliate of the Loan Parties shall continue to be considered an ERISA Affiliate of the Loan Parties within the meaning of this definition with respect to the period such entity was an ERISA Affiliate of any Loan Party and with respect to liabilities arising after such period for which any Loan Party could be liable under the Code or ERISA.

“ERISA Event” means (a) a “reportable event” within the meaning of Section 4043 of ERISA and the regulations issued thereunder with respect to any Single Employer Plan (excluding those for which the provision for thirty (30) day notice to the PBGC has been waived by regulation in effect on the date hereof); (b) the failure to meet all applicable requirements of the Pension Funding Rules with respect to any Single Employer Plan, whether or not waived; (c) the filing of an application for a waiver of the minimum funding standards under the Pension Funding Rules with respect to any Single Employer Plan; (d) the termination of any Single Employer Plan or the withdrawal or partial withdrawal of any Loan Party from any Single Employer Plan or Multiemployer Plan; (e) a determination that any Single Employer Plan is, or is expected to be, in “at risk” status (as defined in Section 430 of the Code or Section 303 of ERISA); (f) a determination that any Multiemployer Plan is, or is expected to be, in “critical” or “endangered” status under Section 432 of the Code or Section 305 of ERISA; (g) the receipt by any Loan Party or any of their respective ERISA Affiliates from the PBGC or a plan administrator of any notice relating to an intention to terminate any Single Employer Plan or to appoint a trustee to administer any Single Employer Plan; (h) the adoption of any amendment to a Single Employer Plan that would require the provision of security pursuant to Section 436(f) of the Code; (i) the receipt by any Loan Party or any of their respective ERISA Affiliates of any notice, or the receipt by any Multiemployer Plan from any Loan Party or any of their respective ERISA Affiliates of any notice, concerning the imposition of Withdrawal Liability or a determination that a Multiemployer Plan is, or is expected to be, insolvent, within the meaning of Title IV of ERISA; (j) the failure by any Loan Party or any of their respective ERISA Affiliates to make a required contribution to a Multiemployer Plan; (k) the occurrence of a nonexempt prohibited transaction (within the meaning of Section 4975 of the Code or Section 406 of ERISA) which could reasonably be expected to result in material liability to any Loan Party; (1) the receipt from the IRS of notice of disqualification of any Plan intended to qualify under Section 401(a) of the Code, or the disqualification of any trust forming part of any Plan intended to qualify for exemption from taxation under Section 501(a) of the Code; (m) the imposition of a lien pursuant to Section 430(k) of the Code or Section 303(k) of ERISA or a violation of Section 436 of the Code with respect to any Single Employer Plan; (n) the assertion of a material claim (other than routine claims for benefits) against any Plan other than a Multiemployer Plan or the assets thereof, or against any Loan Party or any of their respective ERISA Affiliates in connection with any Plan; or (o) the occurrence of an act or omission which could give rise to the imposition on any Loan Party or any of their respective ERISA Affiliates of any fine, penalty, tax or related charge under Chapter 43 of the Code or under Section 409, Section 502(c), (i) or (l), or Section 4071 of ERISA in respect of any Plan.

“Event of Default” has the meaning set forth in Article VII of this Agreement.

“Exchange Act” means the Securities Exchange Act of 1934, as amended or supplemented from time to time, and any successor statute, and all of the rules and regulations issued or promulgated in connection therewith.

“Excluded Assets” has the meaning as set forth in the Security Agreement.

“Excluded Information” means any non-public information with respect to the Borrower or its Subsidiaries or any of their respective securities to the extent such information could have a material effect upon, or otherwise be material to, an assigning Lender’s decision to assign ~~Initial Term~~ Loans or a purchasing Lender’s decision to purchase ~~Initial Term~~ Loans.

“Excluded Taxes” means any of the following Taxes imposed on or with respect to a Recipient or required to be withheld or deducted from a payment to a Recipient, (a) Taxes imposed on or measured by net income (however denominated), franchise Taxes, and branch profits Taxes, in each case, (i) imposed as a result of such Recipient being organized under the laws of, or having its principal office or, in the case of any Lender, its applicable lending office located in, the jurisdiction imposing such Tax (or any political subdivision thereof) or (ii) that are Other Connection Taxes, (b) U.S. federal withholding Taxes imposed on amounts payable to or for the account of such Recipient with respect to an applicable interest in a Loan or Commitment pursuant to a law in effect on the date on which (i) such Recipient acquires such interest in the Loan or Commitment (other than pursuant to an assignment request by the Borrower under Section 11.2) or (ii) such Recipient changes its lending office, except in each case to the extent that, pursuant to Section 10.11, amounts with respect to such Taxes were payable either to such Recipient’s assignor immediately before such Recipient became a party hereto or to such Recipient immediately before it changed its lending office, (c) Taxes attributable to such Recipient’s failure to comply with Section 10.11(b), (c) or (g) and (d) any U.S. federal withholding Taxes imposed under FATCA.

“Executive Order No. 13224” means the Executive Order No. 13224 on Terrorist Financing, effective September 24, 2001, as the same as been, or shall hereafter be, renewed, extended, amended or replaced.

“Extraordinary Restricted Payments” means (i) the purchase, redemption, or retirement for value by the Borrower of any of its Securities or the making of special distributions by the Borrower of capital to its stockholders not otherwise in the ordinary course of business (specifically excluding any dividends or distributions by the Borrower necessary for it to maintain its status as a REIT) or (ii) voluntary repurchases or prepayments of unsecured Debt (other than in respect of scheduled maturities, principal amortization or in connection with the prevention or cure of a default thereunder).

“FATCA” means Sections 1471 through 1474 of the Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof, any agreements entered into pursuant to Section 1471(b)(1) of the Code, any intergovernmental agreement entered into in connection with the implementation of such Sections of the Code and any fiscal or regulatory legislation, rules or practices adopted pursuant to such intergovernmental agreement.

“Federal Funds Rate” means, for any day, the rate per annum (rounded upwards, if necessary, to the next 1/100th of 1%) equal to the weighted average of the rates on overnight Federal funds transactions with member banks of the Federal Reserve System, as published by the Federal Reserve Bank of New York on the next succeeding Business Day or if such rate is not so published for any Business Day, the Federal Funds Rate for such day shall be the average rounded upwards, if necessary, to the next 1/100th of 1% of the quotations for such day on such transactions received by the Administrative Agent from three major banks of recognized standing selected by the Administrative Agent.

“Federal Reserve Board” means the Board of Governors of the Federal Reserve System or any successor thereto.

“Fee Side Letter” means that certain Fee Side Letter among the Borrower and the Lender Assignees.

“First Amendment Effective Date” shall mean February 13, 2019.

“First Incremental Term Loans” has the meaning set forth in the Amended and Restated Third Amendment to this Agreement dated as of August 23, 2021.

“Foreclosed Interest” has the meaning set forth in Section 6.1(p).

“Fundamental Change” has the meaning set forth in Section 6.5.

“Funding Date” means any date on which a Loan is made by the Lenders.

“Funding Losses” has the meaning set forth in Section 2.5(b)(ii).

“GAAP” means generally accepted accounting principles in the United States of America in effect from time to time.

“Governing Documents” means, with respect to any Person, the certificate or articles of incorporation or formation, by-laws, limited liability company agreement or other organizational documents of such Person.

“Governmental Authority” means the government of the United States of America or any other nation, or any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government, including any supranational bodies such as the European Union or the European Central Bank.

“Grantor” has the meaning ascribed thereto in the Security Agreement.

“Guarantors” has the meaning set forth in the preamble hereto (and each individually, a “Guarantor”).

“Guaranty” means the Guarantee set forth in Article XII.

“Hazardous Materials” means (a) substances (whether solid, liquid or gas) that are defined or listed in, or otherwise classified pursuant to, any applicable laws or regulations as “hazardous substances,” “hazardous materials,” “hazardous wastes,” “toxic substances,” or any other formulation intended to define, list, or classify substances by reason of deleterious properties such as ignitability, corrosivity, reactivity, carcinogenicity, toxicity, or “EP toxicity”, (b) oil, petroleum, or petroleum derived substances, natural gas, natural gas liquids, synthetic gas, drilling fluids, produced waters, and other wastes associated with the exploration, development, or production of crude oil, natural gas, or geothermal resources, (c) any flammable substances or explosives or any radioactive materials, and (d) asbestos in any form, toxic mold, mycotoxins, microbial matter, polychlorinated biphenyls or electrical equipment that contains any oil or dielectric fluid containing levels of polychlorinated biphenyls in excess of 50 parts per million.

“Highest Lawful Rate” means the maximum non-usurious interest rate, as in effect from time to time, that may be charged, contracted for, reserved, received, or collected by a Lender in connection with this Agreement or the other Loan Documents.

“Immaterial Subsidiary” means, at any time, any Subsidiary with a Tangible Net Worth on the last day of the most recently ended Test Period of $2,500,000 or less; provided that, at any time, the aggregate Tangible Net Worth attributable to all Immaterial Subsidiaries shall not exceed $5,000,000.

“Incremental Amendment” has the meaning set forth in Section 2.15(f)(i).

“Incremental Facility Closing Date” has the meaning set forth in Section 2.15(d).

“Incremental Lender” has the meaning set forth in Section 2.15(b).

“Incremental Term Commitments” has the meaning set forth in Section 2.15(a).

“Incremental Term Loan” has the meaning set forth in Section 2.15(c).

“Incremental Term Loan Request” has the meaning set forth in Section 2.15(a).

“Indemnified Liabilities” has the meaning set forth in Section 8.2.

“Indemnified Taxes” means (a) Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any obligation of the Borrower under any Loan Document and (b) to the extent not otherwise described in (a), Other Taxes.

“Indemnitee” has the meaning set forth in Section 8.2.

“Information” has the meaning set forth in Section 11.10.

“Initial Dispute Notice” has the meaning as set forth in Section 11.5.

“Initial Lender” means Jefferies Leveraged Credit Products, LLC.

“Initial MSRs” means the mortgage servicing rights sub-serviced by New Penn Financial, LLC d/b/a Shellpoint Mortgage Servicing relating to residential mortgage loans included in one of the following Securitization Transactions: (i) CSMC Trust 2014-OAK1, Mortgage Pass-Through Certificates, Series 2014-OAK1, (ii) J.P. Morgan Mortgage Trust 2014-OAK4, Mortgage Pass-Through Certificates, Series 2014-OAK4, (iii) Oaks Mortgage Trust Series 2015-1, Mortgage Pass-Through Certificates, Series 2015-1 and (iv) Oaks Mortgage Trust Series 2015-2, Mortgage Pass-Through Certificates, Series 2015-2.

“Initial Term Loan” has the meaning set forth in Section 2.1(a)(i).

“Initial Valuation” has the meaning as set forth in Section 11.5.

“Initial Valuation Agent” means, with respect to any Borrowing Base Eligible Asset, the initial appraiser or valuation agent who established the fair market value of such asset at the origination of such Borrowing Base Eligible Asset, or such other broker or valuation Agent reasonably acceptable to the Required Lenders in consultation with the Borrower; provided that (i) with respect to valuations of Mortgage Assets, such entity shall be an appraiser who is a licensed member of the Appraisal Institute who prepares appraisals in the state where the Mortgage Asset is located and (ii) such entity must be active in establishing a fair market value of assets substantially similar to the applicable Borrowing Base Eligible Asset.

“Insolvency Proceeding” means any proceeding commenced by or against any Person under any provision of the Bankruptcy Code or under any other state or federal bankruptcy or insolvency law, assignments for the benefit of creditors, formal or informal moratoria, compositions, extensions generally with creditors, or proceedings seeking reorganization, arrangement, or other similar relief.

“Intercompany Lender” has the meaning set forth in the term “Intercompany REO Loan”.

“Intercompany REO Loan” means a mortgage loan between a Loan Party or Subsidiary thereof, as lender (in such capacity, an “Intercompany Lender”), and any Subsidiary of a Loan Party, as borrower (in such capacity, an “REO Subsidiary”), secured by a mortgaged property acquired by such REO Subsidiary by means of foreclosure, deed-in-lieu of foreclosure, secured party sale with respect to the ownership interests in the related mortgagor under the Uniform Commercial Code, acceptance of the ownership interests in such mortgagor in full or partial satisfaction of debt under the Uniform Commercial Code or other similar means.

“Interest Coverage Ratio” means, with respect to the Borrower and as of any date of determination, a ratio in which:

(a)            the numerator is the Adjusted EBITDA for the twelve months preceding the most recently ended Test Period; and

(b)            the denominator is an amount equal to the interest expense on all of the Borrower’s Debt (other than non-recourse Debt) for the twelve months preceding the most recently ended Test Period (but exclusive of any interest expense on any preferred equity of the Borrower).

“Interest Payment Date” means the last day of each Interest Period applicable to any Loan and the final Maturity Date of such Loan, as applicable.

“Interest Period” means, with respect to any Loan, the period commencing on the twenty-second (22nd) day of each month (or with respect to the initial Interest Period for such Loan, the date on which the Loan is made) and ending on the date which is the twenty-second (22nd) day of the following month. Whenever the last day of any Interest Period would otherwise occur on a day other than a Business Day, the last day of such Interest Period shall be extended to occur on the next succeeding Business Day, provided that if such extension would cause the last day of such Interest Period to occur in the next following calendar month, the last day of such Interest Period shall occur on the next preceding Business Day, and any Interest Period which begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of the calendar month in which it would have ended if there were a numerically corresponding day in such calendar month.

“Interest Rate” means (i) during any Interest Period prior to the Anticipated Repayment Date, ~~7.25~~9.75% per annum plus any Default Margin applicable during such Interest Period, (ii) for the first ~~four~~three Interest Periods following the Anticipated Repayment Date, ~~7.50~~10.25% per annum plus any Default Margin applicable during such Interest Period, (iii) for the ~~fifth~~fourth through ~~eighth~~sixth Interest Periods following the Anticipated Repayment Date, ~~7.875~~10.75% per annum plus any Default Margin applicable during such Interest Period, (iii) for the seventh through ninth Interest Periods following the Anticipated Repayment Date, 11.25% per annum plus any Default Margin applicable during such Interest Period and (iv) for each Interest Period thereafter, ~~8.375~~11.75% per annum plus any Default Margin applicable during such Interest Period.

“Investment” means, as applied to any Person, any direct or indirect purchase or other acquisition by that Person of, or beneficial interest in, stock, instruments, bonds, debentures or other securities of any other Person, or any direct or indirect loan, advance, or capital contribution by such Person to any other Person, including all indebtedness and accounts receivable due from that other Person that did not arise from sales or the rendition of services to that other Person in the ordinary and usual course of such Person’s business, and deposit accounts (including certificates of deposit).

“IRS” shall mean the Internal Revenue Service.

“IRS Tax Agreement” shall mean either (i) a Pre-Filing Agreement within the meaning of Revenue Procedure 2016-30 between the Borrower and the IRS with respect to the REIT Gross Income Test for the 2018 taxable year or (ii) a Closing Agreement within the meaning of Section 7121 of the Code between the Borrower and the IRS with respect to the REIT Gross Income Test for the 2018 taxable year.

“Legal Expenses Cap” has the meaning set forth in Section 8.1 of this Agreement.

“Lender” means each lender that (a) has a Term Loan Commitment or is the holder of an Initial Term Loan, or (b) has an Incremental Term Commitment or is the holder of an Incremental Term Loan.

“Lender Assignees” means each of the entities managed or advised by J.P. Morgan Investment Management Inc. that are Lenders under this Agreement.

“Lender Group” means, individually and collectively, the Lenders and the Agents.

“Lender Group Expenses” has the meaning given in Section 8.1.

“Lender-Related Person” means, with respect to any Lender, such Lender, together with such Lender’s Affiliates, officers, directors, employees, attorneys, and agents.

“Lien” means any lien, hypothecation, mortgage, pledge, assignment (including any assignment of rights to receive payments of money or any easement, right-of-way, zoning restriction and similar encumbrance on real property) for security, security interest, charge and encumbrance of any kind (including any conditional sale or other title retention agreement, any lease in the nature thereof, and any agreement to give any security interest).

“Liquidity” means, as of any date of determination, an amount equal to unrestricted (or solely restricted in favor of the Collateral Agent for the benefit of the Secured Parties) available cash and Cash Equivalents of the Loan Parties maintained in an account in the name of the Borrower or a Guarantor, in each case subject to a first priority perfected Lien in favor of the Collateral Agent and a control agreement in favor of the Collateral Agent.

“Loan Account” has the meaning set forth in Section 2.10.

“Loan Documents” means this Agreement, the Security Agreement, any Notes, the Agent Fee Letter, the Negative Pledge Agreement, the Borrower DACA, the Mezz DACA, any ~~other deposit account~~ control agreements and any and all other documents, agreements, or instruments that have been or are entered into by the Borrower or Guarantor, on the one hand, and the Agents, on the other hand, in connection with the transactions contemplated by this Agreement.

“Loan Party” means the Borrower or Guarantor, and “Loan Parties” means, collectively, jointly and severally, the Borrower and the Guarantor.

“Loans” ~~has the meaning set forth in Section 2.1(b)(i).~~means an extension of credit by a Lender to the Borrower in the form of an Initial Term Loan or an Incremental Term Loan (including the First Incremental Term Loans and the Second Incremental Term Loans).

“Lockout Period” means the period beginning on the Closing Date and ending on (and including) the one-year anniversary of the Closing Date.

“Margin Securities” means “margin stock” as that term is defined in Regulation U of the Federal Reserve Board.

“Material Adverse Effect” means a material adverse effect on and/or material adverse developments with respect to (a) the business, operations, properties, assets or financial condition of the Borrower and its Subsidiaries taken as a whole; (b) the ability of the Loan Parties, taken as a whole, to fully and timely perform their Obligations or (c) the validity, binding effect or enforceability against any Loan Party of this Agreement or any other Loan Document to which it is a party.

“Material Agreements” means (a) the Loan Documents and (b) any agreements, documents, contracts, indentures and instruments pursuant to which a default, breach or termination thereof could reasonably be expected to result in a Material Adverse Effect.

“Material Modification” means an amendment, waiver, forbearance or other modification to or with respect to any (a) Borrowing Base Eligible Asset (including its related Securitization Transaction) or (b) Borrowing Base Subsidiary (or any associated Mortgage Asset), as applicable, that:

(i)	forgives, reduces, waives or forebears from collection one or more payments of principal or interest, or permits any interest payment due in cash to be deferred or capitalized and added to the principal amount of such Borrowing Base Eligible Asset or Mortgage Asset, as applicable (other than as permitted pursuant to the applicable underlying instrument); provided, however, that any interest payment waiver, deferral, or capitalization which is structured and permitted in accordance with the initial closing of any loan transaction shall not be considered a Material Modification~~.~~;

(ii)	contractually or structurally subordinates such Borrowing Base Eligible Asset or Mortgage Asset, as applicable (other than pursuant to subordination required under the related documents for such Borrowing Base Eligible Asset or Mortgage Asset, as applicable) by operation of a priority of payments, turnover provisions, consents to the transfer or encumbrance of (or waivers or forbears from exercising rights under any provision restricting transfer or encumbrance of any such Borrowing Base Eligible Asset or Mortgage Asset), as applicable, or to a transfer or encumbrance of assets in order to limit recourse to the related obligor or the granting of liens (other than permitted liens) on any of the collateral securing such Borrowing Base Eligible Asset or Mortgage Asset, as applicable, in a manner that materially and adversely affects the value of such Borrowing Base Eligible Asset or Mortgage Asset, as applicable;

(iii)	substitutes, alters or releases the collateral securing such Borrowing Base Eligible Asset or Mortgage Asset, as applicable (other than as permitted pursuant to the applicable underlying instrument), and each such substitution, alteration or release, as determined in the sole discretion of the Required Agents, materially and adversely affects the value of such Borrowing Base Eligible Asset or Mortgage Asset, as applicable;

(iv)	delays, postpones or extends (A) the maturity date (after giving effect to any contractual rights of extension) for such Borrowing Base Eligible Asset or Mortgage Asset, as applicable or (B) the required scheduled payments in any way that, individually or in the aggregate, increases the weighted average life of such Borrowing Base Eligible Asset or Mortgage Asset, as applicable, by 0.50 years or more;

(v)	modifications of, waivers of, or forbearances from exercising rights with respect to defaults, events of defaults, grace periods, cure periods, or any financial covenants contained in any of the documents governing such Borrowing Base Eligible Asset or Mortgage Asset to the extent such modification, waiver or forbearance materially and adversely affects the value of such Borrowing Base Eligible Asset or Mortgage Asset, in each case, as a whole, as applicable;

(vi)	except for any monetary default arising from the occurrence of a maturity date that is permitted to be delayed, postponed, or extended pursuant to clause (iv) above, any waiver of or forbearance from exercising rights with respect to a monetary default involving an amount due under any of the collateral documents to the extent such waiver or forbearance materially and adversely affects the value of such applicable Borrowing Base Eligible Asset or Mortgage Asset, in each case, as a whole; or

(vii)	amends, waives, forbears, supplements or otherwise modifies (A) the meaning of “Net Operating Income” or any respective comparable definitions in the underlying loan documents for such Borrowing Base Eligible Asset or Mortgage Asset, as applicable or (B) any term or provision of such underlying loan documents referenced in or utilized in the calculation of “Net Operating Income” or any respective comparable definitions for such Borrowing Base Eligible Asset or Mortgage Asset, as applicable, in either case in a manner that is materially adverse to the Lenders~~;~~.

~~provided that any amendment, waiver, supplement, forbearance or other modification with respect to any Borrowing Base Eligible Asset that directly or indirectly arises out of or is attributable to the COVID-19 pandemic (any such amendment, waiver, supplement, forbearance or other modification, a “COVID Change”) shall notwithstanding anything to the contrary not be deemed to be a “Material Modification” for ninety (90) days following the COVID Change, unless the Required Lenders consent to further extensions, so long as the material terms of the Borrowing Base Eligible Asset at the end of such ninety (90) day period are not materially changed from the material terms applicable to the Borrowing Base Eligible Asset prior to the COVID Change.~~

“Maturity Date” has the meaning set forth in Section 3.3(a).

“Mezz DACA” means any deposit account control agreement to be entered into by and among any Loan Party other than the Borrower and the Collateral Agent.

“Mezzanine Loan” means a whole loan (or interest therein) subordinate to a senior loan that is secured by one or more direct or indirect ownership interests in a Person owning, operating or controlling, directly or indirectly, one or more multi-family or commercial real estate properties that are either fully constructed or undergoing full or partial construction or renovation.

“Mortgage Assets” means any Borrowing Base Eligible Asset that is a (a) Senior Commercial Real Estate Loan, (b) Senior Commercial Real Estate Construction Loan, (c) Subordinated Commercial Real Estate Loan, (d) Preferred Equity Investment or (e) any restricted cash held in a Securitization Transaction.

“MRA” means that certain uncommitted master repurchase agreement, dated as of November 3, 2025, by and among LCMT Warehouse, LLC, as seller, and JPMorgan Chase Bank, National Association, as buyer (as the same may be amended, restated, amended and restated, supplemented or otherwise modified from time to time).

“MSR” means current and future agency commercial mortgage servicing rights held by the Borrower and its Subsidiaries or the Initial MSRs.

“MSR Valuation Agent” means an independent third party valuation agent who is active in establishing a fair market value of mortgage servicing rights, which shall initially be MountainView Financial Solutions, LLC.

“Multiemployer Plan” means a Plan that is a “multiemployer plan” as defined in Section 3(37) or Section 4001(a)(3) of ERISA to which any Loan Party or ERISA Affiliate is obligated to make contributions, or during the preceding five (5) plan years, has made or been obligated to make contributions.

“Negative Pledge Agreement” means that certain Negative Pledge Agreement, dated ~~contemporaneously herewith~~as of the Closing Date, among the Borrower, ~~Hunt~~Lument Commercial Mortgage Trust, a Maryland real estate investment trust (“~~HCMT~~LCMT”), Hunt CRE 2017-FL1 Preferred, LLC, a Delaware limited liability company (“Hunt Preferred 2017”), Hunt CRE 2018-FL2 Preferred, LLC, a Delaware limited liability company (“Hunt Preferred 2018”), Hunt CRE 2017-FL1 Seller, LLC, a Delaware limited liability company (“Hunt Seller 2017”) Hunt CRE 2018-FL2 Seller, LLC, a Delaware limited liability company (“Hunt Seller 2018”) and the Collateral Agent.

“Negative Pledgor ~~Subsidiaries” means HCMT, Hunt Preferred 2017, Hunt Preferred 2018, Hunt Seller 2017 and Hunt Seller 2018~~Subsidiary” means LCMT.

“Non-Consenting Lender” has the meaning set forth in Section 11.2.

“Notes” means any promissory note requested by a Lender evidencing a Loan made under this Agreement.

“Obligations” means all loans (including the Loans), debts, principal, interest (including any interest that accrues after the commencement of an Insolvency Proceeding, regardless of whether allowed or allowable in whole or in part as a claim in any such Insolvency Proceeding), premiums, liabilities (including all amounts charged to the Borrower’s Loan Account pursuant hereto), obligations (including indemnification obligations), fees, charges, costs, expenses (including Lender Group Expenses) (including any portion thereof that accrues after the commencement of an Insolvency Proceeding, whether or not allowed or allowable in whole or in part as a claim in any such Insolvency Proceeding), lease payments, guaranties, covenants, and duties of any kind and description incurred and outstanding by the Borrower to the Lender Group pursuant to or evidenced by the Loan Documents and irrespective of whether for the payment of money, whether direct or indirect, absolute or contingent, due or to become due, now existing or hereafter arising, and including all interest not paid when due and all expenses that the Borrower is required to pay or reimburse by the Loan Documents, by law or otherwise. Any reference in this Agreement or in the Loan Documents to the Obligations shall include all extensions, modifications, renewals, or alterations thereof, both prior and subsequent to any Insolvency Proceeding.

“OFAC” means the Office of Foreign Assets Control of the U.S. Department of the Treasury.

“OID” means original issue discount.

“Other Connection Taxes” means, with respect to any Recipient, Taxes imposed as a result of a present or former connection between such Recipient and the jurisdiction imposing such Tax (other than connections arising solely from such Recipient having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Loan Document, or sold or assigned an interest in any Loan or Loan Document).

“Other Taxes” means all present or future stamp, court or documentary, intangible, recording, filing or similar Taxes that arise from any payment made under, from the execution, delivery, performance, enforcement or registration of, from the receipt or perfection of a security interest under, or otherwise with respect to, any Loan Document, except any such Taxes that are Other Connection Taxes imposed with respect to an assignment (other than an assignment made pursuant to Section 11.2).

“Participant” has the meaning set forth in Section 9.1(d).

“Participant Register” has the meaning set forth in Section 9.1(d).

“PATRIOT Act” means the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)), as the same has been, or shall hereafter be, renewed, extended, amended or replaced.

“Payment Date Statement” means the payment date statement to be provided by the Administrative Agent to the Lenders pursuant to Section 10.1, substantially in the form of Exhibit C-1 hereto.

“Payment Default” means an Event of Default described in Section 7.1(a) hereof.

“PBGC” means the Pension Benefit Guaranty Corporation established pursuant to Subtitle A of Title IV of ERISA (or any successor).

“Pension Act” means the Pension Protection Act of 2006.

“Pension Funding Rules” means the rules of the Code and ERISA regarding minimum funding standards and minimum required contributions (including any installment payment thereof) to a Single Employer Plan or Multiemployer Plan and set forth in, with respect to plan years ending prior to the effective date of the Pension Act, Section 412 of the Code and Section 302 of ERISA, each as in effect prior to the Pension Act and, thereafter, Sections 412, 430, 431 and 436 of the Code and Sections 302,303, 304 and 305 of ERISA.

“Permitted Collateral Liens” means: (a) Liens for taxes, assessments, or governmental charges or claims the payment of which is not, at such time, required by Section 5.5 hereof, (b) any attachment or judgment Lien and Liens incurred to secure any surety bonds, appeal bonds, supersedeas bonds, or other instruments serving a similar purpose in connection with the appeal of any such judgment, in each case, so long as such judgments do not constitute an Event of Default under Section 7.1(h) of this Agreement, (c) banker’s Liens in the nature of rights of setoff arising in the ordinary course of business of the Borrower or any of its Subsidiaries, (d) Liens granted by the Borrower or any of its Subsidiaries to the Collateral Agent, for the benefit of the Secured Parties, in order to secure its Obligations under this Agreement and the other Loan Documents to which it is a party, (e) Liens and deposits in connection with workers’ compensation, unemployment insurance, social security and other legislation affecting the Assets, (f) Liens arising by operation of law in favor of carriers, warehousemen, landlords, mechanics, materialmen, laborers or employees for sums that are not yet delinquent or are being diligently contested in good faith, (g) easements, rights of way, zoning restrictions and similar encumbrances on real property and minor irregularities in the title thereto that do not (i) secure obligations for the payment of money or (ii) materially impair the value of such property or its use by any Loan Party or any of its Subsidiaries in the normal conduct of such Person’s business, (h) leases or subleases granted to other Persons not materially interfering with the conduct of the business of the Borrower or any of its Subsidiaries, (i) Liens in connection with the financing of insurance premiums permitted by Section 6.1(1) provided that such Liens are limited to the applicable unearned insurance premiums, (j) Liens in favor of any escrow agent solely on and in respect of any cash earnest money deposits made by the Borrower or any of its Subsidiaries incurred in the ordinary course of business and in connection with any letter of intent or purchase agreement (to the extent that the acquisition or disposition with respect thereto is otherwise permitted hereunder), (k) Liens encumbering customary initial deposits and margin deposits, and similar Liens and margin deposits, and similar Liens attaching to commodity trading accounts and other brokerage accounts incurred in the ordinary course of business, (1) Liens deemed to exist as a matter of law in connection with permitted repurchase obligations incurred in the ordinary course of business or set-off rights and (m) Liens in favor of collecting banks arising under Section 4-210 of the UCC.

“Permitted Debt Certificate” has the meaning set forth in Section 10.12(a)(ii)(A).

“Permitted Liens” means the collective reference to the Liens permitted by Section 6.2.

“Person” means and includes natural persons, corporations, partnerships, limited liability companies, joint ventures, associations, companies, business trusts, or other organizations, irrespective of whether they are legal entities.

“Plan” means any “employee benefit plan” as defined in Section 3(3) of ERISA which is sponsored, maintained or contributed to by, or required to be contributed to by, the Borrower or any of its ERISA Affiliates or with respect to which the Borrower or any of its ERISA Affiliates has or could reasonably be expected to have liability, contingent or otherwise, under ERISA.

“Pledged Equity Interests” has the meaning set forth in the Security Agreement.

“Pledged Securities” has the meaning set forth in the Security Agreement.

“Preferred Equity Investment” means a direct or indirect preferred equity ownership interest in a Person owning, operating or controlling, directly or indirectly, one or more multi-family or commercial real estate properties that are either fully constructed or undergoing full or partial construction or renovation.

“Proceeds” shall mean all “proceeds” as such term is defined in Section 9-102(a)(64) of the UCC and, in any event, shall include, without limitation, all dividends or other income from the Pledged Securities, collections thereon and distributions or payments with respect thereto.

“Pro Rata Share” means, as of any date of determination, with respect to a Lender’s obligation to make Loans and receive payments of principal, interest, fees, costs, and expenses or other amounts with respect thereto, the percentage obtained by dividing (y) the aggregate outstanding principal amount of such Lender’s Loans by (z) the aggregate outstanding principal amount of all Loans; provided, that if at the time of such determination, all Loans have been paid-in-full, then such determination shall be based on the outstanding principal amount of the Loans as of the next preceding Business Day prior to the last date on which any Loans were outstanding.

“Purchase Money Obligation” shall mean, for any Person, the obligations of such Person in respect of Debt (including Capitalized Lease Obligations) incurred for the purpose of financing all or any part of the purchase price of any fixed or capital assets or the cost of installation, construction or improvement of any fixed or capital assets; provided, however, that (i) such Debt is incurred within ninety (90) days after such acquisition, installation, construction or improvement of such fixed or capital assets by such Person and (ii) the amount of such Debt does not exceed the lesser of 100% of the fair market value of such fixed or capital asset or the cost of the acquisition, installation, construction or improvement thereof, as the case may be.

~~“Proceeds” shall mean all “proceeds” as such term is defined in Section 9-102(a)(64) of the UCC and, in any event, shall include, without limitation, all dividends or other income from the Pledged Securities, collections thereon and distributions or payments with respect thereto.~~

“Recipient” means any Agent and any Lender, as applicable.

“Register” has the meaning set forth in Section 9.1(c).

“Regulation T” means Regulation T of the Board of Governors as in effect from time to time.

“Regulation U” means Regulation U of the Board of Governors as in effect from time to time.

“Regulation X” means Regulation X of the Board of Governors as in effect from time to time.

“REIT” has the meaning set forth in Section 6.4.

“REIT Gross Income Test” shall mean the 75% gross income test that applies to a REIT pursuant to Section 856(c)(3) of the Code.

“REIT Tax Opinions” shall mean written opinions in the form attached hereto as Exhibit A of Dentons US LLP (or other nationally recognized tax counsel to Borrower).

“Removal Event” shall have occurred in respect of a Person then serving as an Agent under this Agreement if a court of competent jurisdiction shall have determined in a final judgment that such Person, or any of its officers, directors, employees or agents, or other persons under its direction or control, shall have engaged in any actions or omissions that constitute gross negligence, willful misconduct or bad faith in connection with the performance of its obligations under this Agreement as Agent and such actions or omissions have a material adverse effect on the Lenders or if an Insolvency Proceeding has commenced with respect to an Agent.

“REO Subsidiary” has the meaning set forth in the term “Intercompany REO Loan”.

“Report” has the meaning set forth in Section 10.17(a).

“Request for Borrowing” means an irrevocable written notice from any of the individuals identified on Exhibit R-1 attached hereto (or, in certain cases, two of such individuals, all as set forth in further detail in Exhibit R-1 attached hereto) to the Administrative Agent of the Borrower’s request for a Loan, which notice shall be substantially in the form of Exhibit R-2 attached hereto.

“Required Agents” either Agent acting at the direction of the Required Lenders.

“Required Lenders” means, at any time, (a) Lenders holding 100% of the aggregate amount of the Loans then outstanding at any time there are two or fewer Lenders and (b) Lenders holding more than 50% of the aggregate amount of the Loans then outstanding at any time there are three or more Lenders; provided that, for purposes of determining whether there are two or fewer or three or more Lenders at any time, Affiliates of any Lender shall, collectively, be deemed to be one Lender; provided, further, that, for so long as Lenders managed by J.P. Morgan Investment Management Inc. (taken as a whole) hold more than 20% of the aggregate amount of the Loans then outstanding, such Lenders shall be one of the Required Lenders pursuant to clause (a) and (b) above.

“Resignation Effective Date” has the meaning set forth in Section 10.9(a).

“Responsible Officer” means the president, chief executive officer, chief operating officer, chief financial officer, secretary, general counsel, vice president, manager, treasurer or controller of a Person or such Person’s external manager, or such other officer of such Person or external manager designated by a Responsible Officer in a writing delivered to the Agents.

“Restricted Asset” has the meaning ascribed thereto in the Negative Pledge Agreement.

“Sanctioned Country” means, at any time, a country, region or territory that is subject to any country-wide or territory-wide Sanctions.

“Sanctioned Person” means, at any time, (a) any Person listed in any Sanctions-related list of designated Persons maintained by OFAC, the U.S. Department of State, the United Nations Security Council, (b) any Person operating, organized or resident in a Sanctioned Country or (c) any Person owned or controlled by any such Person or Persons described in the foregoing clauses (a) or (b).

“Sanctions” means all economic or financial sanctions or trade embargoes imposed, administered or enforced from time to time by (a) the U.S. government, including those administered by OFAC or the U.S. Department of State or (b) the United Nations Security Council.

“SEC” means the Securities and Exchange Commission of the United States of America or any successor thereto.

“Second Amendment Effective Date” shall mean July 9, 2020.

“Second Incremental Term Loans” has the meaning set forth in the Sixth Amendment to this Agreement dated as of Sixth Amendment Effective Date.

“Second Valuation” has the meaning as set forth in Section 11.5.

“Second Valuation Agent” means any independent broker (other than the Initial Valuation Agent) acceptable to the Borrower undertaken to determine the Second Valuation; provided that (i) with respect to valuations of Mortgage Assets, such entity shall be an appraiser who is a licensed member of the Appraisal Institute who prepares appraisals in the state where the Mortgage Asset is located and (ii) such entity must be active in establishing a fair market value of assets substantially similar to the applicable Borrowing Base Eligible Asset.

“Secured Obligations” means all Obligations.

“Secured Parties” has the meaning set forth in the Security Agreement.

“Securities” means the capital stock, membership interests, partnership interests (whether limited or general) or other securities or equity interests of any kind of a Person, all warrants, options, convertible securities, and other interests which may be exercised in respect of, converted into or otherwise relate to such Person’s capital stock, membership interests, partnership interests (whether limited or general) or other equity interests and any other securities, including debt securities of such Person.

“Securitization Entity” has the meaning defined in the definition of “Securitization Transaction.”

“Securitization Indebtedness” means (a) indebtedness of any Subsidiaries of the Borrower incurred pursuant to on-balance sheet Securitization Transactions treated as financings and (b) any indebtedness or other securities issued by a Securitization Entity or a Subsidiary of the Borrower pursuant to a Securitization Transaction, which, in each case, is non-recourse to the Borrower (except for customary representations, warranties, covenants, indemnities and other agreements made or given by the Borrower, or made or given by a Subsidiary of the Borrower and guaranteed by the Borrower, in connection with a Securitization Transaction).

“Securitization Transaction” means a public or private transfer, sale or financing of servicing advances and/or mortgage loans, installment contracts, other loans and any other financial asset capable of being securitized by which the Borrower or any of its Subsidiaries directly or indirectly securitizes a pool of specified financial assets including, without limitation, any such transaction involving the sale of specified servicing advances or mortgage loans (directly or through a depositor) to a special purpose entity (a “Securitization Entity”) established for the purpose of issuing asset-backed or mortgaged-backed or mortgage pass-through securities of any kind.

“Security Agreement” means that certain Pledge and Security Agreement, dated ~~contemporaneously herewith~~as of the Closing Date, among Borrower, the Guarantors, the other Grantors from time to time party thereto and the Collateral Agent, as it may be amended, modified or amended and restated from time to time.

“Senior Commercial Real Estate Construction Loan” means a whole loan (or senior or pari passu interest therein) made to finance the construction of multi-family or commercial real estate properties and secured by a mortgage thereon, which loan is not subordinate in right of payment to any separate loan secured by the same property.

“Senior Commercial Real Estate Loan” means a whole loan (or senior or pari passu interest therein) secured by a mortgage on multi-family or commercial real estate properties, which loan is not subordinate in right of payment to any separate loan secured by the same property; provided, that a Senior Commercial Real Estate Construction Loan shall not constitute a Senior Commercial Real Estate Loan.

“Single Employer Plan” means any Plan that is covered by Title W of ERISA or the Pension Funding Rules, but which is not a Multiemployer Plan.

“Sixth Amendment Effective Date” means February 20, 2026.

“Solvent” means, with respect to any Person, as of any date of determination, (a) the amount of the “present fair saleable value” of the assets of such Person will, as of such date, exceed the amount of all “liabilities of such Person, contingent or otherwise,” as of such date, (b) the “present fair saleable value” of the assets of such Person will, as of such date, be greater than the amount that will be required to pay the liability of such Person on its debts as such debts become absolute and matured, (c) such Person will not have, as of such date, an unreasonably small amount of capital with which to conduct its business, (d) such Person will be able to pay its debts as they mature and (e) such Person is not insolvent within the meaning of any applicable requirements of law. For purposes of this definition, (i) “debt” shall mean liability on a “claim,” (ii) “claim” shall mean any (A) right to payment, whether or not such a right is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, unmatured, disputed, undisputed, legal, equitable, secured or unsecured or (B) right to an equitable remedy for breach of performance if such breach gives rise to a right to payment, whether or not such right to an equitable remedy is reduced to judgment, fixed, contingent, matured or unmatured, disputed, undisputed, secured or unsecured and (iii) such other quoted terms used in this definition shall be determined in accordance with applicable federal and state laws governing determinations of the insolvency of debtors.

“Specified Third Party Securitization” means any securitization transaction that was not established or sponsored by Borrower or Borrower’s external manager or any of their respective Affiliates.

“Subordinated Commercial Real Estate Loan” means (1) a whole loan (or interest therein) secured by a mortgage on multi-family or commercial real estate properties, which loan is subordinate in right of payment to one or more separate loans secured by the same applicable property, (2) a subordinate interest in a Senior Commercial Real Estate Loan (including, without limitation, a B Note) or (3) a Mezzanine Loan; provided, that for the avoidance of doubt, (i) a Preferred Equity Investment shall not constitute a Subordinated Commercial Real Estate Loan and (ii) a subordinate or mezzanine interest in a commercial real estate construction shall not be a Subordinated Commercial Real Estate Loan.

“Subsidiary” means, with respect to any Person, any corporation, partnership, association, joint venture, limited liability company or other entity (heretofore, now or hereafter established) of which at least a majority of the securities or other ownership interests having by the terms thereof ordinary voting power to elect a majority of the board of directors or other persons performing similar functions of such corporation, partnership, limited liability company or other entity (without regard to the occurrence of any contingency) is at the time directly or indirectly owned or controlled by such Person or one or more Subsidiaries of such Person or by such Person and one or more Subsidiaries of such Person, and shall include all Persons the accounts of which are consolidated with those of such Person pursuant to GAAP; provided that no issuer of a Specified Third Party Securitization shall be considered a “Subsidiary” of Borrower or any of its Affiliates.

“Swap Agreement” means any agreement with respect to any swap, forward, future or derivative transaction or option or similar agreement involving, or settled by reference to, one or more rates, currencies, commodities, equity or debt instruments or securities, or economic, financial or pricing indices or measures of economic, financial or pricing risk or value or any similar transaction or any combination of these transactions; provided that no phantom stock or similar plan providing for payments only on account of services provided by current or former directors, officers, employees or consultants of any of the Loan Parties shall be a Swap Agreement.

“Tangible Net Worth” means with respect to any Person and any date, all amounts that would be included under capital or shareholder’s equity (or any like caption) on the balance sheet of such Person (inclusive of preferred equity, irrespective of GAAP treatment of such preferred equity, so long as such preferred equity does not have any mandatory redemption provisions that are applicable until the date that is ninety-one (91) days after the Maturity Date of the Loans)~~11~~, minus (a) amounts owing to that Person from any Affiliate thereof, or from officers, employees, partners, members, directors, shareholders or other Persons similarly affiliated with such Person or any Affiliate thereof, (b) intangible assets, and (c) prepaid taxes and/or expenses, plus deferred origination fees, net of deferred origination costs, all on or as of such date; provided that “Tangible Net Worth” shall be determined without regard to the effects of consolidation of any issuer of a Specified Third Party Securitization on the financial statements of such Person under Accounting Standards Codification Section 810, as amended, modified or supplemented from time to time, or otherwise under GAAP. For sake of clarity, mortgage servicing rights shall not be deemed to be intangible assets and shall be accounted for using their fair market value.

“Tax Backup Certification” shall mean the tax backup certificate delivered by the Borrower to Dentons US LLP as of the First Amendment Effective Date.

“Taxes” means all present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.

“Term Loan Commitment” means, as to any Lender, the obligation of such Lender, if any, to make an Initial Term Loan to the Borrower hereunder in a principal amount not to exceed the amount set forth under the heading “Term Loan Commitment” opposite such Lender’s name on Annex A-1 or, as the case may be, in the Assignment and Acceptance pursuant to which such Lender became a party hereto, as the same may be changed from time to time pursuant to the terms hereof; provided, that, with respect to the Initial Term Loan, if the Closing Date does not occur on or prior to Term Loan Commitment Termination Date, the Term Loan Commitment shall terminate on the Term Loan Commitment Termination Date.

“Term Loan Commitment Termination Date” means March 31, 2019.

~~1 NTD: Payments on equity are in the form of dividends, not interest, and thus by definition are subordinated.~~

“Term Loan Increase” has the meaning set forth in Section 2.15(a).

“Term Loan Maturity Date” means (a) with respect to the Initial Term Loans ~~and~~ ,the First Incremental Term Loans and the Second Incremental Term Loans, the Maturity Date and (b) with respect to any other Incremental Term Loans, the final maturity date as specified in the applicable Incremental Amendment; provided that, if any such day is not a Business Day, the applicable Term Loan Maturity Date shall be the Business Day immediately succeeding such day.

“Test Period” means the time period from the first day of each fiscal quarter, through and including the last day of such fiscal quarter.

“Third Amendment Effective Date” has the meaning set forth in the Amended and Restated Third Amendment to this Agreement dated as of August 23, 2021.

“Third Valuation” has the meaning as set forth in Section 11.5.

“Third Valuation Agent” means any independent broker (other than the Initial Valuation Agent and the Second Valuation Agent) acceptable to the Borrower and the Required Lenders undertaken to determine the Third Valuation; provided that (i) with respect to valuations of Mortgage Assets, such entity shall be an appraiser who is a licensed member of the Appraisal Institute who prepares appraisals in the state where the Mortgage Asset is located and (ii) such entity must be active in establishing a fair market value of assets substantially similar to the applicable Borrowing Base Eligible Asset.

“Total Net Leverage Ratio” means, at any date, the ratio of (a) aggregate outstanding consolidated Debt of the Borrower and its Subsidiaries (net of any unrestricted cash and Cash Equivalents and Warehousing Debt secured by loans available for sale) on such date to (b) consolidated Tangible Net Worth of the Borrower and its Subsidiaries for the most recently ended Test Period.

“Transactions” means collectively, the transactions to occur on or prior to the Closing Date including the execution, delivery and performance of the Loan Documents, the initial borrowings hereunder and the use of proceeds thereof.

“Treasury Constant Yield” means the arithmetic mean of the rates published as “Treasury Constant Maturities” as of 5:00 p.m. (Eastern time), for the five (5) Business Days preceding the date on which acceleration has been declared, or, as applicable, the date on which a prepayment subject to a Yield Maintenance Premium pursuant to this Agreement is made, as shown on the USD screen of Reuters (or such other page as may replace that page on that service, or such other page or replacement therefor on any successor service), or if such service is not available, the Bloomberg Service (or any successor service), or if neither Reuters nor the Bloomberg Service is available, under Section 504 in the weekly statistical release designated H.15(519) (or any successor publication) published by the Board of Governors of the Federal Reserve System, for “On the Run” United States Treasury obligations with a term corresponding to the period beginning on the date of prepayment and ending on the Yield Maintenance Date. If no such maturity shall so exactly correspond, yields for the two most closely corresponding published maturities shall be calculated pursuant to the foregoing sentence and the Treasury Constant Yield shall be interpolated or extrapolated (as applicable) from such yields on a straight-line basis (rounding, in the case of relevant periods, to the nearest month).

“UCC” means the New York Uniform Commercial Code as in effect from time to time.

“Underwriting Guidelines” means the underwriting guidelines of the Borrower and its Subsidiaries set forth on Exhibit U-1 hereto, with any changes thereto approved in writing by the Required Lenders.

“Unencumbered Asset Ratio” means, at any date, the ratio of (a) the sum of (i) the Assigned Value of the Borrowing Base Eligible Assets comprised of Senior Commercial Real Estate Loans and Senior Commercial Real Estate Construction Loans that are not encumbered by a Lien other than Permitted Liens plus (ii) the Assigned Value of other Borrowing Base Eligible Assets that are not encumbered by a Lien other than Permitted Liens to (b) the aggregate principal amount of funded and outstanding Loans.

“Updated Valuation” has the meaning set forth in Section 11.5.

“Upfront Fees” shall have the meaning assigned to such term in the Fee Side Letter.

“VAE” means with respect to (a) any Borrowing Base Eligible Asset or (b) in the case of a Borrowing Base Eligible Asset that is comprised of Securities in a Borrowing Base Subsidiary, one or more related Mortgage Assets, as applicable, the occurrence of any of the following:

(i)	any payment default or any other default(s) (in each case, after giving effect to any applicable grace, cure or notice periods in accordance with the underlying loan documents) that, in the case of a non-payment default, could, individually or in the aggregate, reasonably be expected to materially and adversely affect value of such Borrowing Base Eligible Asset or Mortgage Asset as a whole;

(ii)	an insolvency event with respect to an underlying borrower;

(iii)	the loan to value percentage is greater than 90%;

(iv)	for any Subordinated Commercial Real Estate Loan or Preferred Equity Investment, the first lien loan to value is greater than 80%;

(v)	for any Mortgage Assets held by a Borrowing Base Debt Subsidiary or in a Securitization Transaction, the aggregate outstanding principal balance of the associated Warehousing Debt, Securitization Indebtedness or other debt exceeds: (A) with respect to floating rate collateral, ~~87~~88.25% of the aggregate outstanding principal balance of all Mortgage Assets of such Borrowing Base Debt Subsidiary or Securitization Transaction, as applicable and (B) with respect to fixed rate collateral, 93% of the aggregate outstanding principal balance of all Mortgage Assets of such Borrowing Base Debt Subsidiary or Securitization Transaction, as applicable;

(vi)	the occurrence of a Material Modification with respect to such Borrowing Base Eligible Asset or Mortgage Asset, as applicable; and

(vii)	a default (after giving effect to any applicable grace, cure or notice periods as such periods may be extended with the approval of the applicable counterparties to such Warehousing Debt) that occurs under any Warehousing Debt or Securitization Indebtedness for which a Borrowing Base Debt Subsidiary is a sponsor, issuer or borrower that results in a Material Adverse Effect on the value of such Borrowing Base Debt Subsidiary as a whole~~;~~.

~~provided that any default with respect to any Borrowing Base Eligible Asset that directly or indirectly arises out of or is attributable to the COVID-19 pandemic and for which (i) a forbearance, waiver, amendment or any other modification that results in either abating or postponing the exercise of remedies or otherwise waiving or curing the underlying default has been provided (any such postponement, waiver, forbearance, amendment or other modification, “COVID Relief”) shall not result in a “VAE” for a period of ninety (90) days following such default unless the Required Lenders consent to further extensions or (ii) no COVID Relief has been provided shall not result in a “VAE” for a period of sixty (60) days following such default unless the Required Lenders consent to further extensions; provided that if any COVID Relief is provided, then such Borrowing Base Eligible Asset shall be governed by clause (i) above.~~

“Valuation Agent” means, any of the Initial Valuation Agent, Second Valuation Agent and/or the Third Valuation Agent, as the context may require.

“Valuation Confirmation Process” has the meaning as set forth in Section 11.5. “Valuation Report” has the meaning as set forth in Section 11.5.

“Warehousing Debt” means any warehouse, purchase, repurchase, participation or other similar financing facility extended by a lender or repo buyer to the Borrower or a Subsidiary thereof to finance the funding, acquisition or ownership of (a) Senior Commercial Real Estate Loans, (b) Senior Commercial Real Estate Construction Loan, (c) Subordinated Commercial Real Estate Loan, (d) Mezzanine Loans or (e) mortgage loans, mortgaged-backed or mortgage pass-through securities or other mortgage-related assets of any kind, but only for such time as the foregoing remain financed under such facility.

“Weighted Average Life to Maturity” means, when applied to any Debt at any date, the number of years obtained by dividing: (a) the sum of the products obtained by multiplying (i) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect thereof, by (ii) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment; by (b) the then outstanding principal amount of such Debt.

“Withdrawal Liability” means any liability to a Multiemployer Plan as a result of a “complete withdrawal” or “partial withdrawal” from such Multiemployer Plan, as such terms are defined in Section 4201(b) of ERISA.

“Withholding Agent” means any Loan Party and any Agent.

“Yield Maintenance Date” means ~~February 14~~August 20, ~~2025~~2028.

“Yield Maintenance Premium” means, with respect to any Loan prepaid prior to the Yield Maintenance Date, for the benefit of each Lender, an amount equal to the product of:

(i)            a fraction whose numerator is the principal amount of the Loans so prepaid and whose denominator is the aggregate principal amount of the Loans outstanding before giving effect to such payment, multiplied by

(ii)           the excess of (A) the sum of the respective present values (computed as of the date of prepayment) of the remaining scheduled payments (assuming such payments are made as scheduled) of principal and interest with respect to the portion of the Loans prepaid prior to the Yield Maintenance Date (assuming no prepayments or acceleration of the Loans ahead of the Yield Maintenance Date and all remaining principal amount on the Loans on the Yield Maintenance Date is paid in a single balloon payment on the Yield Maintenance Date), determined by discounting such payments to the date on which such prepayment is made at a rate, when compounded monthly, is equivalent to the Treasury Constant Yield plus 1.00% when compounded semi-annually (for the avoidance of doubt deducting from the sum of such present values any interest paid for the period from the date of prepayment to the next succeeding ~~Payment Date~~payment date in the event such payment is not made on a ~~Payment Date~~payment date), over (B) the aggregate principal amount of the Loans outstanding on such date immediately prior to such prepayment; provided that the Yield Maintenance Premium shall not be less than one percent (1.00%) of the principal amount of the Loans so prepaid. For the avoidance of doubt, the Yield Maintenance Premium shall be $0 for any Loans prepaid after the Yield Maintenance Date; provided, however, that the Yield Maintenance Premium with respect to any Loan prepaid on or after ~~February 14, 2023~~the Sixth Amendment Effective Date and prior to the Yield Maintenance Date shall be 2.5% of the principal amount of the Loans so prepaid.

1.2            Construction. Unless the context of this Agreement clearly requires otherwise, references to the plural include the singular and to the singular include the plural, the part includes the whole, the term “including” is not limiting, and the term “or” has, except where otherwise indicated, the inclusive meaning represented by the phrase “and/or.” References in this Agreement to a “determination” or “designation” include estimates by the Agents (in the case of quantitative determinations or designations), and beliefs by the Agents (in the case of qualitative determinations or designations). The words “hereof,” “herein,” “hereby,” “hereunder,” and similar terms in this Agreement refer to this Agreement as a whole and not to any particular provision of this Agreement. Article, section, subsection, clause, exhibit, and schedule references are to this Agreement unless otherwise specified. Any reference herein to this Agreement or any of the Loan Documents includes any and all alterations, amendments, restatements, changes, extensions, modifications, renewals, or supplements thereto or thereof, as applicable, made in accordance with the terms hereof or thereof. Any reference herein or in any other Loan Document to the satisfaction or repayment in full of the Obligations, any reference herein or in any other Loan Document to the Obligations being “paid in full” or “repaid in full” (except as set forth in Section 2.3(a)(v)), and any reference herein or in any other Loan Document to the action by any Person to repay the Obligations in full, shall mean the repayment in full in cash in Dollars of all Obligations other than contingent indemnification Obligations as to which no claim has been asserted or is anticipated. All payments hereunder or any other Loan Document in respect of the Obligations shall be made in Dollars.

1.3            Accounting Terms; GAAP; Pro Forma Calculations. (a) Except as otherwise expressly provided herein, all terms of an accounting or financial nature shall be construed in accordance with GAAP, as in effect from time to time; provided that, if the Borrower notifies Agents that the Borrower wishes to amend any provision hereof to eliminate the effect of any change occurring after the date hereof in GAAP or in the application thereof on the operation of such provision (or if any Agent notifies the Borrower that the Required Lenders request an amendment to any provision hereof for such purpose), regardless of whether any such notice is given before or after such change in GAAP or in the application thereof, then the Borrower’s (and the Guarantor’s, as applicable) compliance with such provision shall be determined on the basis of GAAP as in effect and applied immediately before such change shall have become effective until such notice shall have been withdrawn or such provision amended in accordance herewith.

ARTICLE II.

AMOUNT AND TERMS OF LOANS

2.1	Credit Facilities. Subject to the terms and conditions of this Agreement:

(a)            Each Lender agrees, severally and not jointly, to make an Initial Term Loan (the “Initial Term Loan”) to the Borrower on the Closing Date in an amount equal to the Term Loan Commitment of such Lender; provided, that such Closing Date shall occur no later than the Term Loan Commitment Termination Date.

(b)            The Borrower may make only one borrowing under the Term Loan Commitment, which shall be on the Closing Date. Any amount borrowed under this Section 2.1(a) and subsequently repaid or prepaid may not be reborrowed. Subject to Section 2.7 and Section 2.8, all amounts owed hereunder with respect to the Initial Term Loans shall be paid in full no later than the Maturity Date. Each Lender’s Term ~~Loan~~ Commitment shall terminate immediately and without further action on the Closing Date after giving effect to the funding of such Lender’s Term Loan Commitment on the Closing Date.

2.2	[Reserved].

2.3	Interest Rates; Payment of Principal and Interest.

(a)            Borrower shall make each payment due hereunder by making, or causing to be made in Dollars in immediately available funds, the amount thereof available to Agent’s Account, not later than 1:00 p.m. (Eastern Time), on the date of payment, for the account of the Lender Group. All payments received by the Administrative Agent after 1:00 p.m. (Eastern Time), may be deemed received on the next Business Day (in the Administrative Agent’s sole discretion) and any applicable interest shall continue to accrue.

(i)            Unless the Administrative Agent receives written notice from Borrower prior to the date on which any payment is due to the Lenders that the Borrower will not make such payment in full in Dollars in immediately available funds as and when required, the Administrative Agent may assume that the Borrower has made (or will make) such payment in full to the Administrative Agent on such date in Dollars in immediately available funds and the Administrative Agent may (but shall not be so required), in reliance upon such assumption, distribute to each Lender on such due date an amount equal to the amount then due such Lender.

(ii)           Except as otherwise provided with respect to Defaulting Lenders, aggregate principal and interest payments shall be apportioned among the Lenders in accordance with their Pro Rata Share and applied thereto and payments of fees and expenses (other than fees or expenses that are for the Administrative Agent’s separate account, after giving effect to any agreements between the Agents and individual Lenders) shall be apportioned ratably among the Lenders in accordance with Section 2.17. All payments shall be remitted to the Agents and all such payments, and all Proceeds of Collateral received by the Agents, shall be applied as follows:

(A)            first, to pay any fees and Lender Group Expenses then due to the Agents under the Loan Documents, until paid in full,

(B)            second, to pay any fees and Lender Group Expenses then due to the Lenders (other than Defaulting Lenders) under the Loan Documents, on a ratable basis, until paid in full,

(C)            third, ratably to pay interest due to the Lenders (other than Defaulting Lenders) in respect of the Loans until paid in full,

(D)            fourth, to pay the principal of all Loans then due to the Lenders (other than Defaulting Lenders) until paid in full,

(E)             fifth, to pay any other Obligations owed to Lenders (other than Defaulting Lenders), until paid in full,

(F)             sixth, to pay any Obligations owed to Defaulting Lenders until paid in full, and

(G)            seventh, to the Borrower (to be wired to the Designated Account) or such other Person entitled thereto under applicable law.

(iii)          the Administrative Agent promptly shall distribute to each Lender, pursuant to the applicable wire instructions received from each Lender in writing, such funds as it may be entitled to receive.

(iv)          For purposes of the foregoing, “paid in full” means payment of all amounts owing under the Loan Documents according to the terms thereof, including loan fees, service fees, professional fees, interest (and specifically including interest accrued after the commencement of any Insolvency Proceeding), default interest, interest on interest, and expense reimbursements, whether or not any of the foregoing would be or is allowed or disallowed in whole or in part in any Insolvency Proceeding, other than contingent indemnification Obligations as to which no claim has been asserted or is anticipated.

(v)           In the event of a direct conflict between the priority provisions of this Section 2.3 and other provisions contained in any other Loan Document, it is the intention of the parties hereto that such priority provisions in such documents shall be read together and construed, to the fullest extent possible, to be in concert with each other. In the event of any actual, irreconcilable conflict that cannot be resolved as aforesaid, the terms and provisions of this Section 2.3 shall control and govern.

(b)            Each Loan shall bear interest upon the unpaid principal balance thereof, from the date advanced or continued, at a rate, per annum, equal to the lesser of (i) the Interest Rate and (ii) the Highest Lawful Rate. Interest due with respect to each Loan shall be due and payable, in arrears, on each Interest Payment Date applicable to that Loan and on the Maturity Date.

(c)            Unless prepaid in accordance with the terms hereof, the outstanding principal balance of all Loans, together with accrued and unpaid interest thereon, shall be due and payable, in full, on the Maturity Date.

(d)            Any Lender by written notice to the Borrower (with a copy to the Agents) may request that Loans made by it be evidenced by a promissory note. In such event, the Borrower shall execute and deliver to such Lender a promissory note, substantially in the form of Exhibit A-2 payable to such Lender (or, if requested by such Lender, to such Lender and its registered assigns). Thereafter, the Loans evidenced by such promissory note and interest thereon shall at all times (including after assignment pursuant to Section 9.1) be represented by one or more promissory notes in such form payable to the payee named therein (or to such payee and its registered assigns). For the avoidance of doubt, assignments of any Loans by Lenders (irrespective of whether promissory notes are issued hereunder) shall be in accordance with the provisions of Section 9.1 of this Agreement.

2.4	Computation of Interest and Fees; Maximum Interest Rate.

(a)            All computations of interest with respect to the Loans and computations of the fees due hereunder for any period shall be calculated on the basis of a year of 360 days for the actual number of days elapsed in such period. Interest shall accrue from the first day of the making of a Loan (or the date on which interest or fees or other payments are due hereunder, if applicable) to (but not including) the date of repayment of such Loan (or the date of the payment of interest or fees or other payments, if applicable) in accordance with the provisions hereof.

(b)            Anything to the contrary contained in this Agreement notwithstanding, the Borrower shall not be obligated to pay, and the Agents shall not be entitled to charge, collect, receive, reserve, or take interest (it being understood that interest shall be calculated as the aggregate of all charges which constitute interest under applicable law that are contracted for, charged, reserved, received, or paid) in excess of the Highest Lawful Rate. During any period of time in which the interest rates specified herein exceed the Highest Lawful Rate, interest shall accrue and be payable at such Highest Lawful Rate; provided, however, that, if the interest rate otherwise applicable hereunder declines below the Highest Lawful Rate, interest shall continue to accrue and be payable at the Highest Lawful Rate (so long as there remains any unpaid principal with respect to the Loans) until the interest that has been paid hereunder equals the amount of interest that would have been paid if interest had at all times accrued and been payable at the applicable interest rates otherwise specified in this Agreement. For purposes of this Section 2.4, the term “applicable law” shall mean that law in effect from time to time and applicable to this loan transaction which lawfully permits the charging and collection of the highest permissible, lawful, non-usurious rate of interest on such loan transaction and this Agreement, including laws of the State of New York and, to the extent controlling or the laws of the United States of America.

2.5	Request for Borrowing.

(a)	Each Loan shall be made on a Business Day.

(b)            Each Loan that is proposed to be made after the Closing Date shall be made upon written notice, by way of a Request for Borrowing, which Request for Borrowing shall be irrevocable and shall be given by mail, electronic mail (in a format bearing a copy of the signature(s) required thereon), or personal service, and delivered to the Administrative Agent at the address provided in Exhibit 11.3, by the Borrower giving the Administrative Agent notice at least ten (10) Business Days before the date the Loan is to be made (or, with respect to the Request for Borrowing relating to the Second Incremental Term Loans, at any time on or prior to the date the Loan is to be made), and such notice shall specify that a Loan is requested and state the amount (subject to the provisions of this Article II).

(c)            If the notice provided for in clause (b) of this Section 2.5 with respect to a Loan is received by the Administrative Agent not later than 1:00 p.m. (Eastern Time), on a Business Day, such day shall be treated as the first Business Day of the required notice period. In any other event, such notice will be treated as having been received immediately before 1:00 p.m. (Eastern Time) of the next Business Day and such day shall be treated as the first Business Day of the required notice period.

(d)            Promptly after receipt of a Request for Borrowing pursuant to Section 2.5(b), the Administrative Agent shall notify the Lenders on the same Business Day that the Administrative Agent receives such Request for Borrowing (or the next Business Day of such Request for Borrowing is received after 1:00 p.m. (Eastern Time) on such Business Day), by electronic mail (in a format bearing a copy of the signature(s) required thereon) or other similar form of transmission, of the requested Loan. Each Lender shall make the amount of such Lender’s Pro Rata Share of the requested Loan available to the Administrative Agent in immediately available funds, to Agent’s Account, not later than 1:00 p.m. (Eastern Time) on the Funding Date applicable thereto. After the Administrative Agent’s receipt of all proceeds of such Loans, the Administrative Agent shall make the proceeds thereof available to the Borrower on the applicable Funding Date by transferring to the Designated Account immediately available funds equal to the proceeds that are requested by the Borrower to be sent to the Borrower in the applicable Request for Borrowing or apply such proceeds (after deduction of any Lender Group Expenses) as directed by the Borrower.

(e)            Unless the Administrative Agent receives written notice from a Lender, prior to 12:00 p.m. (Eastern Time) on the date of such Loan, that such Lender will not make available as and when required hereunder to the Administrative Agent for the account of the Borrower the amount of that Lender’s Pro Rata Share of the Loan, the Administrative Agent may assume that each Lender has made or will make such amount available to the Administrative Agent in immediately available funds on the Funding Date and the Administrative Agent may (but shall not be so required), in reliance upon such assumption, make available to the Borrower on such date a corresponding amount. If and to the extent any Lender (other than the Administrative Agent) shall not have made its full amount available to the Administrative Agent in immediately available funds and the Administrative Agent in such circumstances has made available to the Borrower such amount, that Lender shall on the Business Day following such Funding Date make such amount available to the Administrative Agent, together with interest at the Defaulting Lender Rate for each day during such period. A notice submitted by the Administrative Agent to any Lender with respect to amounts owing under this subsection shall be conclusive, absent manifest error. If such amount is so made available, such payment to the Administrative Agent shall constitute such Lender’s Loan on the date of such Loan for all purposes of this Agreement. If such amount is not made available to the Administrative Agent on the Business Day following the Funding Date, the Administrative Agent will notify Borrower of such failure to fund and, upon demand by the Administrative Agent, the Borrower shall pay such amount to the Administrative Agent for the Administrative Agent’s account, together with interest thereon for each day elapsed since the date of such Loan, at a rate per annum equal to the interest rate applicable at the time to the Loans composing such Loan, without in any way prejudicing the rights and remedies of the Borrower against the Defaulting Lender.

(f)             Notwithstanding the provisions of Section 2.3(a)(ii), the Administrative Agent shall not be obligated to transfer to a Defaulting Lender any payments made by the Borrower to the Administrative Agent for the Defaulting Lender’s benefit or any Proceeds of Collateral that would otherwise be remitted hereunder to the Defaulting Lender, and, in the absence of such transfer to the Defaulting Lender, the Administrative Agent shall transfer any such payments (i) first, to the payment of any amounts owing by such Defaulting Lender to the Administrative Agent hereunder, (ii) second, as the Borrower may request (so long as no Default or Event of Default exists), to the funding of any Loan in respect of which such Defaulting Lender has failed to fund its portion thereof as required by this Agreement, as determined by the Required Agents, (iii) third, if so determined by the Required Agents and the Borrower, to be held in a deposit account and released pro rata in order to satisfy such Defaulting Lender’s potential future funding obligations with respect to Loans under this Agreement, (iv) fourth, to the payment of any amounts owing to the Lenders as a result of any judgment of a court of competent jurisdiction obtained by any Lender against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement, (v) fifth, so long as no Default or Event of Default exists, to the payment of any amounts owing to the Borrower as a result of any judgment of a court of competent jurisdiction obtained by the Borrower against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement, and (vi) sixth, to such Defaulting Lender or as otherwise directed by a court of competent jurisdiction; provided that if (x) such payment is a payment of the principal amount of any Loans in respect of which such Defaulting Lender has not fully funded its appropriate share, and (y) such Loans were made at a time when the conditions set forth in Section 3.2 were satisfied or waived, such payment shall be applied solely to pay the Loans of all Non-Defaulting Lenders on a pro rata basis prior to being applied to the payment of any Loans of such Defaulting Lender until such time as all Loans are held by the Lenders in accordance with their Pro Rata Share. Any payments, prepayments or other amounts paid or payable to a Defaulting Lender that are applied (or held) to pay amounts owed by a Defaulting Lender pursuant to this Section 2.5(f) shall be deemed paid to and redirected by such Defaulting Lender, and each Lender irrevocably consents hereto. Solely for the purposes of voting or consenting to matters with respect to the Loan Documents (including the calculation of Pro Rata Share in connection therewith) and for the purpose of calculating the fee payable under Section 2.9(b), such Defaulting Lender shall be deemed not to be a “Lender” and such Lender’s ~~Term Loan~~ Commitment shall be deemed to be zero; provided, that the foregoing shall not apply to any of the matters governed by Sections 11.2(a) through (c). This Section shall remain effective with respect to such Defaulting Lender until the earlier of (y) the date on which all of the non-Defaulting Lenders, the Required Agents and the Borrower shall have waived, in writing, the application of this Section 2.5(f) to such Defaulting Lender, or (z) the date on which such Defaulting Lender makes payment of all amounts that it was obligated to fund hereunder, pays to the Administrative Agent all amounts owing by Defaulting Lender in respect of the amounts that it was obligated to fund hereunder, and, if requested by the Required Agents, provides adequate assurance of its ability to perform its future obligations hereunder (on which earlier date, so long as no Event of Default has occurred and is continuing, any remaining cash collateral held by the Collateral Agent pursuant to Section 2.5(f)(ii) shall be released to the Borrower). The operation of this Section shall not be construed to increase or otherwise affect the ~~Term Loan~~ Commitment of any Lender, if any, to relieve or excuse the performance by such Defaulting Lender or any other Lender of its duties and obligations hereunder, or to relieve or excuse the performance by the Borrower of its duties and obligations hereunder to the Agents or to the Lenders other than such Defaulting Lender. Any failure by any Defaulting Lender to fund amounts that it was obligated to fund hereunder shall constitute a material breach by such Defaulting Lender of this Agreement and shall entitle the Borrower at its option, upon written notice to the Agents, to arrange for a substitute Lender to assume the ~~Term Loan~~ Commitment of such Defaulting Lender, such substitute Lender to be reasonably acceptable to the Required Agents. In connection with the arrangement of such a substitute Lender, the Defaulting Lender shall have no right to refuse to be replaced hereunder, and agrees to execute and deliver a completed form of Assignment and Acceptance in favor of the substitute Lender (and agrees that it shall be deemed to have executed and delivered such document if it fails to do so) subject only to being repaid its share of the outstanding Obligations (including all interest, fees, and other amounts that may be due and payable in respect thereof); provided, that any such assumption of the ~~Term Loan~~ Commitment of such Defaulting Lender shall not be deemed to constitute a waiver of any of the Lender Groups’ or the Borrower’s rights or remedies against any such Defaulting Lender arising out of or in relation to such failure to fund, including Borrower’s right to require Defaulting Lender to reimburse the Borrower for any fees, charges or expenses incurred by the Borrower under this Section 2.5(f) as a result of the failure by any Defaulting Lender to fund amounts that it was obligated to fund hereunder. In the event of a direct conflict between the priority provisions of this Section 2.5(f) and any other provision contained in this Agreement or any other Loan Document, it is the intention of the parties hereto that such provisions be read together and construed, to the fullest extent possible, to be in concert with each other. In the event of any actual, irreconcilable conflict that cannot be resolved as aforesaid, the terms and provisions of this Section 2.5(f) shall control and govern.

(g)            All Loans shall be made by the Lenders contemporaneously and in accordance with their Pro Rata Shares. It is understood that (i) no Lender shall be responsible for any failure by any other Lender to perform its obligation to make any Loan (or other extension of credit) hereunder, nor shall any Commitment of any Lender be increased or decreased as a result of any failure by any other Lender to perform its obligations hereunder, and (ii) no failure by any Lender to perform its obligations hereunder shall excuse any other Lender from its obligations hereunder.

2.6	[Reserved].

2.7	Repayment of Borrowings.

(a)            The Borrower shall pay to the Administrative Agent in full and without notice or demand for the account of the Lenders, on the Maturity Date, all amounts of the Loans then outstanding, in each case, together with accrued and unpaid interest on the principal amount to be paid to but excluding the date of such payment.

(b)            All repayments of the Loans made pursuant to this Section 2.7 shall be applied in the manner set forth in Section 2.3(a)(ii).

2.8	Prepayments.

(a)            The Loans may not be voluntarily prepaid during the Lockout Period. Subject to Section 2.8(c), following the Lockout Period, the Borrower shall have the right, at any time and from time to time, to prepay the Loans. The Borrower shall give the Administrative Agent written notice no later than 1:00 p.m. (Eastern Time) not less than three (3) Business Days prior to any such prepayment. In each case, such notice shall specify the date on which such prepayment is to be made (which shall be a Business Day), and the amount of such prepayment. Each such prepayment shall be in an aggregate minimum amount of $500,000 and shall include the Yield Maintenance Premium, if applicable, as well as interest accrued on the principal amount prepaid to, but not including, the date of payment in accordance with the terms hereof (or, in each case, such lesser amount constituting the amount of all Loans then outstanding).

(b)            Within five (5) Business Days after the occurrence of a Borrowing Base Deficiency, the Borrower shall prepay the outstanding principal amount of the Loans in an amount equal to the sum of (x) the aggregate amount necessary to eliminate such Borrowing Base Deficiency plus (y) the Yield Maintenance Premium applicable to the principal amount of the Loan prepaid on such prepayment date, if any; provided, however, that, no Yield Maintenance Premium shall be due and payable for an initial $4,000,000 of principal prepaid by the Borrower (calculated in the aggregate) in connection with cures of the Borrowing Base Deficiency.

(c)            Voluntary prepayments of Loans shall be applied first, to reduce any outstanding Lender Group Expenses and, second, in such order as the Borrower may direct. The Borrower may prepay the Loans subject to the payment of any accrued interest plus the Yield Maintenance Premium applicable to such prepayment.

(d)            Notwithstanding anything else contained herein, no Yield Maintenance Premium shall be due on the voluntary prepayment of any Lender’s Loan if, at the time of such prepayment (or on the next Interest Payment Date), the Borrower is or would be required to pay a gross up indemnity with respect to any Taxes pursuant to Section 10.11 or compensate such Lender for any increased costs pursuant to Section 2.11. Other than as set forth in the immediately preceding sentence and Section 2.8(b) above, Yield Maintenance Premium shall be due on any prepayment of any Loan prepaid prior to the Yield Maintenance Date.

(e)            If a Change of Manager Event occurs, the Borrower will, at the Lenders’ option (as provided by Lenders in writing to Borrower and Agents), prepay the Loans, plus accrued interest plus the Yield Maintenance Premium applicable to the principal amount of the Loan prepaid on such prepayment date, if any.

(f)             If a Change of Control Event occurs, the Borrower will, at the Lenders’ option (as provided by Lenders in writing to Borrower and Agents), prepay the Loans plus accrued interest plus the Yield Maintenance Premium applicable to the principal amount of the Loan prepaid on such prepayment date, if any.

For the avoidance of doubt, no Yield Maintenance Premium or other premium or penalty shall be payable in connection with any prepayment of the Loans, in whole or in part, made on or after ~~February 14, 2024~~the Yield Maintenance Date.

2.9	Fees.

(a)            Agent Fees. The Borrower agrees to pay to the Agents for their own benefit the fees in the amount and at the times set forth in the Agent Fee Letter. Such ~~Fees~~fees shall be fully earned when paid and shall be non-refundable for any reason whatsoever.

(b)            Closing Date Fees. On the Closing Date, the Borrower agrees to pay to Initial Lender and the Lender Assignees the Upfront Fees set forth in the Fee Side Letter.

2.10         Maintenance of Loan Account; Statements of Obligations. The Administrative Agent shall maintain an account on its books in the name of the Borrower (the “Loan Account”) on which the Borrower will be charged with all Loans made by the Lenders (or the Administrative Agent on behalf thereof) to the Borrower or for the Borrower’s account and all interest, fees, and expenses (in each case, as and when payable hereunder or under the other Loan Documents). The Administrative Agent shall render statements regarding the Loan Account to the Borrower, including principal, interest, fees, and including an itemization of all expenses owing, and, subject to the entries in the Register, which shall be controlling absent manifest error, such statements shall be conclusively presumed to be correct and accurate (absent manifest error) and constitute an account stated between the Borrower and the Administrative Agent unless, within ninety (90) days after receipt thereof by the Borrower, the Borrower shall deliver to the Administrative Agent written objection thereto describing the error or errors contained in any such statements.

2.11	Increased Costs.

(a)            If any change in, or the introduction, adoption, effectiveness, interpretation or reinterpretation or phase-in, in each case after the date hereof, of any law or regulation, directive, guideline, decision or request (whether or not having the force of law) of any court, central bank, regulator or other Governmental Authority (a “Regulatory Change”) affects the amount of capital required to be maintained by any Lender and such Lender determines (in its good faith discretion) that the rate of return on its capital as a consequence of the Loans or other advances of funds made by such Lender pursuant to this Agreement or any of the Loan Documents relating to fundings or commitments under this Agreement is reduced to a level below that which such Lender would have achieved but for the occurrence of any such circumstance, then, in any such case within thirty (30) days after written notice (which may be by email) from time to time by such Lender to the Borrower, the Borrower shall pay to such Lender compensation sufficient to compensate such Lender for such reduction in rate of return; provided, that such Lender shall provide the Borrower with such notice within a reasonable period of time following such Lender’s discovery of such increased costs or reductions. A statement of such Lender as to any such additional amount or amounts (including calculations thereof in reasonable detail), in the absence of manifest error, shall be conclusive and binding on the Borrower and such Lender. Notwithstanding the forgoing, (a) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder or issued in connection therewith, and (b) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign Governmental Authorities, in each case pursuant to Basel III, shall, in the case of clause (a) and clause (b), be deemed to be introduced, adopted, implemented and/or effective after the date hereof (regardless of the date enacted, adopted, issued, implemented and/or effective). Notwithstanding anything to the contrary in this Section 2.11(a), the Borrower shall not be required to compensate any Lender pursuant to this Section 2.11(a) for any amounts incurred more than nine months prior to the date that such Lender notifies the Borrower of such Lender’s intention to claim compensation therefor; provided that, if the circumstances giving rise to such claim have a retroactive effect, then such nine month period shall be extended to include the period of such retroactive effect.

(b)	If any Change in Law shall:

(i)            impose, modify or deem applicable any reserve, special deposit, compulsory loan, insurance charge or similar requirement against assets of, deposits with or for the account of, or credit extended or participated in by, any Lender;

(ii)           subject any Recipient to any Taxes (other than (A) Indemnified Taxes, (B) Taxes described in clauses (b) through (d) of the definition of Excluded Taxes and (C) Connection Income Taxes) on its loans, loan principal, letters of credit, commitments, or other obligations, or its deposits, reserves, other liabilities or capital attributable thereto; or

(iii)            impose on any Lender any other condition, cost or expense (other than Taxes) affecting this Agreement or Loans made by such Lender or any participation therein; and the result of any of the foregoing shall be to increase the cost to such Lender or such other Recipient of making, converting to, continuing or maintaining any Loan or of maintaining its obligation to make any such Loan or to reduce the amount of any sum received or receivable by such Lender or other Recipient hereunder (whether of principal, interest or any other amount) then, upon request of such Lender or other Recipient, the Borrower will pay to such Lender or other Recipient, as the case may be, such additional amount or amounts as will compensate such Lender or other Recipient, as the case may be, for such additional costs incurred or reduction suffered.

2.12            [Reserved].

2.13            Funding Sources. Nothing herein shall be deemed to obligate the Lenders (or the Agents on behalf thereof) to obtain the funds to make any Loan in any particular place or manner and nothing herein shall be deemed to constitute a representation by the Agents or any Lender that it has obtained or will obtain such funds in any particular place or manner.

2.14            Place of Loans. All Loans made hereunder shall be disbursed by credit to the Designated Account or as may otherwise be agreed to between Borrower and the Agents.

2.15            Incremental Term Loans.

(a)            Incremental Term Commitments. The Borrower may at any time or from time to time after the Closing Date, by written notice to the Agents (whereupon the Administrative Agent shall promptly deliver a copy to each of the Lenders) (an “Incremental Term Loan Request”), request the establishment of one or more new commitments which shall be in the same Credit Facility as any outstanding Initial Term Loans (a “Term Loan Increase” and, collectively with any Term Loan Increase, the “Incremental Term Commitments”) in an aggregate principal amount not to exceed, $40,000,000.

(b)            Incremental Term Loan Request. Each Incremental Term Loan Request from the Borrower pursuant to this Section 2.15 shall set forth the requested amount and proposed terms of the relevant Incremental Term Loans. Incremental Term Loans may be made by any existing Lender (but no existing Lender will have an obligation to make any Incremental Term Commitment) or by any other bank or other financial institution or (any such other bank or other financial institution being called an “Additional Lender”) (each such existing Lender or Additional Lender providing such, an “Incremental Lender”); provided that (i) Borrower shall only be permitted to request all or a portion (as applicable) of the Term Loan Increase from Additional Lenders if the Borrower has offered each of the existing Lenders an opportunity to provide such Term Loan Increase and the existing Lenders have declined to provide all or a portion of the Term Loan Increase (or have not responded in writing to the Borrower within ten (10) Business Days of any such offer) and (ii) for so long as any of the Required Lenders are managed or advised by J.P. Morgan Investment Management Inc., the Additional Lender must be an entity advised or managed by J.P. Morgan Investment Management Inc. or otherwise approved by J.P. Morgan Investment Management Inc. (such approval not to be unreasonably withheld, delayed or conditioned); provided, further, that each Additional Lender, prior to becoming an Incremental Lender hereunder, shall have provided the Agents with a duly executed IRS From W-9, or such other applicable IRS Form, a fully completed Administrative Agent Questionnaire, and all “know your customer” documentation requested by the Agents.

(c)            Incremental Term Loans. On any Incremental Facility Closing Date on which any Incremental Term Commitments are effected, subject to the satisfaction of the terms and conditions in this Section 2.15, (i) each Incremental Lender shall make a loan to the Borrower (an “Incremental Term Loan”) in an amount equal to its Incremental Term Commitment and (ii) each Incremental Lender shall become a Lender hereunder with respect to the Incremental Term Commitment and the Incremental Term Loans made pursuant thereto.

(d)            Effectiveness of Incremental Amendment. The effectiveness of any Incremental Amendment, and the Incremental Term Commitments thereunder, shall be subject to the satisfaction on the date thereof (the “Incremental Facility Closing Date”) of each of the following conditions:

(i)            no Default or Event of Default has occurred and is continuing or would result from the Incremental Term Loan; provided that, solely with respect to any Incremental Term Loans incurred in connection with an acquisition that is permitted under this Agreement, no Default or Event of Default shall exist at the time the definitive documentation for such acquisition is executed;

(ii)            after giving effect to such Incremental Term Commitments, the conditions of Section 3.2(a) shall be satisfied (it being understood that all references to “such date” or similar language in such Section 3.2(a) shall be deemed to refer to the effective date of such Incremental Amendment); provided that, if the proceeds of any Incremental Term Commitments are being used to finance an acquisition permitted hereunder, (x) the reference in Section 3.2(a) to the accuracy of the representations and warranties shall refer to the accuracy of the representations and warranties that would constitute “specified representations” and the representations and warranties in the relevant acquisition agreement, the breach of which would permit the buyer to terminate its obligations thereunder or decline to consummate such acquisition and (y) the reference to “Material Adverse Effect” in the “specified representations” shall be understood for this purpose to refer to “Material Adverse Effect” or similar definition as defined in the main transaction agreement governing such acquisition permitted hereunder;

(iii)            after giving effect to such Incremental Term Commitments, the Borrower is in compliance with the financial covenants set forth in Section 6.12; provided that, solely with respect to any Incremental Term Loans incurred in connection with an acquisition that is permitted under this Agreement, compliance with the financial covenants set forth in Section 6.12 shall exist at the time the definitive documentation for such acquisition is executed; and

(iv)            to the extent reasonably requested by the Agents, the Agents shall have received (A) customary legal opinions addressed to the Agents and the Lenders, board resolutions and officers’ certificates consistent with those delivered on the Closing Date other than changes to such legal opinion resulting from a change in law, change in fact or change to counsel’s form of opinion reasonably satisfactory to the Agents and (B) reaffirmation agreements and/or such amendments to the Security Agreement, as may be reasonably requested by the Agents in order to ensure that the enforceability of the Security Agreement and the perfection and priority of the Liens thereunder are preserved and maintained.

(e)            Required Terms. The terms, provisions and documentation of the Incremental Term Loans and Incremental Term Commitments shall be as agreed between the Borrower and the applicable Incremental Lenders providing such Incremental Term Commitments, and except (x) to the extent otherwise permitted under this Section 2.15, (y) to the extent more restrictive on the Borrower or the Guarantors (when taken as a whole) in any material respect than those with respect to the Initial Term Loans existing on the Incremental Facility Closing Date (but excluding any terms or conditions applicable after the Maturity Date) or (z) to the extent relating only to provisions of a mechanical or administrative nature, shall be reasonably satisfactory to the Agents. In any event:

(i)             the Incremental Term Loans:

(A)            shall rank pari passu in right of payment and in respect of the Collateral with the Initial Term Loans;

(B)            shall not mature earlier than the Maturity Date of any Initial Term Loans outstanding at the time of incurrence of such Incremental Term Loans;

(C)            shall have a Weighted Average Life to Maturity no shorter than the remaining Weighted Average Life to Maturity of any Initial Term Loans outstanding at the time of incurrence of such Incremental Term Loans;

(D)            subject to Section 2.15(f) below, shall have an applicable rate and amortization determined by the Borrower and the applicable Incremental Lenders; and

(E)            may participate on a pro rata basis or less than pro rata basis (but not on a greater than pro rata basis) in any voluntary or mandatory prepayments of Initial Term Loans hereunder, as specified in the applicable Incremental Amendment; and

(ii)            the proceeds, if any of the Incremental Term Loans, will be used for general corporate purposes of the Borrower and its Subsidiaries including, without limitation, for capital expenditures, permitted acquisitions and other permitted investments, restricted payments, refinancing of indebtedness and any other transaction not prohibited by this Agreement.]

(f)             Incremental Amendment.

(i)            Incremental Term Commitments shall become Commitments under this Agreement pursuant to an amendment (an “Incremental Amendment”) to this Agreement and, as appropriate, amendments to the other Loan Documents, executed by the Borrower, each Incremental Lender providing such Commitments and the Agents, as applicable. The Incremental Amendment may, without the consent of any other Loan Party or, Lender, effect such amendments to this Agreement and the other Loan Documents as may be necessary or appropriate, in the reasonable opinion of the Agents and the Borrower, to effect the provisions of this Section 2.15.

(ii)            The Lenders hereby irrevocably authorize the Agents to enter into amendments to this Agreement and the other Loan Documents with the Loan Parties as may be necessary in order to establish new Loans or commitments made or established pursuant to this Section 2.15 and such technical amendments as may be necessary or appropriate in the reasonable opinion of the Agents and the Borrower in connection with the establishment of such new Loans, in each case on terms consistent with this Section 2.15, including any amendments that are not adverse to the interests of any Lender that are made to effectuate changes necessary to enable any Incremental Term Loans to be fungible for United States federal income tax purposes with the Initial Term Loans, which shall include any amendments that do not reduce the ratable amortization received by each Lender thereunder.

(g)            This Section 2.15 shall supersede any provisions in Section 3.3, Section 9.1 or Section 11.2 to the contrary.

2.16            Mitigation of Obligations. If any Lender requests compensation under Section 2.11, or if the Borrower is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 10.11, then such Lender shall use reasonable efforts to designate a different one of its lending offices or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if (i) in the reasonable judgment of such Lender, such designation or assignment would eliminate or reduce amounts payable pursuant to Sections 2.11 or 10.11, as applicable, and (ii) in the reasonable judgment of such Lender, such designation or assignment would not subject such Lender to any material unreimbursed cost or expense and would not otherwise be materially disadvantageous to such Lender. The Borrower hereby agrees to pay all reasonable costs and expenses incurred by any Lender in connection with any such designation or assignment.

2.17             Pro Rata Treatment.

(a)            Each Loan shall be allocated among the Lenders in accordance with their respective Pro Rata Share.

(b)            Except for prepayments contemplated by Section 2.8(d)(y), each repayment by the Borrower in respect of principal or interest on the Initial Term Loans ~~and~~, the First Incremental Term Loans and the Second Incremental Term Loans and each payment in respect of fees or expenses payable hereunder shall be applied to the amounts of such obligations owing to the Lenders entitled thereto in accordance with their respective Pro Rata Share. Each voluntary prepayment by the Borrower of Initial Term Loans ~~and~~ ,the First Incremental Term Loans and the Second Incremental Term Loans shall be applied to the amounts of such obligations owing to the Lenders in accordance with their respective Pro Rata Share (unless such payment is made in accordance with Section 9.1(f), in which case it shall be made in accordance with such Section).

ARTICLE III.

CONDITIONS TO LOANS

3.1            Conditions Precedent to the Initial Term Loan. The obligation of each Lender to make its initial Loan hereunder is, in addition to the conditions set forth in Section 3.2 hereof, subject to the fulfillment, to the reasonable satisfaction of Agents and each Lender and its counsel, of each of the following conditions on or before the Closing Date:

(a)            The Lenders and the Agents shall have received all documentation and other information required by regulatory authorities under applicable “know your customer” and anti-money laundering rules and regulations, including the PATRIOT Act;

(b)            The Agents shall have received the results of a recent lien, tax lien, judgment and litigation search in each of the jurisdictions or offices in which UCC financing statement or other filings or recordations should be made to evidence or perfect security interests in all assets of the Loan Parties (or would have been made at any time during the five years immediately preceding the Closing Date to evidence or perfect Liens on any assets of the Loan Parties), and such search shall reveal no Liens or judgments on any of the assets of the Loan Parties, except for Permitted Liens or Liens and judgments to be terminated on the Closing Date pursuant to documentation satisfactory to the Agents;

(c)            The Agents shall have received this Agreement, any Notes, the Negative Pledge Agreement, the Security Agreement, the Agent Fee Letter and each other Loan Document, each duly executed and delivered by each party thereto, each in form and substance reasonably satisfactory to the Agents;

(d)            Each Lender requesting a Note shall have received originals of each Note (with a copy to the Administrative Agent), duly executed by the Borrower;

(e)            The Agents shall have received the written opinions, in the form attached hereto as Exhibit 3.1(e), and dated the date of the Closing Date, of counsel to the Loan Parties and the grantors party to the Negative Pledge Agreement, with respect to this Agreement and the other Loan Documents, which written opinions shall be in form and substance reasonably satisfactory to the Agents and their counsel;

(f)            The Agents shall have received a certificate of status with respect to each Loan Party dated within thirty (30) days of the date of this Agreement, such certificate to be issued by the Secretary of State of the jurisdiction of organization of each Loan Party, which certificate shall indicate that such Loan Party is in good standing in such State;

(g)            The Agents shall have received a copy of each Loan Party’s Governing Documents, certified by a Responsible Officer with respect to such Loan Party;

(h)            The Agents shall have received a copy of the resolutions or the unanimous written consent with respect to each Loan Party, certified as of the Closing Date by a Responsible Officer of such Loan Party, authorizing (A) the transactions contemplated by the Loan Documents to which such Loan Party is or will be a party, and (B) the execution, delivery and performance by such Loan Party of each Loan Document to which such Loan Party is or will be a party and the execution and delivery of the other documents to be delivered by such Loan Party in connection herewith and therewith;

(i)            The Agents shall have received a signature and incumbency certificate of the Responsible Officer with respect to each Loan Party executing this Agreement,

any Notes, the Negative Pledge Agreement, the Security Agreement and the other Loan Documents not previously delivered to each Agent to which each Loan Party is a party, certified by a Responsible Officer with respect to each Loan Party;

(j)          The Collateral Agent shall have received originals of any Pledged Securities that are certificated;

(k)          [reserved];

(l)           The Agents shall have received copies of all consents (if any) set forth on Schedule 4.3;

(m)        Except as set forth in any publicly available information (including, without limitation, Exchange Act filings, financial statements, earnings calls, presentations, press releases and other similar disclosures), which is publicly available on or before December 31, 2018, since December 31, 2017, no Material Adverse Effect has occurred;

(n)         the Borrower shall have paid all fees incurred in connection with the transactions evidenced by this Agreement on the Closing Date and all Lender Group Expenses (which in the case of legal fees, shall be subject to the Legal Expenses Cap) incurred in connection with the transactions evidenced by this Agreement for which the Borrower received an invoice at least three (3) Business Days prior to the Closing Date;

(o)         the Administrative Agent shall have received a Request for Borrowing one (1) Business Day prior to the Closing Date, including a general statement as to the proposed use of proceeds of the draw; and

(p)          all other documents and legal matters in connection with the transactions contemplated by this Agreement shall have been delivered or executed or recorded and shall be in form and substance reasonably satisfactory to Agents and their counsel.

3.2            Conditions Precedent to All Loans. The obligation of the Lenders to make any Loan hereunder (or to extend any other credit hereunder) is subject to the fulfillment, at or prior to the time of the making of such Loan, of each of the following conditions:

(a)          The representations and warranties of the Borrower contained in this Agreement and the other Loan Documents shall be true and correct on the Closing Date or, with respect to any Loans made after the Closing Date, in all material respects (except that such materiality qualifier shall not be applicable to any representation or warranty to the extent that such representation or warranty is qualified or modified by materiality) on and as of the date of such Loan as though made on and as of such date (except to the extent that such representations and warranties solely relate to an earlier date) (subject in the case of Incremental Term Loans to Section 2.15(d)(ii));

(b)            No Event of Default or Default shall have occurred and be continuing on the date of such Loan, nor shall either result from the making of such Loan (subject in the case of Incremental Term Loans to Section 2.15(d)(i));

(c)            The Borrower is in compliance with the covenants set forth in Section 6.12 both before and after giving effect to such Loan (subject in the case of Incremental Term Loans to Section 2.15(d)(iii));

(d)            The Borrower shall have delivered to the Administrative Agent a Request for Borrowing pursuant to the terms of Section 2.1(b), Section 2.5 and Section 2.15 hereof, as applicable;

(e)            The Borrower shall have delivered a Borrowing Base Certificate to the Agents at least three (3) Business Days prior to the date of any such Loan, including a general statement as to the proposed use of proceeds of the draw; and

(f)            The aggregate principal amount of all Loans under this Agreement, irrespective of whether such Loans have been repaid or prepaid, shall not exceed $40,250,000 (subject to Section 2.15).

3.3             Maturity Date.

(a)            This Agreement shall continue in full force and effect for a term ending on the earlier of (the “Maturity Date”): (a) February ~~14~~20, ~~2026~~2030, and (b) such earlier date on which the Loans shall become due and payable in accordance with the terms of this Agreement and the other Loan Documents.

ARTICLE IV.

REPRESENTATIONS AND WARRANTIES OF THE BORROWER

Each Loan Party makes the following representations and warranties as of the date hereof, the Closing Date and on and as of the date of each Loan as though made on and as of the date of the making of such Loan (except to the extent that such representations and warranties relate solely to an earlier date) and such representations and warranties shall survive the execution and delivery of this Agreement and the making of the Loans:

4.1            Due Organization. Each of the Borrower and its Subsidiaries is a duly organized and validly existing limited liability company in good standing under the laws of the jurisdiction of its incorporation or organization and is duly qualified to conduct business in all other jurisdictions where its failure to do so could reasonably be expected to have a Material Adverse Effect.

4.2            Securities and Subsidiaries. Schedule 4.2 sets forth (i) each Loan Party and its jurisdiction of incorporation or organization as of the Closing Date and (ii) the number of each class of its Securities authorized, and the number outstanding, on the Closing Date and the number of Securities covered by all outstanding options, warrants, rights of conversion or purchase and similar rights on the Closing Date. All Securities of each Loan Party are duly and validly issued and are fully paid and non-assessable, and, other than the Securities of the Borrower, are owned by the Borrower, directly or indirectly. Each Loan Party is the record and beneficial owner of, and has good and marketable title to, the Securities pledged by (or purported to be pledged by) it under the Security Agreement, to the knowledge of each Loan Party, free of any and all Permitted Collateral Liens (other than in respect to Liens arising pursuant to clause (d) of the definition thereof), and, as of the Closing Date, there are no outstanding warrants, options or other rights (including derivatives) to purchase, or shareholder, voting trust or similar agreements outstanding with respect to, or property that is convertible into, or that requires the issuance or sale of, any such Securities (or any economic or voting interests therein).

4.3            Requisite Power and Authorization. Each Loan Party has all requisite power and authority to execute and deliver this Agreement and the other Loan Documents to which it is a party, and, if applicable, to borrow the sums provided for in this Agreement. Each of the Borrower and its Subsidiaries has all governmental licenses, authorizations, consents, and approvals necessary to own and operate its Assets and to carry on its businesses as now conducted and as proposed to be conducted, other than licenses, authorizations, consents, and approvals that are not currently required or the failure to obtain which could not reasonably be expected to be materially adverse to any Lender. The execution, delivery, and performance of this Agreement and the other Loan Documents have been duly authorized by each Loan Party and all necessary limited liability company or corporate action in respect thereof has been taken, and, other than as set forth on Schedule 4.3, the execution, delivery, and performance thereof do not require any other material consent or approval of any other Person that has not been obtained.

4.4            Binding Agreements. This Agreement and the other Loan Documents to which any Loan Party is a party, when executed and delivered by such Loan Party, will constitute the legal, valid, and binding obligations of such Loan Party, enforceable against such Loan Party in accordance with their terms except as the enforceability hereof or thereof may be affected by: (a) bankruptcy, insolvency, reorganization, moratorium, or other similar laws affecting the enforcement of creditors’ rights generally, and (b) equitable principles of general applicability (whether considered in a proceeding in equity or law).

4.5            Other Agreements. The execution, delivery, and performance by each Loan Party of this Agreement and the other Loan Documents to which any Loan Party is a party, do not and will not: (a) violate (i) in any material respect any provision of any federal (including the Exchange Act), state or local law, rule, or regulation (including Regulations T, U, and X of the Federal Reserve Board) binding on any Loan Party, (ii) in any material respect any order of any Governmental Authority, court, arbitration board or tribunal binding on any Loan Party or (iii) the Governing Documents of any Loan Party, or (b) contravene any provisions of, result in a breach of, constitute (with the giving of notice or the lapse of time) a default under, or result in the creation of any Lien (other than Liens granted by the Loan Parties to the Collateral Agent, for the benefit of the Secured Parties, to secure the Obligations under this Agreement) upon any of the Assets of any Loan Party pursuant to any Material Agreement, or (c) require termination of any Material Agreement, or (d) constitute a tortious interference with any material Contractual Obligation of the Borrower or its Subsidiaries.

4.6             Litigation: Adverse Facts and Compliance with Laws.

(a)            There is no action, suit, proceeding, or arbitration (irrespective of whether purportedly on behalf of any Loan Party) at law or in equity, or before or by any federal, state, municipal, or other governmental department, commission, board, bureau, agency, or instrumentality, domestic or foreign, pending or threatened in writing against or affecting the Borrower and any of its Subsidiaries, that could reasonably be expected to have a Material Adverse Effect, or could reasonably be expected to materially and adversely affect any Loan Party’s ability to perform its obligations under the Loan Documents to which it is a party (including Borrower’s or any Guarantor’s ability to repay any or all of the Loans when due);

(b)            Neither the Borrower nor any of its Subsidiaries is subject to or in default with respect to any order, final judgment, writ, injunction, decree, rule, or regulation of any Governmental Authority in a manner that could reasonably be expected to have a Material Adverse Effect or could reasonably be expected to materially and adversely affect any Loan Party’s ability to perform its obligations under the Loan Documents to which it is a party (including Borrower’s or any Guarantor’s ability to repay any or all of the Loans when due);

(c)            Neither the Borrower nor any of its Subsidiaries (i) has failed to comply with Environmental Laws or to obtain, maintain and comply with any permit, license or other approval required to be obtained by the Borrower or any of its Subsidiaries under any Environmental Law, (ii) is subject to any material liability under Environmental Law, (iii) has received written notice of any claim alleging that it is in violation of Environmental Law or has liability under Environmental Law or (iv) has actual knowledge of existing facts or circumstances that would reasonably be expected to form the basis of a claim that it has liability under Environmental Law, except, in the case of each of items (i) through (iv) above, would not reasonably be expected to have a Material Adverse Effect;

(d)            Each Loan Party and all Affiliates of all of the foregoing are in compliance with the Foreign Corrupt Practices Act of 1977 and any applicable foreign counterpart thereto. No Loan Party or Affiliate of any of the foregoing has made, offered, promised or authorized a payment of money or anything else of value (i) in order to assist in obtaining or retaining business for or with, or directing business to, any foreign official, foreign political party, party official or candidate for foreign political office, (ii) to any foreign official, foreign political party, party official or candidate for foreign political office, or (iii) with the intent to induce the recipient to misuse his or her official position to direct business wrongfully to any Loan Party or any Affiliate of any of the foregoing, or any other Person, in violation of the Foreign Corrupt Practices Act; and

(e)            (i) There is no action, suit, proceeding or investigation pending or, to the best of the Borrower’s knowledge, threatened in writing against or affecting the Borrower or any of its Subsidiaries that questions the validity or the enforceability of this Agreement or other the Loan Documents, and (ii) there is no action, suit, or proceeding pending against or affecting any Loan Party pursuant to which, on the date of the making of any Loan hereunder, there is not in effect a binding injunction that could reasonably be expected to materially and adversely affect the validity or enforceability of this Agreement or the other Loan Documents.

4.7            Government Consents. Other than such as may have previously been obtained, filed, or given, as applicable, no consent, license, permit, approval, or authorization of, exemption by, notice to, report to or registration, filing, or declaration with, any Governmental Authority is required in connection with the execution, delivery, and performance by the Loan Parties of the Loan Documents to which they are a party, in each case, except as could not reasonably be expected to have a Material Adverse Effect.

4.8            Title to Assets; Liens. Except for Permitted Liens, all of the Assets held by the Borrower and its Subsidiaries are free from all Liens of any nature whatsoever. Except for Permitted Liens, the Borrower and its Subsidiaries have good and sufficient title to all of the Assets held by the Borrower and its Subsidiaries.

4.9            ERISA. Except as could not reasonably expected to have a Material Adverse Effect, each Plan is in compliance with the applicable provisions of ERISA, the Code and other Federal and state laws. Except as could not reasonably be expected to have a Material Adverse Effect, (i) no ERISA Event has occurred or is reasonably expected to occur; (ii) no Loan Party has incurred, or reasonably expects to incur, any liability (including liability as an ERISA Affiliate of another Person) under Title IV of ERISA with respect to any Single Employer Plan (other than premiums due and not delinquent under Section 4007 of ERISA); (iii) no Loan Party has incurred or reasonably expects to incur any liability (including liability as an ERISA Affiliate of another Person), and no event has occurred which, with the giving of notice under Section 4219 of ERISA, would result in such liability, under Section 4201 or 4243 of ERISA with respect to a Multiemployer Plan; and (iv) neither any Loan Party nor any of its ERISA Affiliate has engaged in a transaction that could be subject to Section 4069 or 4212(c) of ERISA.

4.10          Payment of Taxes. All material tax returns and reports of the Loan Parties (and all parent entities of such Loan Parties with which any Loan Party is or has been consolidated or combined) required to be filed by it have been timely filed (inclusive of any permitted extensions), and all material Taxes, governmental assessments, fees, and amounts required to be withheld and paid to a Governmental Authority and all other governmental charges imposed upon the Loan Parties, and upon their Collateral, income, and franchises, that are due and payable have been paid except for any claims for Taxes that are being contested, in good faith, by appropriate proceedings promptly instituted and diligently conducted, and with respect to which an adequate reserve or other appropriate provision, if any, shall have been made in order to be in conformity with GAAP.

4.11          Governmental Regulation.

(a)            The Loan Parties are not, nor immediately after the application by the Borrower of the proceeds of the Loans will they be, required to be registered as an “investment company” under the Investment Company Act of 1940, as amended.

(b)            No Loan Party holds any interest in any Margin Securities. No part of the proceeds of the loans made to the Borrower will be used to purchase or carry any Margin Securities or to extend credit to others for the purpose of purchasing or carrying any Margin Securities or for any purpose that violates the provisions of Regulation T, U or X of the Board of Governors.

(c)            No Loan Party is subject to regulation under any federal, state, or local law, rule, or regulation generally limiting its ability to incur Debt.

4.12            Disclosure. No written statement, representation or warranty of any Loan Party contained in this Agreement or any other document, certificate, or written information furnished to any Agent or any Lender with respect to the business, operations, Collateral, or condition (financial or otherwise) of the Loan Parties in connection with the transactions contemplated by this Agreement (other than projections, pro forma financial statements and budgets and information of a general economic or industry-wide nature) contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained herein or therein, in light of the circumstances under which they were made, not materially misleading. There is no fact known to any Loan Party (other than matters of a general economic industry-wide nature) that any Loan Party believes reasonably could be expected to have a Material Adverse Effect, that has not been disclosed herein or in such other documents, certificates, and statements furnished to any Agent or any Lender for use in connection with the transactions contemplated hereby.

4.13            Debt. The Borrower and its Subsidiaries do not have any Debt outstanding other than Debt permitted by Section 6.1 hereof.

4.14            Existing Defaults. Neither the Borrower nor any of its Subsidiaries is in default in the performance, observance or fulfillment of any of the obligations contained in any Contractual Obligation applicable to it, and no condition exists which, with or without the giving of notice or the lapse of time, would constitute a default under any such Contractual Obligation, except, in any such case, where the consequences, direct or indirect, of such default or defaults, if any, could not reasonably be expected to have a Material Adverse Effect. No event of default has occurred under any Securitization Transaction which remains uncured or unwaived and no circumstance, event or condition has occurred or exists which, with the giving of notice and/or the expiration of the applicable period would constitute an event of default under the documents relating to the Securitization Transactions.

4.15            No Material Adverse Effect. No event or development has occurred which could reasonably be expected to result in a Material Adverse Effect.

4.16            Security Documents. The Security Agreement is effective to create in favor of the Collateral Agent, for the benefit of the Secured Parties, a legal, valid, binding and enforceable first-priority security interest in the Collateral described herein and therein and in proceeds and products thereof as set forth herein and therein (subject to Permitted Collateral Liens). In the case of (i) Pledged Securities represented by certificates, (x) when such certificates are delivered to the Collateral Agent or (y) when financing statements in appropriate form are filed in the offices specified on Schedule 4.16, and (ii) the other Collateral described in the Security Agreement, when financing statements in appropriate form are filed in the offices specified on Schedule 4.16 and such other filings as are specified on Schedule 2 to the Security Agreement have been completed, the Lien created by the Security Agreement shall constitute a fully perfected Lien on, and security interest in, all right, title and interest of the Loan Parties in such Collateral and the proceeds and products thereof, as security for the Secured Obligations (as defined in the Security Agreement), in each case, prior and superior in right to any other Person (subject to Permitted Collateral Liens).

4.17            Solvency. The Borrower is, each Loan Party is, and the other Subsidiaries of the Borrower are taken as a whole, both immediately before and immediately following the making of each Loan and after giving effect to the application of the proceeds of each Loan, the pledge of Collateral and the guarantee in favor of the Agents and the Lenders, as applicable, Solvent.

4.18             Use of Proceeds.

(a)            The proceeds of the Initial Term Loans shall be used (i) to redeem existing preferred equity of the Borrower and its Subsidiaries, (ii) to permit the Borrower and its Subsidiaries to purchase or originate and hold Borrowing Base Eligible Assets, (iii) for any general other corporate purposes of the Borrower and its Subsidiaries (including for capital expenditures, permitted acquisitions and other permitted investments, restricted payments, refinancing of indebtedness and any other transaction not prohibited by the Loan Documents) and (iv) to pay fees and expenses related to the Transactions. The Borrower will use the proceeds of the Second Incremental Term Loans funded on the Sixth Amendment Effective Date (i) to pay transaction fees and expenses related thereto and in connection with the Sixth Amendment and (ii) for other general corporate purposes.

(b)            No part of the proceeds of the Loans will be used, directly or indirectly, for any payment to any governmental official or employee, political party, official of a political party, candidate for political office, or anyone else acting in an official capacity, in order to obtain, retain or direct business or obtain any improper advantage, in violation of the United States Foreign Corrupt Practices Act of 1977, as amended.

4.19            Anti-Corruption and Anti-Money Laundering Laws and Sanctions. Each Loan Party has implemented and maintains in effect policies and procedures reasonably designed to ensure compliance by each Loan Party, their Subsidiaries and their respective directors, officers, employees and agents with Anti-Corruption Laws, Anti-Money Laundering Laws and Sanctions, and each Loan Party and its Subsidiaries and their respective directors, officers and employees are, to the knowledge of each Loan Party, its directors and agents, in compliance with Anti-Corruption Laws, Anti-Money Laundering Laws, and Sanctions in all material respects. None of (i) the Loan Parties or, to the knowledge of each Loan Party, their Subsidiaries, or to the knowledge of the Loan Parties or such Subsidiaries, any of their respective directors, officers or employees, or (ii) to the knowledge of the Loan Parties, any agent of the Loan Parties or any Subsidiary that will act in any capacity in connection with or benefit from the credit facility established hereby, is a Sanctioned Person. No Loan, use of proceeds from this Agreement or other transaction contemplated by this Agreement will violate Anti-Corruption Laws, Anti-Money Laundering Laws or Sanctions.

4.20            REIT Status; Loan Party Tax Status. The Borrower has been organized and operated in a manner that has allowed it to qualify and has qualified as a REIT commencing with its taxable year ending 2012 and its proposed method of operation will enable it to meet the requirements for qualification and taxed as a REIT under the Code. ~~Hunt~~Lument Commercial Mortgage Trust has been organized and operated in a manner that has allowed it to elect to qualify as a REIT commencing with its taxable year ending 2018 and its proposed method of operation will enable it to meet the requirements for qualification and taxed as a REIT under the Code. The Borrower hereby makes, as of the First Amendment Effective Date, each of the representations, warranties and certifications made by it in the Tax Backup Certification as if such representations, warranties and certifications were made in this Agreement.

4.21            Ownership. Each of the grantors under the Security Agreement owns all legal and equitable title to the assets pledged by it to the Lenders.

4.22            Borrower Financial Covenants. As of the Closing Date, all Borrower Financial Covenants are satisfied.

ARTICLE V.

AFFIRMATIVE COVENANTS OF THE BORROWER

The Borrower covenants and agrees that until payment, in full, of the Loans, with interest accrued and unpaid thereon, the Borrower will, and will cause its Subsidiaries to, do each and all of the following:

5.1             Accounting Records and Inspection.

(a)            Maintain adequate financial and accounting books and records in accordance with sound business practices and GAAP consistently applied; and

(b)            permit any representative of the Agents (and after the occurrence and during the continuance of an Event of Default, any representatives of each Lender) upon reasonable notice to the Borrower, at any time during usual business hours, to inspect, audit, and examine the Borrower’s financial and accounting books and records and to make copies and take extracts therefrom, and to discuss its affairs, financing, and accounts with the Borrower’s or the Guarantors’ officers and independent public accountants (provided that the Borrower shall have the opportunity to be present at any meeting with its independent public accountants); provided that unless an Event of Default has occurred and is continuing, no more than one inspection per year may be made at the Borrower’s expense.

5.2             Financial Statements. Furnish to the Agents:

(a)            As soon as publicly available (including, pursuant to any filing under the Exchange Act or with any national securities exchange), but in any event within ninety (90) days after the end of each fiscal year of the Borrower (commencing with the fiscal year ended December 31, 2018), a copy of the consolidated balance sheet of the Borrower as at the end of such fiscal year and the related consolidated statements of income or operations, changes in stockholders’ equity and cash flows for such fiscal year, all in reasonable detail and prepared in accordance with GAAP, audited and accompanied by a customary report and opinion of an independent certified public accounting firm of nationally recognized standing (including without limitation Ernst & Young, PricewaterhouseCoopers LLP, Deloitte, KPMG, CohnReznick LLP and Grant Thornton) which report and opinion shall be prepared in accordance with generally accepted auditing standards and shall not be subject to any “going concern” or like qualification or exception or any qualification or exception as to the scope of such audit (other than a “going concern” qualification resulting solely from an upcoming maturity date under the Credit Facilities occurring within one year from the time such opinion is delivered); and

(b)            As soon as publicly available (including, pursuant to any filing under the Exchange Act or with any national securities exchange), but in any event within forty-five (45) days after the end of each of the first three fiscal quarters of each fiscal year of the Borrower (commencing with the fiscal quarter ended March 31, 2019), a copy of the unaudited consolidated balance sheet of the Borrower as at the end of such fiscal quarter and the related unaudited consolidated statements of income or operations, changes in stockholders’ equity and cash flows for such fiscal quarter and the portion of the fiscal year through the end of such fiscal quarter, all in reasonable detail (subject only to normal year-end audit adjustments).

5.3             Certificates; Other Information. Furnish to the Agents:

(a)            concurrently with the delivery of the financial statements pursuant to Section 5.2(a) and (b), (i) a completed Compliance Certificate duly executed by a Responsible Office of the Borrower containing all information and calculations necessary (in reasonable detail) for determining (A) that no Event of Default or any Default has occurred or is continuing, (B) if a Default has occurred, a statement as to the nature thereof and the action which is proposed to be taken in respect thereto and (C) compliance by the Borrower with Section 6.12, in each case, as of the last day of the fiscal quarter or fiscal year of the Borrower (including the supporting calculations related thereto), (ii) a duly completed Borrowing Base Certificate setting forth the Borrowing Base based on the most recent Borrowing Base Value and (iii) notice of any event giving rise to the occurrence of a VAE;

(b)            promptly (but in any event within five (5) Business Days unless otherwise specified), after a Responsible Officer of the Borrower or any Guarantor has knowledge thereof, written notice of:

(i)             the occurrence of any Event of Default or any Default;

(ii)            any Material Modification that occurs and, in any such event, the Borrower shall also supply the Agents with copies of any modifications, waivers or forbearances allowed by the Borrower pursuant thereto within five (5) Business Days following the occurrence thereof;

(iii)            the occurrence of a VAE in respect of any Borrowing Base Eligible Asset within five (5) Business Days following the occurrence thereof;

(iv)             [reserved];

(v)            a judgment by any competent court against the Borrower or any of its Subsidiaries for the payment of money in an amount greater than $3,500,000;

(vi)            any default or event of default as defined in any Contractual Obligation relating to Debt, in each case in an amount not less than $3,500,000 and irrespective of whether such Debt is accelerated or such default waived;

(c)            as soon as practicable, written notice of any condition or event which has resulted or could reasonably be expected to result in a Material Adverse Effect.

(d)            such other information as any Agent and any Lender may reasonably request from time to time in connection with any of the Collateral or other business or financial information of the Borrower and its Subsidiaries; and

(e)            If requested by any Agent from time to time, promptly deliver to the Agents copies of any annual report to be filed in connection with each Plan.

5.4            Existence. Preserve and maintain its legal existence and all of its material rights, privileges, licenses and franchises and qualify and remain qualified in good standing (where relevant) as a foreign limited liability company, statutory trust or limited partnership, as applicable, in each other jurisdiction where the nature of its business requires such qualification and to the extent such concept exists in such jurisdiction.

5.5            Payment of Taxes and Claims. File all material Tax returns including income Tax returns required to be filed by or on behalf of the Loan Parties. Pay all (a) material Taxes, governmental assessments, and other governmental charges imposed on any of the Loan Parties or upon any of the Borrowing Base Eligible Assets or the Collateral or in respect of any of its businesses, incomes, Collateral, or Borrowing Base Eligible Assets before any penalty or interest accrues thereon, and (b) all claims in excess of $100,000 in the aggregate (including claims for labor, services, materials, and supplies) for sums which have become due and payable and which by law have or may become a Lien upon any of the Collateral or Borrowing Base Eligible Assets, prior to the time when any penalty or fine shall be incurred with respect thereto; provided, however, that, unless such Taxes, assessments, charges, or claims have become a federal tax Lien on any of the Collateral or the Borrowing Base Eligible Assets, no such Tax, assessment, charge, or claim need be paid if the same is being diligently contested, in good faith, by appropriate proceedings promptly instituted and diligently conducted and if an adequate reserve or other appropriate provision, if any, shall have been made therefor as required in order to be in conformity with GAAP.

5.6            Compliance with Laws and Material Contractual Obligations. (a) Comply in all material respects with the requirements of all applicable laws, rules, regulations (including Regulations T, U and X of the Federal Reserve Board), and orders of any Governmental Authority, noncompliance with which could reasonably be expected to have a Material Adverse Effect and (b) perform in all material respects its obligations under Material Agreements to which it is a party.

5.7            Further Assurances. At any time or from time to time upon the request of the Agents, execute and deliver such further documents and do such other acts and things as the Agents may reasonably request in order to effect fully the purposes of this Agreement or the other Loan Documents and to provide for payment of the Loans made hereunder, with interest thereon, in accordance with the terms of this Agreement.

5.8            Payment of Obligations. Pay, discharge or otherwise satisfy as the same shall become due and payable in the normal conduct of its business all its material obligations and liabilities including, without limitation, any such material obligations pursuant to any agreement by which it or any of its properties is bound.

5.9            Maintenance of Insurance. Maintain with financially sound and reputable insurance companies not Affiliates of the Borrower insurance with respect to its properties and business against loss or damage of the kinds customarily insured against by Persons engaged in the same or a similar business of such types and in such amounts (after giving effect to any self-insurance compatible with the following standards) as are customarily carried under similar circumstances by such other Persons.

5.10            Maintenance of Property and Licenses. In addition to the requirements of the Security Agreement, (a) protect and preserve all property necessary in and material to their business then being conducted, including copyrights, patents, real estate, trade names, service marks and trademarks, (b) maintain in good working order and condition, ordinary wear and tear and casualty excepted, all buildings, equipment and other tangible real and personal property necessary and material to its business as then being conducted and (c) from time to time make or cause to be made all repairs, renewals and replacements thereof and additions to such property necessary and material for the conduct of its business as then being conducted, so that the business carried on in connection therewith may be conducted in a commercially reasonable manner.

5.11            Covenant to Guarantee Obligations and Give Security. Execute any and all further documents, financing statements, agreements and instruments, and take all further action (including filing Uniform Commercial Code and other financing statements) that may be required under applicable requirements of law, or that the Required Lenders or the Agents may reasonably request, in order to effectuate the Transactions contemplated by the Loan Documents and in order to grant, preserve, protect and perfect the validity and priority of the security interests created or intended to be created by the Loan Documents. Notwithstanding anything to the contrary set forth herein, in no event shall this Section 5.11 require the granting of any Lien on any Excluded Assets.

5.12            ERISA. (a) Make, or cause to be made, timely payment of contributions required to meet the requirements of the Pension Funding Rules with respect to each Single Employer Plan; (b) notify the Agents as soon as practicable (but in any event within five (5) Business Days) of any ERISA Event; and (c) furnish to the Agents, promptly upon Agent’s request therefor, such additional information concerning any Single Employer Plan as may be reasonably requested by the Agents from time to time.

5.13            Post-Closing Items. Within the time periods specified on Schedule 5.13 (or such later date to which the Agents consent in writing), comply with the provisions set forth in Schedule 5.13.

5.14            REIT Status. Each of the Borrower and ~~Hunt~~Lument Commercial Mortgage Trust shall maintain its REIT status; none of the other Loan Parties (other than a taxable REIT subsidiary formed for the purpose of owning non-qualifying assets) shall be treated as a corporation separate from the Borrower for U.S. federal income tax purposes. ~~The Borrower shall file with the IRS any schedules required and take any other action necessary to avail itself of the “savings clause” provided in Section 856(c)(6) of the Code with respect to the REIT Gross Income Test for its 2018 taxable year no later than the due date thereof (with extensions) and shall pay any taxes and penalties in connection with any failure to satisfy the REIT Gross Income Test, calculated in accordance with Section 857(b)(5) the Code and any related interest, in order to retain its REIT status. Until such filing (and accompanying payment) has been sent to the IRS, the Borrower shall set aside on its books and maintain adequate reserves reasonably satisfactory to Lenders as security for the satisfaction of such tax liability. Further, the Borrower shall request for and use best efforts to enter into an IRS Tax Agreement with the IRS to the effect that the Borrower will be treated as having satisfied the REIT Gross Income Test for its 2018 taxable year based on Section 856(c)(6) of the Code. Upon receipt of an IRS Tax Agreement, the Borrower shall promptly deliver to the Lenders and the Agents written REIT Tax Opinions addressed to the Lenders and the Agents. In addition, until such time that REIT Tax Opinions have been delivered to Lenders, the Borrower shall, within five (5) Business Days of receipt of (or the sending of) any written document or correspondence from or to the IRS in connection with the Borrower’s 2018 tax year (including any audit requests), promptly notify the Lenders and the Agents of the information included in any such written communication received or sent by the Borrower.~~

5.15            Cash Management. With respect to any asset underlying a Borrowing Base Subsidiary, the Borrower shall cause any distributions or payments on such asset which are distributable or payable to the Borrowing Base Subsidiary (either directly or indirectly and after the payment of any related Warehouse Debt or Securitization Indebtedness due and payable on such date, if applicable) to be deposited promptly (and no later than two (2) Business Days following receipt thereof), into an account ~~which is under the control~~in the name of the Borrower or a Guarantor, and which is subject to a first priority perfected Lien in favor of the Collateral Agent ~~on behalf of the Lenders and subject to the Borrower DACA~~and a control agreement in favor of the Collateral Agent.

ARTICLE VI.

NEGATIVE COVENANTS OF THE BORROWER

The Borrower covenants and agrees that, until payment, in full, of the Loans, with interest accrued and unpaid thereon, the Borrower will not and will not permit any of its Subsidiaries to do any of the following:

6.1            Debt. Create, incur, assume, permit, guarantee, or otherwise become or remain, directly or indirectly, liable with respect to any Debt, except:

(a)             Debt evidenced by this Agreement and the other Loan Documents;

(b)            Debt or amounts available under Debt facilities (whether or not drawn) existing on the Closing Date and listed on Schedule 6.1 and any draws, refinancings, renewals or extensions thereof so long as: (i) such draws, refinancings, renewals, replacements or extensions do not result in an increase in the aggregate maximum principal amount of the Debt permitted under such Debt facilities so drawn, refinanced, renewed, or extended (other than for accrued interest and premiums and fees), (ii) such draws, refinancings, renewals, replacements, or extensions do not result in a shortening of the average weighted maturity of the Debt so drawn, refinanced, renewed, replaced, or extended, nor are they on terms or conditions that, taken as a whole, are materially more burdensome or restrictive to the Borrower or any of its Subsidiaries, and (iii) the Debt that is drawn, refinanced, renewed, replaced, or extended is not recourse to any Person that is liable on account of the Loans other than those Persons which were obligated with respect to the Debt that was drawn, refinanced, renewed, replaced, or extended;

(c)             Warehousing Debt;

(d)             Securitization Indebtedness;

(e)            Debt in respect of Capitalized Lease Obligations and Purchase Money Obligations financing an acquisition, construction, repair, replacement, lease or improvement of a fixed or capital asset incurred by the Borrower or any of its Subsidiaries within two hundred seventy (270) days after the acquisition, construction, repair, replacement, lease or improvement of the applicable asset in an aggregate principal amount not to exceed $5,000,000;

(f)            Debt in respect of netting services, overdraft protections and otherwise in connection with deposit accounts incurred in the ordinary course of business;

(g)            guaranties in the ordinary course of business of the obligations of suppliers, customers, franchisees and licensees of the Borrower and its Subsidiaries;

(h)            Debt of the Borrower or any of its Subsidiaries in respect of letters of credit, bank guarantees, bankers’ acceptances, warehouse receipts or similar instruments created or issued in the ordinary course of business in connection with workers’ compensation claims, health, disability or other employee benefits or property, casualty or liability insurance or self-insurance or other Debt with respect to reimbursement-type obligations regarding workers’ compensation claims;

(i)            Debt owing to any insurance company in connection with the financing of any insurance premiums permitted by such insurance company in the ordinary course of business in an amount not exceed $500,000 at any time outstanding;

(j)            (i) Debt representing deferred compensation or stock-based compensation incurred in the ordinary course of business and (ii) Debt issued by the Borrower or any Subsidiary to current or former officers, directors, employees, managers and consultants, and their respective personnel, estates, spouses or former spouses, of any the Borrower or any Subsidiary, in lieu of or combined with cash payments, to finance the purchase or redemption by any such Person of Securities of the Borrower or any Subsidiary, in each case, to the extent such purchase or redemption is permitted by Section 6.4;

(k)            for the avoidance of doubt, any amounts payable by the Borrower or any of its Subsidiaries with respect to declared and unpaid dividends that were permitted by Section 6.4 at the time of declaration;

(l)            Debt of the Borrower or any of its Subsidiaries under any Swap Agreements so long as such Swap Agreements are used solely as a part of its normal business operations as a risk management strategy or a hedge against changes resulting from market operations and not as a means to speculate for investment purposes on trends and shifts in financial or commodities markets;

(m)            Debt incurred in the ordinary course of business under incentive, non-compete, consulting, deferred compensation, or other similar arrangements incurred by the Borrower or any of its Subsidiaries;

(n)            Debt in respect of Taxes, governmental assessments or governmental charges to the extent that payment thereof shall not at the time be required to be made hereunder;

(o)            Additional senior secured loans (which shall rank pari passu with all outstanding senior secured loans (including the Loans)) in an aggregate amount up to $40,000,000 (in minimum increments of $10,000,000); provided, that, such debt shall be (1) on terms no more favorable to the lenders thereof than the terms applicable to the Debt evidenced by this Agreement and the other Loan Documents (and if such Debt is on more favorable terms than the terms of this Agreement and the Loan Documents, then the Borrower shall be required to cause an amendment to this Agreement and the Loan Documents to give the benefit of such more favorable terms to the Lenders), (2) such additional Debt shall not mature prior to or have a weighted average life shorter than the Debt evidenced by this Agreement and the other Loan Document and (3) the Lender Assignees shall have a right of first offer to participate as lenders in such additional senior secured loans;

(p)            Debt assumed or incurred by any Subsidiary with respect to any Asset acquired by such Subsidiary as a result of a foreclosure, deed-in-lieu or other similar proceeding or transactions in connection with the ownership by such Subsidiary of any Senior Commercial Real Estate Loans, Senior Commercial Real Estate Construction Loans, Mezzanine Loans, Subordinated Commercial Real Estate Loans or Preferred Equity Investment (the “Foreclosed Interest”) so long as, with respect to any new Debt that is incurred, the loan-to-value ratio of such Debt does not exceed 80% at the time incurred (it being understood that any such Debt shall be non-recourse to the Borrower and the documents governing such Debt may include customary carve-outs to limit recourse such as recourse to the Borrower for environmental matters, fraud, misrepresentation or voluntary and involuntary bankruptcy filings); provided,however, that such loan-to-value ratio shall not apply to any Intercompany REO Loan so long as the loan-to-value ratio of any advance of Debt pursuant to the MRA to the Intercompany Lender against such Intercompany REO Loan does not exceed 80% of the lesser of (i) the appraised value of the Asset and (ii) the unpaid principal balance of the Foreclosed Interest;

(q)            Contingent Obligations resulting from the endorsement of instruments for collection in the ordinary course of business or that otherwise become due and are satisfied within twenty (20) days thereof;

(r)            Debt between the Borrower and any of its Subsidiaries and so long as such Debt is evidenced by a promissory note and subordinated to the Loans pursuant to an Intercompany Subordination Agreement to the extent that the obligor on such Debt is a Loan Party;

(s)            Debt which may be deemed to exist pursuant to any performance bonds, surety bonds, statutory bonds, appeal bonds or similar obligations incurred in the ordinary course of business; and

(t)            Guarantees of any Debt permitted pursuant to this Section 6.1;.

Any Debt incurred by any Loan Party or any Subsidiary that is permitted by this Section 6.1 shall only be issued to the extent that (i) there is no Borrowing Base Deficiency hereunder, (ii) no Default or Event of Default has occurred and is continuing and (iii) the Borrower’s Total Net Leverage Ratio is not greater than 4.5:1.0, in each case, at the time of any subsequent funding of such permitted debt (taking into account the funding of the related loan amount); provided, that clause (iii) hereof shall only apply to Debt for Borrowed Money. The Borrower may issue preferred equity which is subordinate to the Loans with a maturity date beyond the final legal maturity of the Loans which shall not be considered Debt in the Total Net Leverage Ratio.

6.2            Liens. Create, incur, assume, or permit to exist, directly or indirectly, any Lien on or with respect to any of its Assets, of any kind, whether now owned or hereafter acquired, or any income or profits therefrom, except:

(a)             Permitted Collateral Liens;

(b)            Liens on Assets securing Debt permitted under Sections 6.1(a), (c), (d), (e), (h), (l), (o), (p) and (t); provided that, with respect to any Liens securing Debt permitted under Section 6.1(l), such Liens shall be permitted to the extent they are created, incurred, or exist on or with respect to cash, Cash Equivalents and/or letters of credit (and proceeds thereof) in an aggregate amount not to exceed 10% of the Tangible Net Worth of the Borrower and its Subsidiaries;

(c)            Liens on Mezzanine Loans, Subordinated Commercial Real Estate Loans and Preferred Equity Investments to the extent securing Debt permitted under Sections 6.1(c) and (d); provided that, any Liens on Mezzanine Loans, Subordinated Commercial Real Estate Loans and Preferred Equity Investments created, incurred, assumed, or existing pursuant to this clause (d) do not exceed the 15% of the aggregate outstanding amount of any related Warehousing Debt facility or Securitization Indebtedness; and

(d)            Liens securing Debt or amounts available under Debt facilities (whether or not drawn) existing on the Closing Date and listed on Schedule 6.2.

6.3            Debt Prepayments. Make or offer to make (or give any notice in respect thereof) any optional or voluntary payment, prepayment, repurchase or redemption of, or voluntarily or optionally defease, or otherwise satisfy prior to the scheduled maturity thereof in any manner, any Debt (other than the Loans and, for the avoidance of doubt, any revolving credit facilities, overdraft lines of credit or other similar revolving obligations); except that (a) the Borrower or any of its Subsidiaries may make such voluntary payments, repayments, repurchases or redemptions of, or voluntary or optional defeasements, or otherwise satisfy prior to the scheduled maturity thereof in any manner (other than payments, repayments, repurchases, redemptions or defeasements constituting Extraordinary Restricted Payments), any Debt so long as (i) no Event of Default or Default has occurred and is continuing or would result therefrom and (ii) the Borrower is in pro forma compliance with the financial covenants set forth in Section 6.12 immediately before and after giving effect to such payments (b) the Borrower shall be permitted to make Extraordinary Restricted Payments but only with the prior written consent of the Required Lenders (not to be unreasonably withheld, delayed or conditioned unless an Event of Default or Default has occurred and is continuing or would result therefrom) and (c) the Borrower or any of its Subsidiaries may make such voluntary payments, repayments, repurchases or redemptions of, or voluntary or optional defeasements, or otherwise satisfy prior to the scheduled maturity thereof, any Warehousing Debt or Securitization Indebtedness unless an Event of Default or Default has occurred and is continuing or would result therefrom.

6.4            Dividends. The Borrower shall not make or declare, directly or indirectly, any dividend or other payment or distribution on account of any interest of any class of equity securities in Borrower, whether now or hereafter outstanding (collectively, a “Distribution”); except (a) the Borrower may make Distributions (other than Extraordinary Restricted Payments) so long as (i) no Event of Default or Default has occurred and is continuing or would result therefrom and (ii) the Borrower is in pro forma compliance with the financial covenants set forth in Section 6.12 immediately before and after giving effect to such Distribution and (b) notwithstanding anything to the contrary in this Agreement, the Borrower may make Distributions at any time in an amount necessary to maintain its status as a “real estate investment trust” as defined in Section 856 of the Code (“REIT”) and avoid the imposition of income and excise tax on the Borrower. The Borrower shall be permitted to make Extraordinary Restricted Payments but only with the prior written consent of the Required Lenders (not to be unreasonably withheld, delayed or conditioned unless an Event of Default or Default has occurred and is continuing or would result therefrom).

6.5            Restriction on Fundamental Changes. Change its name, change the nature of its business, enter into any merger, consolidation, reorganization, or recapitalization, or reclassify its partnership interests (whether limited or general) or membership interests, as applicable, or convey, sell, assign, lease, transfer, or otherwise dispose of, in one transaction or a series of transactions, all or any substantial part of its business or Assets, whether now owned or hereafter acquired (each, a “Fundamental Change”) except:

(a)            Borrower or any of its Subsidiaries may sell Assets in accordance with the provisions of Section 6.6;

(b)            Borrower or any of its Subsidiaries may change its name or corporate, partnership or limited liability structure so long as (i) the Loan Parties provide written notice thereof (together with copies of any documents evidencing any such change) to the Agents on or before the date that is ten (10) Business Days prior to the date when such name or structure change occurs and (ii) any other Subsidiaries of the Borrower provide written notice thereof (together with copies of any documents evidencing any such change) to the Agents on or before the date that is thirty (30) days after the date when such name or structure change occurs; and

(c)            the conveyance, sale, assignment, lease, transfer, or other disposal of all or any substantial part of its business or Collateral, merger, consolidation or reorganization of any Person, on the one hand, with and into the Borrower or any of its Subsidiaries, provided that (i) the Lender Group’s rights in any Assets, including, without limitation, the existence, perfection and priority of any Lien thereon, are not adversely affected by such merger, consolidation or reorganization, (ii) upon the consummation of such conveyance, sale, assignment, lease, transfer, or other disposal of all or any substantial part of its business or Assets, merger, consolidation or reorganization, the Borrower and any applicable Subsidiary expressly reaffirms its Obligations to the Lender Group under this Agreement and the other Loan Documents to which it is a party and (iii) such acts do not result in a Change of Control Event.

6.6            Sale of Assets. Sell, assign, transfer, convey, or otherwise dispose of its Assets (any such transaction, a “Sale”), whether now owned or hereafter acquired, except for (a) any Sale by the Borrower in the ordinary course of business (it being understood that any Sale of MSRs shall not be considered to be in the ordinary course of business of the Borrower for purposes of this subclause (a)), (b) any Sale of obsolete, worn out or surplus tangible property, (c) any Sale of Assets for the liquidation, dissolution or winding up of a wholly-owned Subsidiary of the Borrower (i) if from a non-Loan Party Subsidiary, to any another Subsidiary and (ii) if from a Loan Party, to another Loan Party, (d) any transaction permitted by Sections 6.4 or 6.5 of this Agreement; (e) any Sale pursuant to, or in connection with, any Securitization Transaction or Warehousing Debt; (f) any other Sale of Assets of the Borrower and the Subsidiaries so long as (i) the Borrower is in compliance with the financial covenants set forth in Section 6.12 immediately before such Sale of Assets, and immediately after giving effect thereto, (ii) any such Sale of Assets shall be for fair market value consideration (as determined by the Borrower in good faith and consistent with the Assigned Value given such Asset for purposes of this Agreement in the most recent Borrowing Base Certificate delivered to the Agents) and of which at least 75% of such consideration shall be comprised of cash or Cash Equivalents and (iii) no Default or Event of Default has occurred and is continuing or would result therefrom, in each case, immediately prior to and after giving effect to such Sale for fair market value.

6.7            Transactions with Shareholders and Affiliates. Enter into or permit to exist, directly or indirectly, any transaction (including the purchase, sale, lease, or exchange of any Asset or the rendering of any service) with any holder of 15 % or more of any class of Securities of the Borrower or any of its Subsidiaries or Affiliates, or with any Affiliate of the Borrower or of any such holder, in each case other than (x) a Loan Party or (y) any Subsidiary of the Borrower, on terms that are less favorable to such Subsidiary, than those terms that might be obtained at the time from Persons who are not such a holder, Subsidiary, or Affiliate, or, if such transaction is not one in which terms could be obtained from such other Person, on terms that are no less favorable than terms negotiated in good faith on an arm’s length basis. Prior to the Borrower or any of its Subsidiaries engaging in any such transaction described in this Section 6.7, other than transactions in de minimis amounts, the Borrower shall determine that such transaction has been negotiated in good faith and on an arm’s length basis. In no event shall the foregoing restrictive covenant apply to (a) any transaction permitted by Section 6.4 or (b) transactions involving the use, transfer, or other disposition of any Asset, to the extent that (i) the Distribution by the Borrower of such Asset would not have violated this Agreement and (ii) such use, transfer, or other disposition would not otherwise result in an Event of Default or an Default.

6.8            Conduct of Business. Engage in any business other than the business to which it is engaged as of the Closing Date and any related businesses or activities substantially similar or related thereto or reasonable extensions of any such business or activities including, without limitation, the commercial real estate mortgage business, commercial real estate brokerage business, commercial real estate business, commercial real estate-related securities acquisitions and acquisitions of MSRs.

6.9            Amendments or Waivers of Certain Documents; Actions Requiring the Consent of the Agents. Agree to any amendment to or waiver of the terms or provisions of its Governing Documents except for amendments or waivers which would not, either individually or collectively, be materially adverse to the interests of the Lender Group; provided, that any amendment or waiver to the Governing Documents which adversely affects the validity or priority of the Lender’s security interest in any of the Collateral shall be deemed to be materially adverse to the interests of the Lender Group.

6.10            Limitation on Negative Pledges. Enter into or suffer to exist or become effective any agreement or other arrangement that prohibits, restricts or imposes any condition upon the ability of the Borrower or any of its Subsidiaries to create, incur, assume or suffer to exist any Lien upon any Collateral (other than Securities in Securitization Entities), whether now owned or hereafter acquired, to secure the Obligations, except for any restrictions that:

(a)             exist under this Agreement and the other Loan Documents;

(b)            exist on the date hereof and (to the extent not otherwise permitted by this Section 6.10) are listed on Schedule 6.10 hereto;

(c)            are binding on a Subsidiary or its Assets at the time such Subsidiary or its Assets first becomes a Subsidiary or owned by a Subsidiary, as applicable, so long as such restrictions were not entered into solely in contemplation of such Person becoming a Subsidiary;

(d)            are customary restrictions and conditions contained in any agreement relating to any transaction permitted by Section 6.6 pending the consummation of such transaction; provided that such restrictions and conditions apply only to the property that is the subject of such transaction and not to the proceeds to be received by the Borrower or any of its Subsidiaries in connection with such transaction;

(e)            are customary restrictions in leases, subleases, licenses or asset sale agreements otherwise permitted hereby so long as such restrictions relate solely to the assets subject thereto;

(f)            are customary provisions restricting subletting or assignment of any lease governing a leasehold interest of the Borrower or any Subsidiary;

(g)            are customary provisions restricting assignment or transfer of any agreement entered into in the ordinary course of business; and

(h)            are amendments, modifications, restatements, refinancings or renewals of the agreements, contracts or instruments referred to in Sections 6.10(b) through (g) above; provided that such amendments, modifications, restatements, refinancings or renewals, taken as a whole, are not materially more restrictive with respect to such encumbrances and restrictions than those contained in such predecessor agreements, contracts or instruments.

6.11            Margin Regulation. Use any portion of the proceeds of any of the Loans in any manner which could reasonably be expected to cause the Loans, the application of such proceeds, or the Transactions to violate Regulations T, U or X of the Federal Reserve Board, or any other regulation of such board, or to violate the Exchange Act, or to violate the Investment Company Act of 1940.

6.12             Financial Covenants. The Borrower shall not:

(a)            Minimum Asset Coverage Ratio. Permit the Asset Coverage Ratio on the last day of each Test Period ending after the ~~Third~~Sixth Amendment Effective Date, to be less than 150%.

(b)            Minimum Unencumbered Asset Ratio. Permit the Unencumbered Asset Ratio on the last day of each Test Period ending after the ~~Third~~Sixth Amendment Effective Date, to be less than 170%.

(c)            Maximum Total Net Leverage Ratio. Permit the Total Net Leverage Ratio on the last day of each Test Period ending after the ~~Fourth~~Sixth Amendment Effective Date, to exceed ~~6.00~~6.50:1.00; provided that, after any equity offering of the Borrower ~~(other than the Borrower’s common equity rights offering consummated on or around February 11, 2022)~~, the Total Net Leverage Ratio shall step down to a ratio no greater than 120% of the ratio immediately after the Capital Event, with a floor of 4.50:1.00~~.2~~; provided further, that, the offer, sale and issuance by the Borrower of shares of its common stock to its independent directors pursuant to the Borrower’s Independent Directors Stock-for-Fees Program does not constitute an “equity offering” of the Borrower for purposes of this Section 6.12(c), so long as such offer, sale and issuance occurs on or before the Maturity Date.

(d)            Minimum Tangible Net Worth. Permit the Tangible Net Worth on the last day of each Test Period ending after the ~~Third~~Sixth Amendment Effective Date, to be less than the amount equal to the sum of (i) ~~eighty percent (80%) of the Borrower’s and its Subsidiaries’ Tangible Net Worth as of the Third Amendment Effective Date~~$183,771,212, plus (ii) eighty percent (80%) of the net proceeds (after deducting transaction costs) that the Borrower and its Subsidiaries receive from subsequent equity issuances following the ~~Third~~Sixth Amendment Effective Date.

(e)            Minimum Interest Coverage Ratio. ~~Commencing with the fiscal quarter ending March 31, 2019, permit~~Permit the Interest Coverage Ratio on the last day of each Test Period ending after the ~~Third~~Sixth Amendment Effective Date, to be less than 1.60:1.00.

(f)            Minimum Liquidity. Permit Liquidity on the last day of each Test Period ending after the Sixth Amendment Effective Date to be less than $15,000,000.

(g)            ~~(f)~~ Loan Concentration.

(i)            Permit less than 65.0% of loans held for investment (as defined in the consolidated balance sheet of the Borrower) by the Borrower to be comprised of Senior Commercial Real Estate Loans, as measured by the average daily outstanding principal balance of all loans held for investment (as defined in the consolidated balance sheet of the Borrower) during a fiscal quarter and as adjusted for non-controlling interests for which none of the Borrower or its Affiliates or the Borrower’s external manager or its Affiliates holds majority lender status or similar voting control for the subject loan.

(ii)            Permit more than 25% of total assets (by unpaid principal balance or if unpaid principal balance is not available, by book value (which in the case of MSRs, shall be the value provided by the Valuation Agent) owned by the Borrower to be comprised of non-multi-family assets during a fiscal quarter.

(iii)            Permit more than 25% of the Borrowing Base Eligible Assets (by unpaid principal balance or if unpaid principal balance is not available, by book value (which in the case of MSRs, shall be the value provided by the Valuation Agent) to be comprised of non-multi-family assets during a fiscal quarter.

~~2 Pursuant to that certain Letter Agreement, dated as of December 21, 2023 by and among, inter alia, Borrower and Lenders constituting Required Lenders, it is agreed that the offer, sale and issuance by the Borrower of shares of its common stock to its independent directors pursuant to the Borrower’s Independent Directors Stock-for-Fees Program does not constitute an “equity offering” of the Borrower for purposes of this Section 6.12(c), provided that such offer, sale and issuance occurs on or before the Maturity Date.~~

6.13            Plans. No Loan Party shall become a party to any Multiemployer Plan or Single Employer Plan other than any such plan to which the Loan Party as a party on the date of this Agreement without first notifying the Agents, or fail to meet all of the requirements of the Pension Funding Rules with respect to a Single Employer Plan. No Loan Party shall, or shall cause or permit any ERISA Affiliate to (a) cause or permit to occur any event that could result in the imposition of a Lien against a Loan Party under the Pension Funding Rules or (b) cause or permit to occur an ERISA Event which could reasonably be expected to have a Material Adverse Effect.

6.14            Change of Servicer and Special Servicer. The Borrower shall not permit a change in special servicer for any of Mortgage Assets from an affiliate of ~~OREC~~Lument Investment Management, LLC to an unaffiliated entity without written approval by the Required Lender(s) at their sole discretion within ninety (90) days of the change occurring. The Borrower shall not permit a change in the primary servicer for any of Mortgage Assets which has a rating lower than “CMS3” by Fitch Ratings or which causes the securities in the related Securitization Transaction to be downgraded, unless otherwise approved by the Required Lender(s) at their sole discretion within ninety (90) days of the change occurring.

ARTICLE VII.

EVENTS OF DEFAULT AND REMEDIES

7.1            Events of Default. The occurrence of any one or more of the following events, acts, or occurrences shall constitute an event of default (“Event of Default”) hereunder:

(a)          Failure to Make Payments When Due.

(i)            Any Loan Party shall (A) fail to pay any amount owing hereunder with respect to the principal of any of the Loans when such amount is due, whether at stated maturity, by acceleration, or otherwise or (B) fail to comply with Section 2.8(b); or

(ii)            Any Loan Party shall fail to pay, within three (3) Business Days of the date when due, any amount owing hereunder with respect to interest on any of the Loans or with respect to any other amounts (including fees, costs, or expenses) other than the amounts specified in clause (i) above, payable in connection herewith.

(b)          Breach of Certain Covenants.

(i)            Any Loan Party shall fail to perform or comply with any covenant, term, or condition contained in Article VI of this Agreement or in any other Loan Document; provided that an Event of Default with respect to Section 6.12 shall not occur until the Cure Expiration Date; and

(ii)            Any Loan Party shall fail to perform or comply with any other covenant, term, or condition contained in this Agreement or other Loan Documents to which it is a party and such failure shall not have been remedied or waived within twenty (20) days after the earlier of (x) knowledge of the occurrence thereof by the Borrower or (y) receipt of notice from any Agent of the occurrence thereof; provided, however, that this clause (ii) shall not apply to: (1) the covenants, terms, or conditions referred to in subsections (a) and (c) of this Section 7.1; or (2) the covenants, terms, or conditions referred to in clause (i) above of this subsection (b).

(c)         Breach of Representation or Warranty. Any financial statement, representation, warranty, or certification made or furnished by the Borrower or any other Loan Party under this Agreement or in any document, letter, or other writing or instrument furnished or delivered by the Borrower to any Agent or any Lender pursuant to or in connection with this Agreement or any other Loan Document to which it is a party shall have been false, incorrect, or incomplete in any material respect (except that such materiality qualifier shall not be applicable to any representation or warranty to the extent that such representation or warranty is qualified or modified by materiality or “Material Adverse Effect”) when made, deemed made or reaffirmed, as the case may be.

(d)          Involuntary Bankruptcy.

(i)            If an involuntary petition under chapter 7 or chapter 11 of the Bankruptcy Code or any similar proceeding shall be filed against the Borrower or any of its Subsidiaries (other than Immaterial Subsidiaries) under any other applicable law and any of the following events occur: (1) such Person consents to the institution of the involuntary case or similar proceeding; (2) the petition commencing the involuntary case or similar proceeding is not timely controverted; (3) the petition commencing the involuntary case or similar proceeding is not dismissed within sixty (60) days of the date of the filing thereof; provided, however, that, during the pendency of such period, the Lender Group shall be relieved of its obligation to make additional Loans; (4) an interim trustee is appointed to take possession of all or a substantial portion of the Collateral of the Borrower or any of its Subsidiaries (other than Immaterial Subsidiaries); or (5) an order for relief shall have been issued or entered therein.

(ii)            A decree or order of a court having jurisdiction in the premises for the appointment of a receiver, liquidator, sequestrator, custodian, trustee, or other officer having similar powers over the Borrower or any of its Subsidiaries (other than Immaterial Subsidiaries) to take possession of all or a substantial portion of its Collateral shall have been entered and, within sixty (60) days from the date of entry, is not vacated, discharged, or bonded against, provided, however, that, during the pendency of such period, the Lender Group shall be relieved of its obligations to make additional Loans.

(e)          Voluntary Bankruptcy. The Borrower or any of its Subsidiaries (other than Immaterial Subsidiaries) shall file a petition for relief under chapter 7 or chapter 11 of the Bankruptcy Code; the Borrower or any of its Subsidiaries (other than Immaterial Subsidiaries) shall commence or otherwise consent to Insolvency Proceedings or shall otherwise institute any similar proceeding under any other applicable law, or shall consent thereto; the Borrower or any of its Subsidiaries (other than Immaterial Subsidiaries) shall consent to the conversion of an involuntary case to a voluntary case; or the Borrower or any of its Subsidiaries (other than Immaterial Subsidiaries) shall consent or acquiesce to the appointment of a receiver, liquidator, sequestrator, custodian, trustee, or other officer with similar powers to take possession of all or a substantial portion of its Collateral; the Borrower or any of its Subsidiaries (other than Immaterial Subsidiaries) shall generally fail to pay debts as such debts become due or shall admit in writing its inability to pay its debts generally; or the Borrower or any of its Subsidiaries (other than Immaterial Subsidiaries) shall make a general assignment for the benefit of creditors.

(f)            Dissolution. Any order, judgment, or decree shall be entered decreeing the dissolution of the Borrower or any of its Subsidiaries (other than Immaterial Subsidiaries), and such order, judgment or decree shall remain undischarged or unstayed for a period in excess of sixty (60) days.

(g)          Change of Control. A Change of Control Event shall occur.

(h)          Judgments and Attachments. The Borrower or any of its Subsidiaries shall suffer any money judgment, writ, or warrant of attachment, or similar process involving payment of money in an amount, net of any portion thereof that is covered by or recoverable by the Borrower or such Subsidiary under applicable insurance policies (if any) in excess of $3,500,000 and shall not discharge, vacate, bond, or stay the same within a period of sixty (60) days.

(i)            Guaranty. (1) If the obligation of any Guarantor under the Guaranty is limited or terminated by operation of law or such Guarantor thereunder, (2) if any Guarantor shall fail to perform or comply with any covenant, term, or condition contained in the Guaranty or (3) any financial statement, representation, warranty, or certification made or furnished by any Guarantor under this Agreement, the Guaranty or in any document, letter, or other writing or instrument furnished or delivered by such Guarantor to any Agent or any Lender pursuant to or in connection with this Agreement, the Guaranty or any other Loan Document to which it is a party, or as an inducement to the Lender Group to enter into this Agreement or any other Loan Document shall have been false, incorrect, or incomplete in any material respect (except that such materiality qualifier shall not be applicable to any representation or warranty to the extent that such representation or warranty is qualified or modified by materiality or “Material Adverse Effect”) when made, deemed made or reaffirmed, as the case may be.

(j)            Cross-Default. The Borrower or any of its Subsidiaries shall be in default relating to Debt (other than Debt evidenced by this Agreement) which is outstanding in excess of a principal amount of $3,500,000, individually or in the aggregate, and such default shall continue beyond any or all applicable grace, cure and notice periods relating to such Debt (as such periods may be extended with the approval of all applicable counterparties to such Debt and by the Required Lenders).

(k)            ERISA. There occurs one or more ERISA Events which has resulted or could reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect.

(l)            Agent’s Liens. If any Loan Document that purports to create a Lien shall fail or cease to create, except to the extent permitted by the terms of any such Loan Document, a valid and perfected Lien on the Collateral; and

(m)           Loan Documents. Any provision of any Loan Document shall at any time for any reason be declared to be null and void, or the validity or enforceability thereof shall be contested by any Loan Party or any Negative Pledgor Subsidiary, or a proceeding shall be commenced by any Loan Party, any Negative Pledgor Subsidiary or any Governmental Authority having jurisdiction over any Loan Party or any Negative Pledgor Subsidiary, seeking to establish the invalidity or unenforceability thereof, or any Loan Party or any Negative Pledgor Subsidiary shall deny in writing that any Loan Party or Negative Pledgor Subsidiary has any liability or obligation purported to be created under any Loan Document.

7.2             Remedies. Upon the occurrence of an Event of Default:

(a)            If such Event of Default arises under subsections (d) or (e) of Section 7.1 hereof, then all of the Obligations owing hereunder or under the other Loan Documents automatically shall become immediately due and payable, without presentment, demand, protest, notice, or other requirements of any kind, all of which are hereby expressly waived by the Borrower; and

(b)            In the case of any other Event of Default that has occurred and is continuing, the Required Agents may declare all of the Obligations owing hereunder or under the Loan Documents to be, and the same immediately shall become due and payable, without presentment, demand, protest, further notice, or other requirements of any kind, all of which are hereby expressly waived by the Borrower.

Upon any exercise of rights pursuant to Sections 7.2(a) and (b) above, the Agents (without notice to or demand upon the Borrower, which are expressly waived by the Borrower to the fullest extent permitted by law), shall be entitled to proceed to protect, exercise, and enforce the Lender Group’s rights and remedies hereunder or under the other Loan Documents, or any other rights and remedies as are provided by law or equity. The Agents may determine, in their sole discretion, the order and manner in which the Lender Group’s rights and remedies are to be exercised. All payments received by the Agents shall be applied in accordance with Section 2.3 (a)(ii).

7.3             Borrower’s Right to Cure.

(a)            Notwithstanding anything to the contrary contained in Section 7.1, for purposes of determining whether an Event of Default has occurred under any financial covenant set forth in Section 6.12, any cash received by the Borrower after the last day of the fiscal quarter in respect of which such Event of Default has occurred and on or prior to the date that is five (5) Business Days after the date on which financial statements are required to be delivered for such fiscal quarter (the “Cure Expiration Date”) will, at the request of the Borrower, be included in the calculation of Borrowing Base or the Borrowing Base Eligible Assets solely for the purposes of determining compliance with the financial covenants set forth in Section 6.12 at the end of such fiscal quarter and any subsequent period that includes such fiscal quarter (a “Cash Cure Amount”); provided that (a) the amount of any Cash Cure Amount and the use of proceeds therefrom will be no greater than the amount required to cause the Borrower to be in compliance with the financial covenants set forth in Section 6.12 and (b) the proceeds of all Cash Cure Amounts shall be applied to prepay the Loans and accompanied by the applicable Yield Maintenance Premium required by Section 2.8(d) (if any). Upon the delivery of the Cash Cure Amount to the Borrower prior to the Cure Expiration Date, any Event of Default that has occurred pursuant to Section 6.12 shall be deemed to not have occurred and, for the avoidance of doubt, neither any Agent nor any Lender shall exercise the right to accelerate the Loans and none of any Agent, any Lender or any Secured Party shall exercise any right to foreclose on or take possession of the Collateral or exercise any other remedy pursuant to Section 7.2, the other Loan Documents or applicable law prior to the Cure Expiration Date solely on the basis of an Event of Default having occurred and continuing under Section 6.12 (except to the extent that the Borrower has confirmed that in writing that it does not intend to provide a Cash Cure Amount). For the avoidance of doubt, the Borrower shall not be able to obtain any Loan hereunder until receipt by the Agents of the Cash Cure Amount; and

(b)            Notwithstanding anything to the contrary herein, the Borrower shall (to the extent capable of cure) have five (5) Business Days to cure any event that would give rise to a reduction in value of any Borrowing Base Eligible Asset, including, for the avoidance of doubt, a VAE and any event described in Section 11.5.

7.4            Borrower Covenants in the Event of Default Due to REIT Status. If an Event of Default has occurred and is continuing as a result of a breach by the Borrower of its representations, warranties or covenants set forth in Section 4.20 or Section 5.14, the Borrower shall, at the request of the Lenders (or the Agents on behalf of the Lenders), use reasonable best efforts to seek bidders who are willing to have their identity disclosed to the Lenders for the sale of the Collateral and shall promptly provide all material information regarding any such bidders and their respective bids to the Lenders and the Agents and further, if any such bid is approved by the Lenders, Borrower shall use commercially reasonable efforts to cooperate with the Lenders and Agents to facilitate and/or consummate any such sale of the Collateral. Further, in addition to the foregoing, the Borrower shall use reasonable best efforts to take all actions necessary and consistent with this Agreement to preserve the value of the Collateral (including the underlying Securitization Transactions) for the benefit of the Lenders.

ARTICLE VIII.

EXPENSES AND INDEMNITIES

8.1            Expenses. The Borrower shall pay without duplication, (i) all reasonable and documented out-of-pocket costs and expenses (except allocated costs of in-house counsel) reasonably incurred by the Agents and the Lenders in connection with the preparation, negotiation, execution, delivery and administration of this Agreement and the other Loan Documents, or any amendments, modifications or waivers of the provisions hereof or thereof, including the reasonable and documented fees, charges and disbursements of counsel (but limited to (A) one primary counsel for the Agents, (B) one primary counsel for the Lenders and (C) if necessary, one local counsel in each relevant jurisdiction (which may include a single special counsel acting in multiple jurisdictions) and in the case of an actual or perceived conflict of interest, where the party affected by such conflict, informs the Borrower of such conflict and thereafter retains its own counsel, of another firm of counsel for each such affected person); provided, however, that the Borrower is not obligated to reimburse the Lenders for legal fees incurred on or before the Closing Date in connection with the preparation of this Agreement and the other Loan Documents to the extent that such legal fees exceed $250,000 (the “Legal Expenses Cap”) and (ii) all out-of-pocket costs and expenses incurred by each Agent or each Lender (including the fees, charges and disbursements of any counsel for any Agent or any Lender) in connection with the development, preparation, negotiation and execution of any amendment, waiver, consent or other modification of the provisions of this Agreement or any other Loan Document and the enforcement or protection of any rights and remedies under this Agreement (including, without limitation, with respect to the Collateral) and the other Loan Documents, including all such costs and expenses incurred during any legal proceeding, including any proceeding under any Debtor Relief Law, and including in connection with any workout, restructuring or negotiations in respect of the Credit Facilities and the Loan Documents, including the customary and reasonable fees, charges and disbursements of counsel (collectively, the expenses set forth in clause (i) and (ii), the “Lender Group Expenses”).

8.2            Indemnity. In addition to the payment of expenses pursuant to Section 8.1 hereof, the Borrower agrees to indemnify, exonerate, defend, pay, and hold harmless the Agent-Related Persons and the Lender-Related Persons (collectively the “Indemnitees” and individually as “Indemnitee”) from and against any and all liabilities, obligations, losses, damages, penalties, actions, causes of action, judgments, suits, claims, costs, expenses, and disbursements of any kind or nature whatsoever (including the reasonable and documented fees and disbursements of (A) one primary counsel for the Agent-Related Persons, taken as a whole, (B) one primary counsel for the Lender-Related Persons, taken as a whole, and (C) if reasonably necessary, one local counsel in each relevant jurisdiction for the Agent-Related Persons and Lender-Related Persons (which may include a single special counsel acting in multiple jurisdictions) and in the case of an actual or perceived conflict of interest, where the party affected by such conflict is advised in writing by its outside counsel and informs the Borrower of such conflict and thereafter retains its own counsel, of another firm of counsel for each such affected person) in connection with any investigation, administrative, or judicial proceeding, whether such Indemnitee shall be designated a party thereto), that may be imposed on, incurred by, or asserted against such Indemnitee, in any manner relating to or arising out of the execution a, delivery, enforcement, performance, syndication or administration of any Loan Document or any other agreement, letter or instrument delivered in connection with the transactions contemplated thereby, the business or Assets of any Loan Party (to include, without limitation, any actual or alleged presence or release of Hazardous Material on or from any property currently or formerly owned or operated by Borrower, any Subsidiary or any other Loan Party, or any violation of any Environmental Law related in any way to the Borrower, and any Subsidiary or any other Loan Party), the Commitments, the use or intended use of the proceeds of the Loans or the consummation of the transactions contemplated by this Agreement, including any matter relating to or arising out of the filing or recordation of any of the Loan Documents which filing or recordation is done based upon information supplied by the Borrower to the Agents and its counsel (the “Indemnified Liabilities”); provided, that the Borrower shall have no obligation hereunder to any Indemnitee to the extent (x) that such Indemnified Liabilities are found in a final non-appealable judgment by a court of competent jurisdiction to have resulted from the gross negligence, bad faith, or willful misconduct of such Indemnitee or (y) any dispute solely among Indemnitees (other than any claims against an Indemnitee in its capacity or in fulfilling its role as an agent or arranger or any similar role hereunder or under any other Loan Document and other than any claims arising out of any act or omission of the Borrower). The obligations of the Borrower under this Section 8.2 shall survive the termination of this Agreement and the discharge of the Borrower’s other obligations hereunder. This Section 8.2 shall not apply with respect to Taxes, which shall be governed by Section 10.11, other than any Taxes that represent liabilities, obligations, losses or damages, arising from a non-Tax claim.

ARTICLE IX.

ASSIGNMENT AND PARTICIPATIONS

9.1            Successors and Assigns Generally. (a) The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that, subject to Section 9.1(f), neither the Borrower nor any other Loan Party may assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of the Agents and each Lender, and no Lender may assign or otherwise transfer any of its rights or obligations hereunder except (i) to an assignee in accordance with the provisions of Section 9.1(b), (ii) by way of participation in accordance with the provisions of Section 9.1(d), or (iii) by way of pledge or assignment of a security interest subject to the restrictions of Section 9.1(e) (and any other attempted assignment or transfer by any party hereto shall be null and void). Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby, Participants to the extent provided in Section 9.1(d) and, to the extent expressly contemplated hereby, the Agent-Related Persons of each of the Agents and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement.

(a)            Assignments by Lenders. Any Lender may at any time assign to one or more assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans at the time owing to it); provided that (in each case with respect to any Credit Facility) any such assignment shall be subject to the following conditions:

(i)            Minimum Amounts. Except in the case of an assignment to a Lender or an Affiliate of a Lender, the aggregate amount of the Commitment (which for this purpose includes Loans outstanding thereunder) or, if the applicable Commitment is not then in effect, the principal outstanding balance of the Loans of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Acceptance with respect to such assignment is delivered to the Administrative Agent) shall not be less than $1,000,000, unless so long as no Event of Default has occurred and is continuing, the Borrower consents in writing to the assignment of such lesser amount (each such consent not to be unreasonably conditioned, withheld or delayed).

(ii)            Proportionate Amounts. Each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender’s rights and obligations under this Agreement with respect to the Loan or the Commitment assigned, except that this clause (ii) shall not prohibit any Lender from assigning all or a portion of its rights and obligations among ~~Initial Term~~ Loans on a non-pro rata basis.

(iii)            Required Consents. No consent shall be required for any assignment except to the extent required by Section 9.1(b)(i) and, in addition: (A) the written consent of the Borrower shall be required (such consent not to be unreasonably conditioned, withheld or delayed); provided that, no consent of the Borrower shall be required (x) in the event a Default (after expiry of any grace, cure and notice periods or as further extended with the approval of the Required Lenders) or an Event of Default has occurred and is continuing at the time of such assignment or (y) if such assignment is to a Lender, an Affiliate of a Lender or an Approved Fund; provided, further, that the Borrower shall be deemed to have consented to any such assignment unless it shall object thereto by written notice to the Agents within ten (10) Business Days after having received written notice thereof (which notice shall provide, in bold type face, that if the Borrower does not object in writing to such assignment within ten (10) Business Days, the Borrower’s consent shall have been deemed to have been provided) and (B) the consent of the Agents (such consent not be unreasonably withheld or delayed) shall be required for assignments in respect of any Loans to a Person who is not a Lender, an Affiliate of a Lender or an Approved Fund.

(iv)            Assignment and Acceptance. The parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Acceptance, together with a processing and recordation fee of $3,500; provided that the Required Agents may, in their sole discretion, elect to waive such processing and recordation fee in the case of any assignment. The assignee, if it is not a Lender, shall deliver to the Agents an Administrative Questionnaire, a duly executed IRS Form W-9, or such other IRS Form as applicable, and all “know your customer” documentation requested by the Administrative Agent.

(v)            No Assignment to Certain Persons. No such assignment shall be made to the Borrower or any of the Borrower’s Affiliates or Subsidiaries except as permitted by Section 9.1(f).

(vi)            Certain Additional Payments. In connection with any assignment of rights and obligations of any Defaulting Lender hereunder, no such assignment shall be effective unless and until, in addition to the other conditions thereto set forth herein, the parties to the assignment shall make such additional payments to the Administrative Agent in an aggregate amount sufficient, upon distribution thereof as appropriate (which may be outright payment, purchases by the assignee of participations or subparticipations, or other compensating actions, including funding, with the consent of the Borrower and the Required Agents, the applicable pro rata share of Loans previously requested but not funded by the Defaulting Lender, to each of which the applicable assignee and assignor hereby irrevocably consent), to pay and satisfy in full all payment liabilities then owed by such Defaulting Lender to the Agents and each other Lender hereunder (and interest accrued thereon), in accordance with its applicable percentage. Notwithstanding the foregoing, in the event that any assignment of rights and obligations of any Defaulting Lender hereunder shall become effective under applicable law without compliance with the provisions of this paragraph, then the assignee of such interest shall be deemed to be a Defaulting Lender for all purposes of this Agreement until such compliance occurs.

Subject to acceptance and recording thereof by the Administrative Agent pursuant to Section 9.1(c), and receipt of all requirements under Section 9.1(b)(iv) by the Administrative Agent, from and after the Administrative Agent has recorded such Assignment and Acceptance in the Register, the assignee thereunder shall be a party to this Agreement and, to the extent of the interest assigned by such Assignment and Acceptance, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Acceptance, be released from its obligations under this Agreement (and, in the case of an Assignment and Acceptance covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto) but shall continue to be entitled to the benefits of Section 2.11, Section 8.1 and Section 8.2 with respect to facts and circumstances occurring prior to the effective date of such assignment; provided, that except to the extent otherwise expressly agreed by the affected parties, no assignment by a Defaulting Lender will constitute a waiver or release of any claim of any party hereunder arising from that Lender’s having been a Defaulting Lender. Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this paragraph shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with Section 9.1(d).

(b)            Register. The Administrative Agent, acting solely for this purpose as a non-fiduciary agent of the Borrower, shall maintain at one of its offices in Chicago, Illinois a copy of each Assignment and Assumption delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitments of, and principal amounts (and stated interest) of the Loans owing to, each Lender pursuant to the terms hereof from time to time (the “Register”). The entries in the Register shall be conclusive absent manifest error, and the Borrower, the Administrative Agent and the Lenders shall treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement. The Register shall be available for inspection by the Borrower and any Lender, at any reasonable time and from time to time upon reasonable prior written notice.

(c)           Participations.

(i)            Any Lender may at any time, sell participations to any Person (other than a natural Person, or a holding company, investment vehicle or trust for, or owned and operated for the primary benefit of, a natural Person, or the Borrower or any of the Borrower’s Affiliates or Subsidiaries) (each, a “Participant”) in all or a portion of such Lender’s rights and/or obligations under this Agreement (including all or a portion of its Commitment and/or the Loans owing to it); provided that (i) such Lender’s obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (iii) the Borrower, the Administrative Agent and Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement.

(ii)            Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, modification or waiver described in Sections 11.2(a)-(i) that affects such Participant. The Borrower agrees that each Participant shall be entitled to the benefits of Sections 2.11, 2.16 and 10.11 (subject to the requirements and limitations therein, including the requirements under Section 10.11 (it being understood that the documentation required under Section 10.11 shall be delivered to the participating Lender)) to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to paragraph (b) of this Section; provided that such Participant (A) agrees to be subject to the provisions of Section 2.16 as if it were an assignee under paragraph (b) of this Section; and (B) shall not be entitled to receive any greater payment under Sections 2.11 or 10.11, with respect to any participation, than its participating Lender would have been entitled to receive, except to the extent such entitlement to receive a greater payment results from a Change in Law that occurs after the Participant acquired the applicable participation. To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 10.13 as though it were a Lender; provided that such Participant agrees to be subject to Section 10.13 as though it were a Lender. Each Lender that sells a participation shall, acting solely for this purpose as a non-fiduciary agent of the Borrower, maintain a register on which it enters the name and address of each Participant and the principal amounts (and stated interest) of each Participant’s interest in the Loans or other obligations under the Loan Documents (the “Participant Register”); provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register (including the identity of any Participant or any information relating to a Participant’s interest in any commitments, loans, letters of credit or its other obligations under any Loan Document) to any Person except to the extent that such disclosure is necessary to establish that such commitment, loan, letter of credit or other obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations. The entries in the Participant Register shall be conclusive absent manifest error, and such Lender shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary. For the avoidance of doubt, the Administrative Agent (in its capacity as Administrative Agent) shall have no responsibility for maintaining a Participant Register.

(iii)            No consent shall be required for any participation except that the consent of the Borrower shall be required (such consent not to be unreasonably conditioned, withheld or delayed); provided that, no consent of the Borrower shall be required (x) in the event a Default (after expiry of any grace, cure and notice periods or as further extended with the approval of the Required Lenders) or an Event of Default has occurred and is continuing at the time of such participation or (y) if such participation is to a Lender, an Affiliate of a Lender or an Approved Fund; provided, further, that the Borrower shall be deemed to have consented to any such participation unless it shall object thereto by written notice to the Agents within ten (10) Business Days after having received written notice thereof (which notice shall provide, in bold type face, that if the Borrower does not object in writing to such participation within ten (10) Business Days, the Borrower’s consent shall have been deemed to have been provided).

(d)            Certain Pledges. Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank; provided that no such pledge or assignment shall release such Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.

(e)             Assignments to Borrower and Borrower Affiliates. Notwithstanding anything in this Agreement to the contrary, any Lender may, at any time, assign all or a portion of its Loans on a pro rata basis to the Borrower or any Borrower Affiliate, subject to the following limitations:

(i)            immediately and automatically, without any further action on the part of the Borrower, any Lender, any Agent or any other Person, upon the effectiveness of such assignment of Loans from a Lender to the Borrower, such Loans and all rights and obligations as a Lender related thereto shall, for all purposes under this Agreement, the other Loan Documents and otherwise, be deemed to be irrevocably prepaid, terminated, extinguished, cancelled and of no further force and effect (and which, for the avoidance of doubt, shall not constitute voluntary or mandatory payments or prepayments for purposes of Section 2.8 hereof) and the Borrower shall neither obtain nor have any rights as a Lender hereunder or under the other Loan Documents by virtue of such assignment such purchases (and the payments made by the Borrower and the cancellation of the purchased Loans, in each case in connection therewith);

(ii)            any Borrower Affiliate may, with the consent of the Borrower, including without limitation, in exchange for Debt or Securities permitted to be issued, contribute, directly or indirectly, the principal amount of such Loans or any portion thereof, plus all accrued and unpaid interest thereon, to the Borrower for the purpose of cancelling and extinguishing such Loans; provided that, upon the date of such contribution, assignment or transfer, (x) the aggregate outstanding principal amount of Loans shall reflect such cancellation and extinguishing of the Loans then held by the Borrower and (y) the Borrower shall promptly provide written notice to the Agents of such contribution of such Loans, and the Administrative Agent, upon receipt of such notice, shall reflect the cancellation of the applicable Loans in the Register;

(iii)            (A) for purposes of any consent to any amendment, waiver or modification of, or any action under, and for the purpose of any direction to any Agent or any Lender to undertake any action (or refrain from taking any action) under, this Agreement or any other Loan Document, each applicable Borrower Affiliate will be deemed to have consented in the same proportion as the Lenders that are not Borrower Affiliate consented to such matter, unless such matter requires the consent of all or all affected Lenders and adversely affects such Borrower Affiliate more than other Lenders in any material respect, (B) for purposes of voting on any plan of reorganization or plan of liquidation pursuant to any Debtor Relief Laws (a “Bankruptcy Plan”), each Borrower Affiliate hereby agrees (x) not to vote on such Bankruptcy Plan, (y) if such Borrower Affiliate does vote on such Bankruptcy Plan notwithstanding the restriction in the foregoing clause (x), such vote will be deemed not to be in good faith and shall be “designated” pursuant to Section 1126(e) of the Bankruptcy Code (or any similar provision in any other Debtor Relief Laws), and such vote shall not be counted in determining whether the applicable class has accepted or rejected such Bankruptcy Plan in accordance with Section 1126(c) of the Bankruptcy Code (or any similar provision in any other Debtor Relief Laws) and (z) not to contest any request by any party for a determination by a court of competent jurisdiction effectuating the foregoing clause (y), in each case under this clause (B) unless such Bankruptcy Plan adversely affects such Borrower Affiliate more than other Lenders in any material respect and (C) each Borrower Affiliate hereby irrevocably appoints the Agents (such appointment being coupled with an interest) as such Borrower Affiliate’s attorney-in-fact, with full authority in the place and stead of such Borrower Affiliate and in the name of such Borrower Affiliate (solely in respect of Loans held by such Borrower Affiliate and not in respect of any other claim or status such Borrower Affiliate may otherwise have), from time to time in either Agent’s discretion to take any action and to execute any instrument that the Agents may deem reasonably necessary or appropriate to carry out the provisions of this Section 9.1(f)(iv), including to ensure that any vote of such Borrower Affiliate on any Bankruptcy Plan is withdrawn or otherwise not counted;

(iv)            the Borrower and any Borrower Affiliate shall represent and warrant, on the date of any such assignment, that neither it, its Affiliates nor any of its respective directors or officers has any Excluded Information that has not been disclosed to the Lenders generally (other than to the extent any such Lender does not wish to receive material non-public information with respect to the Borrower or its Subsidiaries or any of their respective securities) prior to such date;

(v)            all parties to the relevant transactions shall render customary “big boy” disclaimer letters; and

(vi)            no Event of Default shall have occurred and be continuing before or immediately after giving effect to such assignment.

ARTICLE X.

AGENT; THE LENDER GROUP

10.1            Appointment and Authorization of Agent. Effective as of the Closing Date, each Lender hereby designates and appoints Cortland as the Administrative Agent and Collateral Agent as their representatives under this Agreement and the other Loan Documents and each Lender hereby irrevocably authorizes each Agent to execute and deliver each of the other Loan Documents on its behalf and to take such other action on its behalf under the provisions of this Agreement and each other Loan Document and to exercise such powers and perform such duties as are expressly delegated to each Agent by the terms of this Agreement or any other Loan Document, together with such powers as are reasonably incidental thereto. The Agents agree in their respective capacities as Administrative Agent and Collateral Agent, as applicable, to act as agent for and on behalf of the Lenders on the express conditions contained in this Article X. The provisions of this Article X (other than Section 10.9 and Section 10.11) are solely for the benefit of the Agents, and the Lenders, and the Borrower and its Subsidiaries shall have no rights as a third party beneficiary of any of the provisions contained herein. The Agents shall not have any duties or responsibilities, except those expressly set forth herein, nor shall the Agents have or be deemed to have any fiduciary relationship with any Lender, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any other Loan Document or otherwise exist against the Agents; it being expressly understood and agreed that the use of the word “Agent” is for convenience only, that the Agents are merely the representative of the Lenders, and only has the contractual duties set forth herein. Without limiting the generality of the foregoing, the use of the term “agent” in this Agreement or the other Loan Documents with reference to Agents is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable law. Instead, such term is used merely as a matter of market custom, and is intended to create or reflect only a representative relationship between independent contracting parties. Each Lender hereby further authorizes the Collateral Agent to act as the secured party under each of the Loan Documents that create a Lien on any item of Collateral. Except as expressly otherwise provided in this Agreement, the Agents shall have and may use their sole discretion with respect to exercising or refraining from exercising any discretionary rights or taking or refraining from taking any actions that the Agents expressly are entitled to take or assert under or pursuant to this Agreement and the other Loan Documents. Without limiting the generality of the foregoing, or of any other provision of the Loan Documents that provides rights or powers to the Agents, the Lenders agree that the Agents shall have the right to exercise the following powers as long as this Agreement remains in effect: (a) maintain, in accordance with its customary business practices, ledgers and records reflecting the status of the Obligations, the Collateral, the Collections of the Borrower and its Subsidiaries, and related matters, (b) execute or file any and all financing or similar statements or notices, amendments, renewals, supplements, documents, instruments, proofs of claim, notices and other written agreements with respect to the Loan Documents, (c) make Loans, for itself (to the extent such Agent is also a Lender) or on behalf of Lenders as provided in the Loan Documents, (d) exclusively receive, apply, and distribute the Collections of the Borrower and its Subsidiaries as provided in the Loan Documents, (e) open and maintain such bank accounts and cash management arrangements as the Agents deem necessary and appropriate in accordance with the Loan Documents for the foregoing purposes with respect to the Collateral and the Collections of the Borrower and its Subsidiaries, (f) perform, exercise, and enforce any and all other rights and remedies of the Lender Group with respect to the Borrower, the Obligations, the Collateral, the Collections of the Borrower and its Subsidiaries, or otherwise related to any of same as provided in the Loan Documents, and (g) incur and pay such Lender Group Expenses as the Agents may deem necessary or appropriate for the performance and fulfillment of its functions and powers pursuant to the Loan Documents. At least three (3) Business Days prior to any Interest Payment Date and with respect to any other payment in respect of the Loans hereunder, promptly upon receipt of a prepayment notice from the Borrowers, the Administrative Agent shall provide the Lenders with a Payment Date Statement relating to such payment to Lenders.

10.2         Delegation of Duties. The Agents may execute any of its duties under this Agreement or any other Loan Document by or through agents, employees or attorneys in fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. The Agents shall not be responsible for the negligence or misconduct of any agent or attorney in fact selected by it with reasonable care except to the extent that a court of competent jurisdiction determines in a final and nonappealable judgment that the such Agent acted with gross negligence or willful misconduct in the selection of such sub-agents. In connection with perfecting its security interest in any Collateral which constitutes Instruments or certificated Pledged Securities, for so long as Cortland is the Collateral Agent under this Agreement, it shall appoint (and maintain an agreement with) a sub-agent who has secure and fire resistant facilities in accordance with customary standards for custody of Instruments and certificated Pledged Securities, who shall take possession of the related Collateral and maintain it in such location for purposes of custodial safe keeping.

10.3         General Immunity.

(a)            No Responsibility for Certain Matters. No Agent shall be responsible to any Lender (or any other Secured Party) for the execution, effectiveness, genuineness, validity, enforceability, collectability or sufficiency hereof or any other Loan Document or for any representations, warranties, recitals or statements made herein or therein or made in any written or oral statements or in any financial or other statements, instruments, reports or certificates or any other documents furnished or made by any Agent to the Lenders (or any other Secured Party) or by or on behalf of any Loan Party to any Agent or any Lender (or any other Secured Party) in connection with the Loan Documents and the transactions contemplated thereby or for the financial condition or business affairs of any Loan Party or any other Person liable for the payment of any Obligations, nor shall any Agent be required to ascertain or inquire as to the performance or observance of any of the terms, conditions, provisions, covenants or agreements contained in any of the Loan Documents or as to the use of the proceeds of the Loans or as to the existence or possible existence of any Default or Event of Default or to make any disclosures with respect to the foregoing. Anything contained herein to the contrary notwithstanding, the Agents shall not have any liability arising from confirmations of the amount of outstanding Loans or the component amounts thereof.

(b)            Exculpatory Provisions. No Agent-Related Person shall be liable for any action taken or omitted by any Agent under or in connection with any of the Loan Documents except to the extent caused by such Agent’s gross negligence or willful misconduct, as determined by a court of competent jurisdiction in a final, non-appealable order; provided, that any action taken or omitted by any Agent at the direction of the Required Lenders (or such other Lenders as the case may be) shall not constitute gross negligence or willful misconduct on the part of such Agent. Each Agent shall be entitled to refrain from any act or the taking of any action (including the failure to take an action) in connection herewith or any of the other Loan Documents or from the exercise of any power, discretion or authority vested in it hereunder or thereunder unless and until such Agent shall have received instructions in respect thereof from Required Lenders (or such other Lenders as may be required to give such instructions under Section 11.2)and, upon receipt of such instructions from Required Lenders (or such other Lenders, as the case may be), such Agent shall be entitled to act or (where so instructed) refrain from acting, or to exercise such power, discretion or authority, in accordance with such instructions. Without prejudice to the generality of the foregoing, (i) each Agent shall be entitled to rely, and shall be fully protected in relying, upon any communication, instrument or document believed by it to be genuine and correct and to have been signed or sent by the proper Person or Persons, and shall be entitled to rely and shall be protected in relying on opinions and judgments of attorneys (who may be attorneys for the Loan Parties), accountants, experts and other professional advisors selected by it; and (ii) no party hereto shall have any right of action whatsoever against any Agent in such capacity as a result of such Agent in such capacity acting or (where so instructed) refraining from acting hereunder or any of the other Loan Documents in accordance with the instructions of Required Lenders (or such other Lenders as may be required to give such instructions under Section 11.2).

10.4            Reliance by Agent. The Agents shall be fully justified in failing or refusing to take any action under this Agreement or any other Loan Document unless Agent shall first receive such advice or concurrence of the Lenders as it deems appropriate and until such instructions are received, the Agents shall act, or refrain from acting, as it deems advisable. If an Agent so requests, it shall first be indemnified to its reasonable satisfaction by the Lenders against any and all liability and expense that may be incurred by it by reason of taking or continuing to take any such action. The Agents shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement or any other Loan Document in accordance with a request or consent of the requisite Lenders and such request or consent and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.

10.5            Knowledge of Defaults/Events of Default. The Agents shall not be deemed to have knowledge or notice of the occurrence of any Default and/or Event of Default, unless the Agents shall have received written notice from a Lender or the Borrower referring to this Agreement, describing such Default or Event of Default and stating that such notice is a “notice of default.” The Administrative Agent will notify the Lenders of its receipt of any such notice. The Agents shall take such action with respect to such Default and/or Event of Default in accordance with Article VII; provided that, unless and until the Agents have received any such direction, the Agents (but shall not be obligated to) take any action, or refrain from taking any action, with respect to such Default and/or Event of Default as it shall deem advisable or in the best interest of the Lenders.

10.6            Credit Decision. Each Lender acknowledges that none of the Agent-Related Persons has made any representation or warranty to it, and that no act by any Agent hereinafter taken, including any review of the affairs of the Borrower and its Subsidiaries or Affiliates, shall be deemed to constitute any representation or warranty by any Agent-Related Person to any Lender. Each Lender represents to the Agents that it has, independently and without reliance upon any Agent-Related Person and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, prospects, operations, property, financial and other condition and creditworthiness of the Borrower and any other Person party to a Loan Document, and all applicable bank regulatory laws relating to the transactions contemplated hereby, and made its own decision to enter into this Agreement and to extend credit to the Borrower. Each Lender also represents that it will, independently and without reliance upon any Agent-Related Person and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement and the other Loan Documents, and to make such investigations as it deems necessary to inform itself as to the business, prospects, operations, property, financial and other condition and creditworthiness of the Borrower and any other Person party to a Loan Document. Except for notices, reports, and other documents expressly herein required to be furnished to the Lenders by the Agents, the Agents shall not have any duty or responsibility to provide any Lender with any credit or other information concerning the business, prospects, operations, property, financial and other condition or creditworthiness of the Borrower and any other Person party to a Loan Document that may come into the possession of any of the Agent-Related Persons.

10.7            Costs and Expenses; Indemnification. The Agents may incur and pay Lender Group Expenses to the extent such Agent reasonably deems necessary or appropriate for the performance and fulfillment of its functions, powers, and obligations pursuant to the Loan Documents, including court costs, attorneys’ fees and expenses, fees and expenses of financial accountants, advisors, consultants, and appraisers, costs of collection by outside collection agencies, auctioneer fees and expenses, and costs of security guards or insurance premiums paid to maintain the Collateral, whether or not Borrower is obligated to reimburse the Agents or Lenders for such expenses pursuant to this Agreement or otherwise. The Agents are authorized and directed to deduct and retain sufficient amounts from the Collections of the Borrower and its Subsidiaries received by the Agents to reimburse the Agents for such out-of-pocket costs and expenses prior to the distribution of any amounts to Lenders. In the event the Agents are not reimbursed for such costs and expenses by the Borrower or from the Collections of the Borrower and its Subsidiaries received by the Agents, each Lender hereby agrees that it is and shall be obligated to pay to or reimburse the Agents for the amount of such Lender’s Pro Rata Share thereof. Whether or not the transactions contemplated hereby are consummated, the Lenders shall indemnify upon demand the Agent-Related Persons (to the extent not reimbursed by or on behalf of the Borrower and without limiting the obligation of the Borrower to do so), according to their Pro Rata Shares, from and against, and the Lenders shall hold each Agent-Related Person harmless from, any and all Indemnified Liabilities; provided, however, that no Lender shall be liable for the payment to any Agent-Related Person of any portion of such Indemnified Liabilities resulting solely from such Person’s gross negligence or willful misconduct nor shall any Lender be liable for the obligations of any Defaulting Lender in failing to make a Loan or other extension of credit hereunder. Without limitation of the foregoing, each Lender shall reimburse the Agents upon demand for such Lender’s Pro Rata Share of any costs or out of pocket expenses (including attorneys, accountants, advisors, and consultants fees and expenses) incurred by any Agent in connection with the preparation, execution, delivery, administration, modification, amendment, or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of rights or responsibilities under, this Agreement, any other Loan Document, or any document contemplated by or referred to herein, to the extent that any Agent is not reimbursed for such expenses by or on behalf of the Borrower; provided, however, that following the occurrence and continuance of an Event of Default, to the extent the Agents seek to take an action which will cause them to incur a cost or expense in excess of $10,000, the Agents shall promptly seek prior written consent of the Required Lenders with respect to such action. The undertaking in this Section shall survive the payment of all Obligations hereunder and the resignation or replacement of any Agent.

10.8            Agent in Individual Capacity. The Agents and their Affiliates may make loans to, accept deposits from, acquire Securities in, and generally engage in any kind of banking, trust, financial advisory, underwriting, or other business with Borrower and its Subsidiaries and Affiliates and any other Person party to any Loan Documents as though the Agents were not Agents hereunder, and, in each case, without notice to or consent of the other members of the Lender Group. The other members of the Lender Group acknowledge that, pursuant to such activities, the Agents or their Affiliates may receive information regarding Borrower or its Affiliates or Borrower’s external manager and its Affiliates and any other Person party to any Loan Documents that is subject to confidentiality obligations in favor of the Borrower or such other Person and that prohibit the disclosure of such information to the Lenders, and the Lenders acknowledge that, in such circumstances (and in the absence of a waiver of such confidentiality obligations, which waiver the Agents will use commercially reasonable efforts to obtain), the Agents shall not be under any obligation to provide such information to them. The terms “Lender” and “Lenders” include each Agent in its individual capacity.

10.9         Successor Agent.

(a)            Any Agent may at any time give notice of its resignation to the Lenders and the Borrower. At any time, the Agent may be removed by the Required Lenders or the Borrower, upon thirty (30) days’ prior written notice to such Agent, the Lenders and the Borrower. Upon receipt of any such notice of resignation or removal, the Required Lenders shall have the right, in consultation with the Borrower, to appoint a successor Agent for the Lenders. In connection with a resignation, if no such successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within thirty (30) days after the retiring Agent gives notice of its resignation (or such earlier date as may be agreed by the Required Lenders) (the “Resignation Effective Date”), then the retiring Agent may (but shall not be obligated to), on behalf of the Lenders, appoint a successor Agent meeting the qualifications set forth above; provided that in no event shall any such successor Agent be a Defaulting Lender. Whether or not a successor has been appointed, such resignation shall become effective in accordance with such notice on the Resignation Effective Date. Upon the occurrence of a Removal Event, an Agent may be removed upon five (5) Business Days’ prior written notice by the Required Lenders or the Borrower, delivered to such Agent, the Lenders and the Borrower; provided, however, that, such removal shall not be effective until a successor Agent acceptable to the Required Lenders has been selected; provided, further, that if no such successor Agent has been appointed within thirty (30) days of such removal, the Required Lenders or the Borrower may petition any court of competent jurisdiction for the appointment of a successor Agent.

(b)            If the Person serving as Agent is a Defaulting Lender pursuant to clause (d) of the definition thereof, the Required Lenders may, to the extent permitted by applicable law, by notice in writing to the Borrower and such Person remove such Person as Agent and, in consultation with the Borrower, appoint a successor. If no such successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within thirty (30) days (or such earlier day as shall be agreed by the Required Lenders) (the “Removal Effective Date”), then such removal shall nonetheless become effective in accordance with such notice on the Removal Effective Date.

(c)            With effect from the Resignation Effective Date or the Removal Effective Date (as applicable) (i) the retiring or removed Agent shall be discharged from its duties and obligations hereunder and under the other Loan Documents (except that in the case of any collateral security held by the Collateral Agent on behalf of the Lenders under any of the Loan Documents, the retiring or removed Collateral Agent shall continue to hold such collateral security until such time as a successor Collateral Agent is appointed) and (ii) except for any indemnity payments owed to the retiring or removed Agent, all payments, communications and determinations provided to be made by, to or through the Agent shall instead be made by or to each Lender directly, until such time, if any, as the Required Lenders appoint a successor Agent as provided for above. Upon the acceptance of a successor’s appointment as an Agent hereunder, such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring or removed Agent (other than any rights to indemnity payments owed to the retiring or removed Agent), and the retiring or removed Agent shall be discharged from all of its duties and obligations hereunder or under the other Loan Documents. The fees payable by the Borrower to a successor Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Borrower and such successor. After the retiring or removed Agent’s resignation or removal hereunder and under the other Loan Documents, the provisions of this Article X and Section 8.1 shall continue in effect for the benefit of such retiring or removed Agent, its sub-agents and their respective Agent-Related Persons in respect of any actions taken or omitted to be taken by any of them while the retiring or removed Agent was acting as Agent.

10.10        Lender in Individual Capacity. Any Lender and its respective Affiliates may make loans to, accept deposits from, acquire Securities in and generally engage in any kind of banking, trust, financial advisory, underwriting, or other business with Borrower and its Subsidiaries and Affiliates and any other Person party to any Loan Documents as though such Lender were not a Lender hereunder without notice to or consent of the other members of the Lender Group. The other members of the Lender Group acknowledge that, pursuant to such activities, such Lender and its respective Affiliates may receive information regarding Borrower or its Affiliates or Borrower’s external manager and its Affiliates and any other Person party to any Loan Documents that is subject to confidentiality obligations in favor of the Borrower or such other Person and that prohibit the disclosure of such information to the Lenders, and the Lenders acknowledge that, in such circumstances (and in the absence of a waiver of such confidentiality obligations, which waiver such Lender will use commercially reasonable efforts to obtain), such Lender shall not be under any obligation to provide such information to them.

10.11        Withholding Taxes.

(a)            Any and all payments made by the Borrower hereunder or under any note or other Loan Document will be made free and clear of, and without deduction or withholding for, any present or future Taxes, except as required by applicable law. If any applicable law (as determined in the good faith discretion of an applicable Withholding Agent) requires the deduction or withholding of any Tax from any such payment by a Withholding Agent, then the applicable Withholding Agent shall be entitled to make such deduction or withholding and shall timely pay the full amount deducted or withheld to the relevant Governmental Authority in accordance with applicable law and, if such Tax is an Indemnified Tax, then the sum payable by the Borrower shall be increased as necessary so that after such deduction or withholding has been made (including such deductions and withholdings applicable to additional sums payable under this Section) the applicable Recipient receives an amount equal to the sum it would have received had no such deduction or withholding been made. The Borrower shall timely pay to the relevant Governmental Authority in accordance with applicable law, or at the option of the Administrative Agent timely reimburse it for the payment of any Other Taxes. The Borrower will furnish to the Administrative Agent as soon as practicable after the date the payment of any Tax is due pursuant to applicable law certified copies of tax receipts issued by the applicable Governmental Authority evidencing such payment of such Tax by the Borrower, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent. The Borrower shall indemnify each Recipient, within ten (10) days after demand therefor, for the full amount of any Indemnified Taxes (including Indemnified Taxes imposed or asserted on or attributable to an amount payable under this Section 10.11), payable or paid by such Recipient or required to be withheld or deducted from a payment to such Recipient and any reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to the Borrower by a Lender (with a copy to the Administrative Agent), or by an Agent on its own behalf or on behalf of a Lender, shall be conclusive absent manifest error. For purposes of this Section 10.11, the term “applicable law” includes FATCA.

(b)            Each Agent shall deliver to the Borrower a properly completed and executed IRS Form W-9 on or prior to the date it becomes an Agent under this Agreement and at any other time reasonably requested by the Administrative Agent or the Borrower. If a Lender is entitled to claim an exemption from, or reduction of, United States withholding tax, Lender agrees with and in favor of the Administrative Agent and the Borrower, to deliver to the Administrative Agent whichever of the following is applicable:

(i)            if such Lender claims an exemption from United States federal withholding tax pursuant to the portfolio interest exception under Section 881(c) of the Code, (A) a statement of the Lender, signed under penalty of perjury, that it is not (I) a “bank” as described in Section 881(c)(3)(A) of the Code, (II) a 10.0% shareholder of the Borrower (within the meaning of Section 881(c)(3)(B) of the Code), or (III) a “controlled foreign corporation” described in Section 881(c)(3)(C) of the Code, and (B) a properly completed and executed IRS Form W-8BEN or W-8BEN-E (or successor form), as applicable, on or prior to the date it becomes a Lender under this Agreement and at any other time reasonably requested by Administrative Agent or the Borrower;

(ii)            if such Lender claims an exemption from, or a reduction of, withholding tax under an income tax treaty to which the United States is a party, two properly completed and executed copies of IRS Form W-8BEN or W-8BEN-E (or successor form), as applicable, on or prior to the date it becomes a Lender under this Agreement and at any other time reasonably requested by the Administrative Agent or the Borrower;

(iii)            if such Lender claims that interest paid under this Agreement is exempt from United States withholding tax because it is effectively connected with a United States trade or business of such Lender, two properly completed and executed copies of IRS Form W-8ECI (or successor form) (together with applicable attachments) on or prior to the date it becomes a Lender under this Agreement and at any other time reasonably requested by the Administrative Agent or the Borrower;

(iv)            two properly completed and executed copies of IRS Form W-8IMY (or successor form) (together with the relevant documentation under this Section 10.11(b) and/or any other certification documents from each beneficial owner, as applicable) on or prior to the date it becomes a Lender under this Agreement and at any other time reasonably requested by the Administrative Agent or the Borrower; or

(v)            such other form or forms, including IRS Form W-9 (or successor form), as may be required under the Code or other laws of the United States as a condition to exemption from, or reduction of, United States withholding or backup withholding tax on or prior to the date it becomes a Lender under this Agreement and at any other time reasonably requested by the Administrative Agent or the Borrower.

Each Agent and each such Lender agree to promptly notify, in writing, the Administrative Agent and the Borrower of any change in circumstances which would modify or render invalid any claimed exemption or reduction. Each Agent and each such Lender agree to update any expired, obsolete or inaccurate form provided pursuant to Section 10.11(b), (c) or (g) or to promptly notify the Borrower and the Administrative Agent in writing of its legal inability to do so.

(c)            If an Agent or a Lender is entitled to an exemption from, or reduction of, withholding tax in a jurisdiction other than the United States or backup withholding, such Agent or such Lender agrees with and in favor of the Administrative Agent and the Borrower to deliver to the Administrative Agent any such form or forms as may be required as a condition to exemption from, or reduction of, foreign withholding or backup withholding tax on or prior to the date it becomes an Agent or a Lender under this Agreement and at any other time reasonably requested by the Administrative Agent or the Borrower.

Each Agent and each such Lender agrees promptly to notify, in writing, the Administrative Agent and the Borrower of any change in circumstances which would modify or render invalid any claimed exemption or reduction.

(d)            If any Lender claims exemption from, or reduction of, withholding tax and such Lender sells, assigns, grants a participation in, or otherwise transfers all or part of the Obligations of the Borrower, such Lender agrees to notify the Administrative Agent and the Borrower of the percentage amount in which it is no longer the beneficial owner of Obligations of the Borrower. To the extent of such percentage amount, the Administrative Agent and the Borrower will treat such Lender’s documentation provided pursuant to Sections 10.11(b), 10.11(c) or 10.11(g) as no longer valid. With respect to such percentage amount, such Lender may provide new documentation, pursuant to Sections 10.11(b), 10.11(c) or 10.11(g), if applicable.

(e)            If any Lender is entitled to a reduction in the applicable withholding tax, the Administrative Agent may withhold from any payment to such Lender an amount equivalent to the applicable withholding tax after taking into account such reduction. If the forms or other documentation required by subsection (b), (c) or (g) of this Section 10.11 are not delivered to the Administrative Agent, then the Administrative Agent may withhold from any payment to such Lender not providing such forms or other documentation an amount equivalent to the applicable withholding tax.

(f)            If any party determines, in its sole discretion exercised in good faith, that it has received a refund of any Taxes as to which it has been indemnified pursuant to this Section 10.11 (including by the payment of additional amounts pursuant to this Section 10.11), it shall pay to the indemnifying party an amount equal to such refund (but only to the extent of indemnity payments made under this Section 10.11 with respect to the Taxes giving rise to such refund), net of all out-of-pocket expenses (including Taxes) of such indemnified party and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund). Such indemnifying party, upon the request of such indemnified party, shall repay to such indemnified party the amount paid over pursuant to this paragraph (f) (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) in the event that such indemnified party is required to repay such refund to such Governmental Authority. Notwithstanding anything to the contrary in this paragraph (f), in no event will the indemnified party be required to pay any amount to an indemnifying party pursuant to this paragraph (f) the payment of which would place the indemnified party in a less favorable net after-Tax position than the indemnified party would have been in if the Tax subject to indemnification and giving rise to such refund had not been deducted, withheld or otherwise imposed and the indemnification payments or additional amounts with respect to such Tax had never been paid. This paragraph shall not be construed to require any indemnified party to make available its Tax returns (or any other information relating to its Taxes that it deems confidential) to the indemnifying party or any other Person.

(g)            If a payment made to a Lender under any Loan Document would be subject to U.S. federal withholding Tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Lender shall deliver to the Borrower and the Administrative Agent at the time or times prescribed by law and at such time or times reasonably requested by the Borrower or the Administrative Agent such documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the Borrower or the Administrative Agent as may be necessary for the Borrower and the Administrative Agent to comply with their obligations under FATCA and to determine that such Lender has complied with such Lender’s obligations under FATCA or to determine the amount to deduct and withhold from such payment. Solely for purposes of this Section 10.11(g), “FATCA” shall include any amendments made to FATCA after the date of this Agreement.

(h)            Each party’s obligations under this Section 10.11 shall survive the resignation or replacement of the Agents or any assignment of rights by, or the replacement of, a Lender, the termination of the Commitments and the repayment, satisfaction or discharge of all obligations under any Loan Document.

10.12       Collateral and Guarantor Matters.

(a)            The Lenders hereby irrevocably authorize the Collateral Agent to, and the Collateral Agent shall:

(i)            release any Lien and/or negative pledge granted pursuant to the Negative Pledge Agreement, as applicable, on any Asset (including, for the avoidance of doubt, the Proceeds of such Asset) upon the termination of the Commitments and payment and satisfaction in full by the Borrower of all Obligations;

(ii)            release any Lien and/or negative pledge granted pursuant to the Negative Pledge Agreement, as applicable, on any Asset (including, for the avoidance of doubt, the Proceeds of such Asset), including any Subsidiary of the Borrower:

(A)            (x) in contemplation of the incurrence, assumption or purchase of Debt pursuant to Section 6.1 (and the imposition of a Permitted Lien pursuant to Section 6.2) if the Borrower certifies to the Collateral Agent that such Debt is contemplated to be incurred within fifteen (15) days of the delivery of such certificate (the “Permitted Debt Certificate”) or (y) in connection with the incurrence, assumption or purchase of Debt pursuant to Section 6.1 (and the imposition of a Permitted Lien pursuant to Section 6.2), in each case on such terms (including, for the avoidance of doubt, in respect to the priority of such Liens granted, in each case in connection with the incurrence, assumption or purchase of such Debt) as is reasonably satisfactory to the party incurring, assuming or acquiring such Debt and the lender of any such Debt; provided however, if, in the event the Borrower or any of its Subsidiaries does not incur Debt contemplated by subclause (x) of this clause (A) within fifteen (15) days of the delivery of the Permitted Debt Certificate, any Lien and/or negative pledge that was released by the Collateral Agent in connection with such Permitted Debt Certificate shall be reinstated with respect to such released Collateral and such Grantor shall deliver such additional pledge and security documents as the Collateral Agent may reasonably request in order to give effect to such reinstatement; or

(B)            that is being sold by any Loan Party, any Grantor or any Negative Pledgor if the Borrower certifies to the Collateral Agent that the Sale is permitted under Section 6.6 of this Agreement or the other Loan Documents (and the Collateral Agent may rely conclusively on any such certificate, without further inquiry); or (iii) release any Guarantor, Negative Pledgor or Grantor from its obligations hereunder if the Borrower certifies to the Collateral Agent that such Guarantor, Negative Pledgor or Grantor is being sold pursuant to a Sale that is permitted under Section 6.6 of this Agreement or the other Loan Documents (and the Collateral Agent may rely conclusively on any such certificate, without further inquiry).

(b)            Upon the occurrence of any event set forth in clause (a) above, (i) each applicable Asset (including, for the avoidance of doubt, the Proceeds of such Asset) shall automatically, and without further action, be released as Collateral for all purposes under the Loan Documents; provided however, if, in the event the Borrower or any of its Subsidiaries does not incur Debt contemplated by clause (a)(ii)(A)(x) above within fifteen (15) days of the delivery of the Permitted Debt Certificate, any Collateral that was released shall be reinstated with respect to such released Collateral and such Grantor shall deliver such additional pledge and security documents as the Collateral Agent may reasonably request in order to give effect to such reinstatement and (ii) upon the request, and at the expense of the Borrower, the Agents agree, as applicable, to execute and deliver such release documents and take such other actions to acknowledge, evidence or complete any such release of such Asset or Person as may be reasonably requested by the Borrower or any of its Subsidiaries; provided, however, that upon request by the Collateral Agent or the Borrower or any of its Subsidiaries at any time, the Lenders will confirm in writing the Collateral Agent’s authority to release any such Liens and/or negative pledges granted pursuant to the Negative Pledge Agreement, as applicable, on particular types or items of Assets (including, for the avoidance of doubt, the Proceeds of such Asset) pursuant to this Section 10.12; provided, further, that (1) the Collateral Agent shall not be required to execute any document necessary to evidence such release on terms that, in the Collateral Agent’s opinion, would expose the Collateral Agent to liability or create any obligation or entail any consequence other than the release of such Lien without recourse, representation, or warranty, and (2) such release shall not in any manner discharge, affect, or impair the Obligations or any Liens (other than those expressly being released) upon (or obligations of the Borrower or any of its Subsidiaries in respect of) all interests retained by the Borrower or any of its Subsidiaries, including, the proceeds of any sale, all of which shall continue to constitute part of the Collateral.

(c)            The Agents shall have no obligation whatsoever to any of the Lenders to assure that the Collateral exists or is owned by the Borrower or is cared for, protected, or insured or has been encumbered, or that the Collateral Agent’s Liens have been properly or sufficiently or lawfully created, perfected, protected, or enforced or are entitled to any particular priority, or to exercise at all or in any particular manner or under any duty of care, disclosure or fidelity, or to continue exercising, any of the rights, authorities and powers granted or available to the Agents pursuant to any of the Loan Documents, it being understood and agreed that in respect of the Collateral, or any act, omission, or event related thereto, subject to the terms and conditions contained herein, the Agents may act in any manner it may deem appropriate, in its sole discretion given the Collateral Agent’s own interest in the Collateral in its capacity as a Secured Party and that the Agents shall have no other duty or liability whatsoever to any Lender as to any of the foregoing, except as otherwise provided herein.

10.13        Restrictions on Actions by Lenders; Sharing of Payments.

(a)            Each of the Lenders agrees that it shall not, until an Event of Default has occurred and is continuing, without the express written consent of the Agents, and that it shall, to the extent it is lawfully entitled to do so, upon the written request of the Agents, set off against the Obligations, any amounts owing by such Lender to the Borrower or any deposit accounts of the Borrower now or hereafter maintained with such Lender. Each of the Lenders further agrees that it shall not, unless specifically requested to do so in writing by the Agents (which request shall not be made by the Agents unless an Event of Default has occurred and is continuing), take or cause to be taken any action, including, the commencement of any legal or equitable proceedings, to foreclose any Lien on, or otherwise enforce any security interest in, any of the Collateral.

(b)            If, at any time or times any Lender shall receive (i) by payment, foreclosure, setoff, or otherwise, any Proceeds of Collateral or any payments with respect to the Obligations, except for any such proceeds or payments received by such Lender from the Agents pursuant to the terms of this Agreement, or (ii) payments from the Agents in excess of such Lender’s ratable portion of all such distributions by the Agents, such Lender promptly shall (1) turn the same over to the Agents, in kind, and with such endorsements as may be required to negotiate the same to the Agents, or in immediately available funds, as applicable, for the account of all of the Lenders and for application to the Obligations in accordance with the applicable provisions of this Agreement, or (2) purchase, without recourse or warranty, an undivided interest and participation in the Obligations owed to the other Lenders so that such excess payment received shall be applied ratably as among the Lenders in accordance with their Pro Rata Shares; provided, however, that to the extent that such excess payment received by the purchasing party is thereafter recovered from it, those purchases of participations shall be rescinded in whole or in part, as applicable, and the applicable portion of the purchase price paid therefor shall be returned to such purchasing party, but without interest except to the extent that such purchasing party is required to pay interest in connection with the recovery of the excess payment.

10.14        Agency for Perfection. The Collateral Agent hereby appoints the Administrative Agent and each other Lender as its agent (and the Administrative Agent and each Lender hereby accepts such appointment) for the purpose of perfecting the Collateral Agent’s Liens in assets which, in accordance with Article 8 or Article 9, as applicable, of the UCC can be perfected only by possession or control. Should any Lender obtain possession or control of any such Collateral, such Lender shall notify the Agents thereof in writing, and, promptly upon either Agent’s request therefor shall deliver possession or control of such Collateral to the Collateral Agent or in accordance with either Agent’s instructions.

10.15        Payments by Agent to the Lenders. All payments to be made by the Agents to the Lenders shall be made by bank wire transfer of immediately available funds pursuant to such wire transfer instructions as each party may designate for itself by written notice to the Agents.

10.16        Concerning the Collateral and Related Loan Documents. Each member of the Lender Group authorizes and directs the Agents to enter into this Agreement and the other Loan Documents. Each member of the Lender Group agrees that any action taken by the Agents in accordance with the terms of this Agreement or the other Loan Documents relating to the Collateral and the exercise by the Agents of their powers set forth therein or herein, together with such other powers that are reasonably incidental thereto, shall be binding upon all of the Lenders.

10.17        Field Examinations and Examination Reports; Confidentiality; Disclaimers by Lenders; Other Reports and Information. By becoming a party to this Agreement, each Lender:

(a)            is deemed to have requested that the Agents furnish such Lender, promptly after it becomes available, (i) a copy of each field examination or examination report prepared by the Agents, and (ii) a copy of each document delivered to the Agents pursuant to Sections 5.3(a), (b) and (c) (each a “Report” and collectively, “Reports”), and the Agents shall so furnish each Lender with such Reports,

(b)            expressly agrees and acknowledges that the Agents do not (i) make any representation or warranty as to the accuracy of any Report, and (ii) shall not be liable for any information contained in any Report,

(c)            expressly agrees and acknowledges that the Reports are not comprehensive audits or examinations, that the Agents or other party performing any examination will inspect only specific information regarding Borrower and will rely significantly upon the books of the Borrower and the other Loan Parties, as well as on representations of the Borrower’s personnel,

(d)            agrees to keep all Reports and other material, non-public information regarding Borrower and its Subsidiaries and their operations, assets, and existing and contemplated business plans in a confidential manner in accordance with Section 11.12, and

(e)            without limiting the generality of any other indemnification provision contained in this Agreement, agrees: (i) to hold any Agent and any other Lender preparing a Report harmless from any action the indemnifying Lender may take or fail to take or any conclusion the indemnifying Lender may reach or draw from any Report in connection with any loans or other credit accommodations that the indemnifying Lender has made or may make to the Borrower, or the indemnifying Lender’s participation in, or the indemnifying Lender’s purchase of, a loan or loans of the Borrower, and (ii) to pay and protect, and indemnify, defend and hold any Agent, and any such other Lender preparing a Report harmless from and against, the claims, actions, proceedings, damages, costs, expenses, and other amounts (including, attorneys’ fees and costs) incurred by any Agent and any such other Lender preparing a Report as the direct or indirect result of any third parties who might obtain all or part of any Report through the indemnifying Lender.

In addition to the foregoing: (x) any Lender may from time to time request of the Agent in writing that the Agents provide to such Lender a copy of any report or document provided by the Borrower to the Agents that has not been contemporaneously provided by the Borrower to such Lender, and, upon receipt of such request, the Agents promptly shall provide a copy of same to such Lender, (y) to the extent that the Agents are entitled, under any provision of the Loan Documents, to request additional reports or information from Borrower, any Lender may, from time to time, reasonably request the Agents to exercise such right as specified in such Lender’s notice to the Agents, whereupon the Agents promptly shall request of the Borrower the additional reports or information reasonably specified by such Lender, and, upon receipt thereof from Borrower, the Agents promptly shall provide a copy of same to such Lender, and (z) any time that the Administrative Agent renders to the Borrower a statement regarding the Loan Account, the Administrative Agent shall send a copy of such statement to each Lender.

10.18            Several Obligations; No Liability. Notwithstanding that certain of the Loan Documents now or hereafter may have been or will be executed only by or in favor of the Agents in its capacity as such, and not by or in favor of the Lenders, any and all obligations on the part of any Agent to make any credit available hereunder shall constitute the several (and not joint) obligations of the respective Lenders on a ratable basis, according to their respective Commitments, to make an amount of such credit not to exceed, in principal amount, at any one time outstanding, the amount of their respective Commitments. Nothing contained herein shall confer upon any Lender any interest in, or subject any Lender to any liability for, or in respect of, the business, assets, profits, losses, or liabilities of any other Lender. Each Lender shall be solely responsible for notifying its Participants of any matters relating to the Loan Documents to the extent any such notice may be required, and no Lender shall have any obligation, duty, or liability to any Participant of any other Lender. Except as provided in Section 10.7, no member of the Lender Group shall have any liability for the acts of any other member of the Lender Group. No Lender shall be responsible to the Borrower or any other Person for any failure by any other Lender to fulfill its obligations to make credit available hereunder, nor to take any other action on its behalf hereunder or in connection with the financing contemplated herein.

10.19             [Reserved].

10.20        Representations and Warranties of each Agent. Each Agent makes the following representations and warranties as of the Closing Date:

(a)            It is duly organized and existing under the laws of the jurisdiction of its organization with full power and authority to execute and deliver this Agreement and to perform all of the duties and obligations to be performed by it hereunder;

(b)            This Agreement will be, legally and validly entered into by such Agent, does not, and will not, violate any ordinance, charter, by-law, rule or statute applicable to it, and is enforceable against such Agent in accordance with its terms, except as may be limited by bankruptcy, insolvency or similar laws, or by equitable principles relating to or limiting creditors’ rights generally; and

(c)            The person executing this Agreement on such Agent’s behalf has been duly and properly authorized to do so.

10.21        Erroneous Payments.

(a)         Each Lender hereby agrees that if the Administrative Agent notifies such Lender that the Administrative Agent has determined in its sole discretion that any funds received by such Lender from any Agent or any of their Affiliates were erroneously or mistakenly transmitted to, or otherwise erroneously or mistakenly received by, such Lender (whether or not known to such Lender) (whether as a payment, prepayment or repayment of principal, interest, fees or otherwise; individually and collectively, an “Erroneous Payment”) and demands the return of such Erroneous Payment (or a portion thereof), such Lender shall promptly, but in no event later than one Business Day thereafter, return to the Administrative Agent the amount of any such Erroneous Payment (or portion thereof) as to which such a demand was made, in same day funds (in the currency so received), together with interest thereon in respect of each day from and including the date such Erroneous Payment (or portion thereof) was received by such Lender to the date such amount is repaid to the Administrative Agent in same day funds at the greater of the Federal Funds Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation from time to time in effect and (ii) to the extent permitted by applicable law, such Lender shall not assert any right or claim to the Erroneous Payment, and hereby waives any claim, counterclaim, defense or right of set-off or recoupment with respect to any demand, claim or counterclaim by the Administrative Agent for the return of any Erroneous Payments received, including, without limitation, waiver of any defense based on “discharge for value” or any similar theory or doctrine. A notice of the Administrative Agent to any Lender under this clause (a) shall be conclusive, absent manifest error.

(b)       Without limiting immediately preceding clause (a), each Lender hereby further agrees that if it receives a payment from any Agent (or any of their Affiliates) (x) that is in a different amount than, or on a different date from, that specified in a notice of payment sent by the Administrative Agent, (y) that was not preceded or accompanied by notice of payment, or (z) that such Lender otherwise becomes aware was transmitted, or received, in error or by mistake (in whole or in part), then in each case, if an error has been made each such Lender is deemed to have knowledge of such error at the time of receipt of such Erroneous Payment, and to the extent permitted by applicable law, such Lender shall not assert any right or claim to the Erroneous Payment, and hereby waives, any claim, counterclaim, defense or right of set-off or recoupment with respect to any demand, claim or counterclaim by the Administrative Agent for the return of any Erroneous Payments received, including without limitation waiver of any defense based on “discharge for value” or any similar theory or doctrine. Each Lender agrees that, in each such case, it shall promptly (and, in all events, within one Business Day of its knowledge (or deemed knowledge) of such error) notify the Administrative Agent of such occurrence and, upon demand from the Administrative Agent, it shall promptly, but in all events no later than one Business Day thereafter, return to the Administrative Agent the amount of any such Erroneous Payment (or portion thereof) as to which such a demand was made in same day funds (in the currency so received), together with interest thereon in respect of each day from and including the date such Erroneous Payment (or portion thereof) was received by such Lender to the date such amount is repaid to the Administrative Agent in same day funds at the greater of the Federal Funds Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation from time to time in effect.

(c)          The Borrower and each other Loan Party hereby agrees that (x) in the event an Erroneous Payment (or portion thereof) is not recovered from any Lender that has received such Erroneous Payment (or portion thereof) for any reason (and without limiting the Administrative Agent’s rights and remedies under this Section 10.21), the Administrative Agent shall be subrogated to all the rights of such Lender with respect to such amount and (y) an Erroneous Payment shall not pay, prepay, repay, discharge or otherwise satisfy any Obligations owed by the Borrower or any other Loan Party, except, in each case and solely with respect to subsection (y) of this clause (c), to the extent such Erroneous Payment is, and solely with respect to the amount of such Erroneous Payment that is, comprised of funds received by the Administrative Agent from the Borrower or any other Loan Party for the purpose of prepaying, repaying, discharging or otherwise satisfying any Obligations owed by the Borrower or any other Loan Party.

(d)         In addition to any rights and remedies of the Administrative Agent provided by law, Administrative Agent shall have the right, without prior notice to any Lender, any such notice being expressly waived by such Lender to the extent permitted by applicable law, with respect to any Erroneous Payment for which a demand has been made in accordance with this Section 10.21 and which has not been returned to the Administrative Agent, to set off and appropriate and apply against such amount any and all deposits (general or special, time or demand, provisional or final but excluding trust accounts), in any currency, and any other credits, indebtedness or claims, in any currency, in each case whether direct or indirect, absolute or contingent, matured or unmatured, at any time held or owing by Administrative Agent or any of its Affiliate, branch or agency thereof to or for the credit or the account of such Lender. Administrative Agent agrees promptly to notify the Lender after any such setoff and application made by Administrative Agent; provided, that the failure to give such notice shall not affect the validity of such setoff and application.

(e)          Each party’s obligations under this Section 10.21 shall survive the resignation or replacement of any Agent, the termination of the Loan Documents, the termination of the Commitments or the repayment, satisfaction or discharge of all Obligations (or any portion thereof) under any Loan Document.

ARTICLE XI.

MISCELLANEOUS

11.1         No Waivers, Remedies. No failure or delay on the part of any Agent or any Lender, or the holder of any interest in this Agreement in exercising any right, power, privilege, or remedy under this Agreement or any of the other Loan Documents shall impair or operate as a waiver thereof, nor shall any single or partial exercise of any such right, power, privilege, or remedy preclude any other or further exercise thereof or the exercise of any other right, power, privilege, or remedy. The waiver of any such right, power, privilege, or remedy with respect to particular facts and circumstances shall not be deemed to be a waiver with respect to other facts and circumstances. The remedies provided for under this Agreement or the other Loan Documents are cumulative and are not exclusive of any remedies that may be available to any Agent or any Lender, or the holder of any interest in this Agreement at law, in equity, or otherwise.

11.2         Waivers and Amendments. No amendment or waiver of any provision of this Agreement or any other Loan Document, and no consent with respect to any departure by the Borrower therefrom, shall be effective unless the same shall be in writing and signed by the Administrative Agent, Required Lenders (or by the Agents at the written request of the Required Lenders) and the Borrower and then any such waiver or consent shall be effective, but only in the specific instance and for the specific purpose for which given; provided, however, that no such waiver, amendment, or consent shall:

(a)            postpone or delay any date fixed by this Agreement or any other Loan Document for any payment of principal, interest, fees, or other amounts due hereunder or under any other Loan Document, without the prior written consent of each Lender directly and adversely affected thereby,

(b)            reduce the principal of, or the rate of interest on, or the Yield Maintenance Premium, if any, any Loan or other extension of credit hereunder, or reduce any fees or other amounts payable hereunder or under any other Loan Document, without the prior written consent of each Lender directly and adversely affected thereby,

(c)            change the Pro Rata Share that is required to take any action hereunder, without the prior written consent of each Lender,

(d)            amend or modify this Section or any provision of the Agreement providing for consent or other action by all Lenders, without the prior written consent of each Lender,

(e)            other than as permitted by Section 10.12, release the Collateral Agent’s Lien in and to any of the Collateral, without the prior written consent of each Lender,

(f)            change the definition of “Required Lenders” or “Pro Rata Share”, without the prior written consent of each Lender,

(g)            other than as permitted by Section 10.12, release any Loan Party from any obligation for the payment of money, without the prior written consent of each Lender, or

(h)            amend any of the provisions of Article X, without the prior written consent of each Lender.

and, provided further, however, that no amendment, waiver or consent shall, unless in writing and signed by the Agents, affect the rights or duties of the Agents under this Agreement or any other Loan Document.

Notwithstanding the foregoing, no amendment, termination or waiver of any provision of the Loan Documents, or consent to any departure by any Loan Party therefrom, shall be made other than by a solicitation of all Lenders, in a manner that treats all Lenders in the same manner, and that requires that any consent fee or other consideration payable in connection therewith be payable ratably to all Lenders who consent to the requested amendment, termination, waiver or consent.

If, in connection with any proposed amendment, waiver or consent requiring the consent of “each Lender” or “each Lender directly affected thereby,” the consent of the Required Lenders is obtained, but the consent of other necessary Lenders is not obtained (any such Lender whose consent is necessary but not obtained being referred to herein as a “Non-Consenting Lender”), then the Borrower may at its sole expense and effort, upon notice to such Lender and the Administrative Agent, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in, and consents required by, Section 9.1), all of its interests, rights (other than its existing rights to payments pursuant to Section 2.11 or Section 10.11) and obligations under this Agreement and the related Loan Documents to an Eligible Assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment); provided that:

(i)            the Borrower shall have paid to the Administrative Agent the assignment fee (if any) specified in Section 9.1(b)(iv);

(ii)            such Lender shall have received payment of an amount equal to the outstanding principal of its Loans, accrued interest thereon, accrued fees and all other amounts payable to it hereunder and under the other Loan Documents from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the Borrower (in the case of all other amounts);

(iii)            in the case of any such assignment resulting from a claim for compensation under Section 2.11 or payments required to be made pursuant to Section 10.11, such assignment will result in a reduction in such compensation or payments thereafter;

(iv)             such assignment does not conflict with applicable law; and

(v)            in the case of any assignment resulting from a Lender becoming a Non-Consenting Lender, the applicable assignee shall have consented to the applicable amendment, waiver or consent.

A Lender shall not be required to make any such assignment or delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the Borrower to require such assignment and delegation cease to apply.

11.3            Notices. Except as otherwise provided herein, all notices, demands, instructions, requests, and other communications required or permitted to be given to, or made upon, any party hereto shall be in writing and shall be delivered or sent by registered or certified mail, postage prepaid, return receipt requested, or by courier or electronic mail (at such email addresses as a party may designate in accordance herewith) and shall be deemed to be given for purposes of this Agreement on the day that such writing is received by the Person to whom it is to be sent pursuant to the provisions of this Agreement. Unless otherwise specified in a notice sent or delivered in accordance with the foregoing provisions of this Section 11.3, notices, demands, requests, instructions, and other communications in writing shall be given to or made upon the respective parties hereto at their respective addresses indicated on Exhibit 11.3 attached hereto.

11.4            Release of Borrowing Base Eligible Assets. Upon receipt by the Agents of a written notice from the Borrower at least five (5) Business Days prior to the date that the Borrower wishes to remove an Asset from the pool of Borrowing Base Eligible Assets (including but not limited to pursuant to Section 10.12 hereof), for all purposes herein, such Asset shall be removed from the pool of Borrowing Base Eligible Assets for all purposes hereunder upon satisfaction of the following:

(a)            the Borrower shall deliver to the Agents a description of the relevant Asset to be removed;

(b)            the Borrower shall deliver to the Agents a certificate of a Responsible Officer certifying that on a pro forma basis after giving effect to such removal, the Borrower is in compliance with the financial covenants set forth in Section 6.12; and

(c)             no Default or Event of Default shall exist or would be caused by releasing such Asset.

11.5            Valuation Confirmation Process. Notwithstanding the foregoing, the Borrower may, at any time, at Borrower’s expense, retain the Initial Valuation Agent to undertake a valuation report (the “Valuation Report”) with respect to any Borrowing Base Eligible Asset, which in the case of a Mortgage Asset, shall mean the value of the underlying mortgaged property set forth in an updated appraisal provided by the Initial Valuation Agent (the Assigned Value in such Valuation Report, the “Initial Valuation”).

(a)            Following the receipt by the Borrower of a Valuation Report (and delivery of a copy thereof to the Agents), the Assigned Value in respect of the relevant Borrowing Base Eligible Asset for the purposes of clause (b) of the definition of “Assigned Value” shall be calculated based on the amount of the Initial Valuation (in each case, in accordance with the definition of Assigned Value), unless the Required Agents notify the Borrower in writing (the “Initial Dispute Notice”) within five (5) Business Days following receipt of such Valuation Report that the Required Agents dispute the Initial Valuation.

(b)            If the Required Lenders, in good faith, dispute the Initial Valuation as set forth in Section 11.5(a) above, the Borrower and the Required Lenders shall enter into good faith negotiations for two (2) Business Days to agree upon an amount that shall be used as the Assigned Value for the relevant Borrowing Base Eligible Asset.

(c)            If the Borrower and the Required Lenders cannot agree upon such amount, the Borrower and the Required Lenders, at Borrower’s expense, shall retain the Second Valuation Agent to undertake a valuation report with respect to the Borrowing Base Eligible Asset, which in the case of a Mortgage Asset, shall mean the value of the underlying mortgaged property set forth in an updated appraisal provided by the Second Valuation Agent (the Assigned Value in such additional valuation report, the “Second Valuation”). Following the receipt by the Borrower of such additional valuation report (and delivery of a copy thereof to the Agents) and if the amount of the Second Valuation is no more than 10.0% greater or lesser than the amount of the Initial Valuation, the Assigned Value in respect of the relevant Borrowing Base Eligible Asset for the purposes of clause (b) of the definition of “Assigned Value” shall be the amount equal to the average of the Initial Valuation and the Second Valuation.

(d)            If the Second Valuation is more than 10.0% greater or lesser than the amount of the Initial Valuation and either (i) the Required Agents notify the Borrower in writing within five (5) Business Days following receipt of such additional valuation report that the Required Lenders dispute the Second Valuation or (ii) the Borrower notifies the Agents in writing within five (5) Business Days following receipt of such additional valuation report that it disputes the Second Valuation, the Borrower shall retain, at Borrower’s expense, the Third Valuation Agent that is acceptable to the Required Lenders to undertake a valuation report with respect to the Borrowing Base Eligible Asset, which in the case of a Mortgage Asset, shall mean the value of the underlying mortgaged property set forth in an updated appraisal provided by the Third Valuation Agent (the Assigned Value in such additional valuation report, the “Third Valuation”). If the amount of the Third Valuation falls within the range of the Initial Valuation and the Second Valuation, the Assigned Value for such Borrowing Base Eligible Asset for the purposes of clause (b) above shall be the amount of the Third Valuation. If the amount of the Third Valuation falls outside the range of the Initial Valuation and the Second Valuation, the Assigned Value in respect of the relevant Borrowing Base Eligible Asset for purposes of clause (b) of the definition of “Assigned Value” shall be the average of the Initial Valuation, the Second Valuation and the Third Valuation. The “Determined Valuation” shall mean the valuation of any Borrowing Base Eligible Asset pursuant to the process referred to above in these clauses (a)-(d) (such process, the “Valuation Confirmation Process”); provided, that with respect to any Borrowing Base Eligible Asset which is a Mortgage Asset (either at origination or as a result of a modification), the Borrower shall be required to obtain a valuation of the underlying property as well as such Mortgage Asset to calculate the Determined Valuation.

It is understood and agreed that, if a Valuation Confirmation Process is commenced, (i) the Valuation Confirmation Process shall be completed within thirty (30) days of the delivery of the Initial Dispute Notice, (ii) the Initial Valuation shall apply for all purposes until the completion of the Valuation Confirmation Process and (iii) after the completion of the Valuation Confirmation Process, the Determined Valuation shall apply to such Borrowing Base Eligible Asset unless (a) the applicable VAE is continuing for a period of ninety (90) days or more (other than pursuant to clause (vi) of the definition thereof) or (b) a new VAE has occurred, in which instance the Borrower shall retain the valuation agent that conducted the Determined Valuation to undertake an updated valuation (the “Updated Valuation”) for such Borrowing Base Eligible Asset every ninety (90) days; the value of such Borrowing Base Eligible Asset shall be as determined in the Updated Valuation, provided, however, that the Required Lenders shall be entitled to dispute the Updated Valuation, in which case the Borrower and the Required Lenders shall follow the procedures set forth in the Valuation Confirmation Process in respect of the Updated Valuation.

11.6          Headings. Article and Section headings used in this Agreement and the table of contents preceding this Agreement are for convenience of reference only and shall neither constitute a part of this Agreement for any other purpose nor affect the construction of this Agreement. The foregoing shall apply to each other Loan Document mutatis mutandis.

11.7          Execution in Counterparts; Effectiveness. This Agreement may be executed in any number of counterparts and by different parties on separate counterparts, each of which, when executed and delivered, shall be deemed to be an original, and all of which, when taken together, shall constitute but one and the same Agreement. Delivery of an executed counterpart of this Agreement by electronic mail (e.g. .pdf or .tiff) shall be equally as effective as delivery of an original executed counterpart of this Agreement. Any party delivering an executed counterpart of this Agreement by electronic mail also shall deliver an original executed counterpart of this Agreement but the failure to deliver an original executed counterpart shall not affect the validity, enforceability, and binding effect of this Agreement. The foregoing shall apply to each other Loan Document mutatis mutandis.

11.8          GOVERNING LAW. EXCEPT AS SPECIFICALLY SET FORTH IN ANY OTHER LOAN DOCUMENT: (A) THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS SHALL BE DEEMED TO HAVE BEEN MADE IN THE STATE OF NEW YORK; AND (B) THE VALIDITY OF THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS, AND THE CONSTRUCTION, INTERPRETATION, AND ENFORCEMENT HEREOF AND THEREOF, AND THE RIGHTS OF THE PARTIES THERETO SHALL BE DETERMINED UNDER, GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH THE LAW OF THE STATE OF NEW YORK.

11.9          JURISDICTION AND VENUE. TO THE EXTENT THEY MAY LEGALLY DO SO, THE PARTIES HERETO AGREE THAT ALL ACTIONS, SUITS, OR PROCEEDINGS ARISING BETWEEN ANY MEMBER OF THE LENDER GROUP OR THE BORROWER AND ITS SUBSIDIARIES IN CONNECTION WITH THIS AGREEMENT OR THE OTHER LOAN DOCUMENTS SHALL BE TRIED AND LITIGATED ONLY IN THE STATE OR FEDERAL COURTS LOCATED IN THE COUNTY OF NEW YORK, STATE OF NEW YORK; PROVIDED HOWEVER THAT ANY SUIT SEEKING ENFORCEMENT AGAINST ANY COLLATERAL OR OTHER PROPERTY MAY BE BROUGHT AT ANY AGENT’S OPTION, IN THE COURTS OF ANY JURISDICTION WHERE ANY AGENT ELECTS TO BRING SUCH ACTION TO THE EXTENT SUCH COURTS HAVE IN PERSONAM JURISDICTION OVER THE RELEVANT OBLIGOR OR IN REM JURISDICTION OVER SUCH COLLATERAL OR OTHER PROPERTY. THE BORROWER AND ITS SUBSIDIARIES AND EACH MEMBER OF THE LENDER GROUP, TO THE EXTENT THEY MAY LEGALLY DO SO, HEREBY WAIVE ANY RIGHT EACH MAY HAVE TO ASSERT THE DOCTRINE OF FORUM NON CONVENIENS OR TO OBJECT TO VENUE TO THE EXTENT ANY PROCEEDING IS BROUGHT IN ACCORDANCE WITH THIS SECTION 11.9 AND STIPULATE THAT THE STATE AND FEDERAL COURTS LOCATED IN THE COUNTY OF NEW YORK, STATE OF NEW YORK SHALL HAVE IN PERSONAM JURISDICTION AND VENUE OVER SUCH PERSON FOR THE PURPOSE OF LITIGATING ANY SUCH DISPUTE, CONTROVERSY, OR PROCEEDING ARISING OUT OF OR RELATED TO THIS AGREEMENT OR THE OTHER LOAN DOCUMENTS. TO THE EXTENT PERMITTED BY LAW, SERVICE OF PROCESS SUFFICIENT FOR PERSONAL JURISDICTION IN ANY ACTION AGAINST BORROWER OR ANY MEMBER OF THE LENDER GROUP MAY BE MADE BY REGISTERED OR CERTIFIED MAIL, RETURN RECEIPT REQUESTED, TO ITS ADDRESS INDICATED ON EXHIBIT 11.3 ATTACHED HERETO.

11.10        WAIVER OF TRIAL BY JURY. THE BORROWER AND ITS SUBSIDIARIES AND EACH MEMBER OF THE LENDER GROUP, TO THE EXTENT THEY MAY LEGALLY DO SO, HEREBY EXPRESSLY WAIVE ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION, CAUSE OF ACTION, OR PROCEEDING ARISING UNDER OR WITH RESPECT TO THIS AGREEMENT OR THE OTHER LOAN DOCUMENTS, OR IN ANY WAY CONNECTED WITH, OR RELATED TO, OR INCIDENTAL TO, THE DEALINGS OF THE PARTIES HERETO WITH RESPECT TO THIS AGREEMENT OR THE OTHER LOAN DOCUMENTS, OR THE TRANSACTIONS RELATED HERETO OR THERETO, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND IRRESPECTIVE OF WHETHER SOUNDING IN CONTRACT, TORT, OR OTHERWISE. TO THE EXTENT THEY MAY LEGALLY DO SO, THE BORROWER AND ITS SUBSIDIARIES AND EACH MEMBER OF THE LENDER GROUP HEREBY AGREE THAT ANY SUCH CLAIM, DEMAND, ACTION, CAUSE OF ACTION, OR PROCEEDING SHALL BE DECIDED BY A COURT TRIAL WITHOUT A JURY AND THAT ANY PARTY HERETO MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS SECTION 11.10 WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE OTHER PARTY OR PARTIES HERETO TO WAIVER OF ITS OR THEIR RIGHT TO TRIAL BY JURY.

11.11        Independence of Covenants. All covenants under this Agreement and other Loan Documents shall be given independent effect so that if a particular action or condition is not permitted by any one covenant, the fact that it would be permitted by another covenant shall not avoid the occurrence of an Event of Default or Default if such action is taken or condition exists.

11.12        Confidentiality. Each of the Agents and the Lenders agree to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (a) to its Affiliates and to its Agent-Related Persons (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential); (b) to the extent required or requested by any regulatory authority purporting to have jurisdiction over such Person or its Agent-Related Persons (including any self-regulatory authority, such as the National Association of Insurance Commissioners); (c) to the extent required by applicable laws or regulations or by any subpoena or similar legal process (in which case such Person shall notify the Borrower (except in the case of a non-targeted, routine audit or review) as soon as practicable in the event of such disclosure by such Person unless such notification is prohibited by law, rule or regulation; provided that, such Person shall not have any liability for failure to provide such notice); (d) to any other party hereto; (e) in connection with the exercise of any remedies hereunder or under any other Loan Document or any action or proceeding relating to this Agreement or any other Loan Document or the enforcement of rights hereunder or thereunder; (f) subject to an agreement containing provisions substantially the same as those of this Section 11.12, to (i) any Eligible Assignee of or Participant in, or any prospective assignee of or Participant in, any of its rights and obligations under this Agreement, or (ii) any actual or prospective party (or its Agent-Related Persons) to any swap, derivative or other transaction under which payments are to be made by reference to the Borrower and its obligations, this Agreement or payments hereunder; (g) on a confidential basis to (i) any rating agency in connection with rating the Borrower or its Subsidiaries or the Facilities or (ii) the CUSIP Service Bureau or any similar agency in connection with the issuance and monitoring of CUSIP numbers with respect to the Facilities; (h) with the consent of the Borrower; or (i) to the extent such Information (x) becomes publicly available other than as a result of a breach of this Section 11.12 or (y) becomes available to the Agents, any Lender or any of their respective Affiliates on a nonconfidential basis from a source other than the Borrower. In addition, the Agents and the Lenders may disclose the existence of this Agreement and information about this Agreement to market data collectors, similar service providers to the lending industry and service providers to the Agents and the Lenders in connection with the administration of this Agreement, the other Loan Documents, and the Commitments.

For purposes of this Section, “Information” means all information received from the Borrower or any of its Subsidiaries relating to the Borrower or any of its Subsidiaries or any of their respective businesses, other than any such information that is available to the Agents or any Lender prior to disclosure by the Borrower or any of its Subsidiaries. Any of the Lenders on the Closing Date shall be considered to have complied with its obligation to maintain the confidentiality of Information as provided in this Section if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information.

11.13        Complete Agreement. This Agreement, together with the schedules and exhibits hereto and the other Loan Documents is intended by the parties hereto as a final expression of their agreement and is intended as a complete statement of the terms and conditions of their agreement with respect to the subject matter of this Agreement and shall not be contradicted or qualified by any other agreement, oral or written, before the date hereof.

11.14        Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction or other Governmental Authority to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such a determination, the parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner in order that the transactions contemplated hereby be consummated as originally contemplated to the fullest extent possible.

11.15        PATRIOT Act Notice. Each Lender hereby notifies the Borrower that pursuant to the requirements of the PATRIOT Act, it may be required to obtain, verify and record information that identifies the Borrower, which information includes the name and address of the Borrower and other information that will allow such Lender to identify the Borrower in accordance with the PATRIOT Act.

ARTICLE XII.

THE GUARANTY

12.1          The Guarantee.

(a)            The Guarantors hereby, jointly and severally, guarantee to each Secured Party as hereinafter provided, as primary obligor and not merely as surety, the payment of the Secured Obligations in full in cash when due (whether at stated maturity, as a mandatory prepayment, by acceleration, as a mandatory cash collateralization or otherwise) strictly in accordance with the terms thereof. Each Guarantor hereby further jointly and severally agrees that if any of the Secured Obligations are not paid in full in cash when due (whether at stated maturity, as a mandatory prepayment, by acceleration, as a mandatory cash collateralization or otherwise), each Guarantor will promptly pay the same, without any demand or notice whatsoever, and that in the case of any extension of time of payment or renewal of any of the Secured Obligations, the same will be promptly paid in full in cash when due (whether at extended maturity, as a mandatory prepayment, by acceleration, as a mandatory cash collateralization or otherwise) in accordance with the terms of such extension or renewal.

(b)            Each Guarantor, and by its acceptance of this Guaranty, the Agents and each other Secured Party, hereby confirms that it is the intention of all such Persons that this Guaranty and the Obligations of each Guarantor hereunder not constitute a fraudulent transfer or conveyance for purposes of any Debtor Relief Law, the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any similar foreign, federal or state law to the extent applicable to this Guaranty and the Obligations of each Guarantor hereunder. To effectuate the foregoing intention, the Agents, the other Secured Parties and the Guarantors hereby irrevocably agree that the Obligations of each Guarantor under this Guaranty at any time shall be limited to the maximum amount as will result in the Obligations of such Guarantor under this Guaranty not constituting a fraudulent transfer or conveyance under applicable law after giving full effect to such Guarantor’s contribution rights but before taking into account any liabilities of such Guarantor under any other guarantee of such Guarantor other than any other guarantee of any obligations that are secured on a pari passu basis with the Obligations.

12.2          Obligations Unconditional.

(a)            The obligations of the Guarantors under Section 12.1 are absolute and unconditional, irrespective of the value, genuineness, validity, regularity or enforceability of any of the Loan Documents or other documents relating to the Secured Obligations, or any substitution, release, impairment or exchange of any other guarantee of or security for any of the Secured Obligations, and, to the fullest extent permitted by applicable law, irrespective of any other circumstance whatsoever which might otherwise constitute a legal or equitable discharge or defense of a surety or guarantor (other than payment in full in cash of the Secured Obligations, other than Obligations (or any portion thereof) that are contingent in nature and for which no claim has been made (“Unliquidated Obligations”)), it being the intent of this Section 12.2 that the obligations of the Guarantors hereunder shall be absolute and unconditional under any and all circumstances. Each Guarantor agrees that it shall have no right of subrogation, indemnity, reimbursement or contribution against any other Guarantor for amounts paid under this Article XII until such time as the Secured Obligations (other than Unliquidated Obligations) have been indefeasibly paid in full in cash and the Commitments have expired or terminated.

Without limiting the generality of the foregoing, it is agreed that, to the fullest extent permitted by law, the occurrence of any one or more of the following shall not alter or impair the liability of any Guarantor hereunder, which shall remain absolute and unconditional as described above:

(b)            at any time or from time to time, without notice to any Guarantor, the time for any performance of or compliance with any of the Secured Obligations shall be extended, or such performance or compliance shall be waived;

(c)            the maturity of any of the Secured Obligations shall be accelerated, or any of the Secured Obligations shall be modified, supplemented or amended in any respect, or any right under any of the Loan Documents or other documents relating to the Secured Obligations shall be waived or any other guarantee of any of the Secured Obligations or any security therefor shall be released, impaired or exchanged in whole or in part or otherwise dealt with;

(d)            any Lien granted to, or in favor of, the Collateral Agent or any other holder of the Secured Obligations as security for any of the Secured Obligations shall fail to attach or be perfected; or

(e)            any of the Secured Obligations shall be determined to be void or voidable (including, without limitation, for the benefit of any creditor of any Guarantor) or shall be subordinated to the claims of any Person (including, without limitation, any creditor of Guarantor).

(f)             any failure or omission to assert or enforce or agreement or election not to assert or enforce, delay in enforcement, or the stay or enjoining, by order of court, by operation of law or otherwise, of the exercise or enforcement of, any claim or demand or any right, power or remedy (whether arising under any Loan Document at law, in equity or otherwise) with respect to the Secured Obligations or any agreement relating thereto, or with respect to any other guaranty of or security for the payment of the Secured Obligations;

(g)            any exercise of remedies with respect to any security for the Secured Obligations (including, without limitation, any collateral, including the Collateral, securing or purporting to secure any of the Secured Obligations) at such time and in such order and in such manner as the Agents and the Secured Parties may decide and whether or not every aspect thereof is commercially reasonable and whether or not such action constitutes an election of remedies and even if such action operates to impair or extinguish any right of reimbursement or subrogation or other right or remedy that any Guarantor would otherwise have, and without limiting the generality of the foregoing or any other provisions hereof, each Guarantor hereby expressly waives any and all benefits which might otherwise be available to such Guarantor under applicable law;

(h)            any other circumstance whatsoever which may or might in any manner or to any extent vary the risk of any Guarantor as an obligor in respect of the Secured Obligations or which constitutes, or might be construed to constitute, an equitable or legal discharge of the Borrower or any other Guarantor for the Secured Obligations, or of such Guarantor under the guarantee contained in this Article XII or of any security interest granted by any Guarantor, whether in an Insolvency Proceeding or in any other instance; or

(i)             with respect to its obligations hereunder, each Guarantor hereby expressly waives diligence, presentment, demand of payment, protest and all notices whatsoever, and any requirement that the Agents or any other holder of the Secured Obligations exhaust any right, power or remedy or proceed against any Person under any of the Loan Documents or other documents relating to the Secured Obligations, or against any other Person under any other guarantee of, or security for, any of the Secured Obligations.

12.3          Reinstatement. The obligations of each Guarantor under this Article XII shall be automatically reinstated if and to the extent that for any reason any payment by or on behalf of any Person in respect of the Secured Obligations is rescinded or must be otherwise restored by any holder of any of the Secured Obligations, whether as a result of any proceedings under any Debtor Relief Law, and each Guarantor agrees that it will jointly and severally indemnify the Agents and each holder of the Secured Obligations on demand for all reasonable costs and expenses (including, without limitation, the fees, charges and disbursements of one counsel for the Agents, taken as a whole, and one counsel for the holders of any Secured Obligations, taken as a whole) incurred by the Agents or such holders of the Secured Obligations in connection with such rescission or restoration, including any such costs and expenses incurred in defending against any claim alleging that such payment constituted a preference, fraudulent transfer or similar payment under any proceedings under any Debtor Relief Law.

12.4          Certain Additional Waivers. Each Guarantor further agrees that it shall have no right of recourse to security for the Secured Obligations, except through the exercise of rights of subrogation pursuant to Section 12.2 and through the exercise of rights of contribution pursuant to Section 12.6.

12.5          Remedies. Each Guarantor agrees that, to the fullest extent permitted by law, as between the Guarantors, on the one hand, and the Agents and the other holders of the Secured Obligations, on the other hand, the Secured Obligations may be declared to be forthwith due and payable as provided in Article VII (and shall be deemed to have become automatically due and payable in the circumstances provided in said Article VII) for purposes of Section 12.1 notwithstanding any stay, injunction or other prohibition preventing such declaration (or preventing the Secured Obligations from becoming automatically due and payable) as against any other Person and that, in the event of such declaration (or the Secured Obligations being deemed to have become automatically due and payable), the Secured Obligations (whether or not due and payable by any other Person) shall forthwith become due and payable by each Guarantor for purposes of Section 12.1. Each Guarantor acknowledges and agrees that its respective obligations hereunder are secured in accordance with the terms of the Loan Documents and that the holders of the Secured Obligations may exercise their remedies thereunder in accordance with the terms thereof.

12.6          Rights of Contribution. Each Guarantor agrees that, in connection with payments made hereunder, each Guarantor shall have contribution rights against the other Guarantors as permitted under applicable law. Such contribution rights shall be subordinate and subject in right of payment to the obligations of such Guarantors under the Loan Documents and no Guarantor shall exercise such rights of contribution until all Secured Obligations (other than Unliquidated Obligations) have been indefeasibly paid in full in cash and the Commitments have terminated.

12.7          Guaranty of Payment; Continuing Guarantee. The guarantee given by each Guarantor in this Article XII is a guaranty of payment and not of collection, is a continuing guarantee, and shall apply to all Secured Obligations whenever arising.

12.8          Representations and Warranties of each Guarantor. Each Guarantor hereby (i) represents and warrants to each Agent and each Lender as to itself that all representations and warranties relating to it contained in this Agreement and the Loan Documents are true and correct as of the date hereof and (ii) further represents and warrants to Agents and each Lender as of the date hereof that:

(a)            Such Guarantor has received, or will receive, direct or indirect benefit from the making of this Agreement with respect to the Secured Obligations;

(b)            Such Guarantor is duly organized, validly existing and in good standing under the laws of its jurisdiction of formation;

(c)            Such Guarantor has the requisite corporate power and authority to issue this Agreement and to perform its obligations hereunder, and has duly authorized, executed and delivered this Agreement;

(d)            Such Guarantor is not required to obtain any authorization, consent, approval, exemption or license from, or to file any registration with, any government authority as a condition to the validity of, or to the execution, delivery or performance of, this Agreement;

(e)            There is no action, suit or proceeding pending or threatened in writing against Guarantor before any court or arbitrator or any governmental body, agency or official in which there is a reasonable possibility of an adverse decision which could affect, in a materially adverse manner, the ability of Guarantor to perform any of its obligations under, or which in any manner questions the validity of, this Agreement;

(f)             The execution, delivery and performance of this Agreement by Guarantor does not contravene or constitute a default under any provision of Guarantor’s certificate of incorporation or by-laws or any material contractual restriction binding on Guarantor, and to the best of Guarantor’s knowledge does not contravene or constitute a default under any statue, regulation or rule of any governmental authority;

(g)            This Agreement constitutes the legal, valid and binding obligation of Guarantor enforceable in accordance with its terms, subject to the effect of any bankruptcy, insolvency, reorganization, moratorium or similar law affecting creditors’ rights generally, and to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law); and

(h)            Guarantor is familiar with, and has independently reviewed books and records regarding, the financial condition of Borrower and is familiar with the value of any and all collateral intended to be created as security for the payment of the Secured Obligations; however, Guarantor is not relying on such financial condition or the collateral as an inducement to enter into this Agreement.

[Signature pages to follow.]

ANNEXES, EXHIBITS AND SCHEDULES

Annex A	Lender Commitments

Exhibit A-1	Form of Assignment and Acceptance

Exhibit A-2	Form of Secured Promissory Note for Loans

Exhibit B-1	Form of Borrowing Base Certificate

Exhibit C-1	Form of Payment Date Statement

Exhibit P-1	Form of Compliance Certificate

Exhibit R-1	Persons Authorized to Request a Loan

Exhibit R-2	Form of Request for Borrowing

Exhibit U-1	Underwriting Guidelines

Exhibit 3.1(e)	Form of Opinion Letters

Exhibit 11.3	Addresses and Information for Notices

Schedule A-1	Demand Deposit Accounts

Schedule C-1	~~Closing Date~~ Borrowing Base Eligible Assets

Schedule C-2	Borrowing Base Debt Subsidiaries

Schedule 4.2	Securities and Subsidiaries

Schedule 4.3	Consents

Schedule 4.16	Locations of UCC Filings

Schedule 5.13	Post-Closing Items

Schedule 6.1	Debt Outstanding on Closing Date

Schedule 6.2	Liens Securing Debt Outstanding on Closing Date

Schedule 6.10	Negative Pledges

Exhibit B

Annex A (Lender Commitments)

Lender	Commitment	Percentage
JPMorgan Global Bond Opportunities Fund	$6,282,722.51	13%
JPMorgan Income Fund	$7,329,842.94	15%
JPMorgan Core Plus Bond Fund	$28,010,471.20	56%
Commingled Pension Trust Fund (Core Plus Bond) of JPMorgan Chase Bank, N.A.	$6,282,722.51	13%
Variable Portfolio – Partners Core Bond Fund, A Series of Columbia Funds Variable Series Trust II	$2,094,240.84	4%
Total	$50,000,000.00	100%

Exhibit C

Exhibit B-I (Form of Borrowing Base Certificate)

See attached.

EXHIBIT B-1

FORM OF BORROWING BASE CERTIFICATE

LUMENT FINANCE TRUST, INC.

Dated as of       , 20__

The undersigned, a Responsible Officer of Lument Finance Trust, Inc. (the “Borrower”), HEREBY CERTIFIES, pursuant to [clause (e) of Section 3.2][clause (a) of Section 5.3] of the Credit Agreement (as defined below), to the Administrative Agent and each other Secured Party that the following information is true and correct as of , 20 , pursuant to that certain Credit and Guaranty Agreement dated as of January 15, 2019 (as amended, restated, supplemented, waived or otherwise modified from time to time, the “Credit Agreement”), among the Borrower, Five Oaks Acquisition Corp., a Delaware corporation (“FOAC”) and Lument CMT Equity, LLC, a Delaware limited liability company (“Lument CMT Equity” and, together with FOAC, the “Guarantors”), the various financial institutions and other entities as are, or may from time to time become, parties thereto, as Lenders and Cortland Capital Market Services LLC, as Administrative Agent for the Lenders and Collateral Agent for the Secured Parties. Capitalized terms used herein or in any of the attachments hereto and not otherwise defined shall have the meanings set forth in the Credit Agreement.

IN WITNESS WHEREOF, the Borrower has caused this Borrowing Base Certificate to be executed and delivered, and the certification and warranties contained herein to be made, by its officer thereunto duly authorized as of the date first above written.

LUMENT FINANCE TRUST, INC., as Borrower

By:
Name:
Title:

[Signature Page to Borrowing Base Certificate]

Attachment 1

(to Borrowing Base

Certificate)

BORROWING BASE CALCULATION11

on the Computation Date

	BORROWING BASE CALCULATION	Assigned Value $	Advance Rate	Borrowing Base
(a)	As of any date of determination, as to any single asset included as a Borrowing Base Eligible Asset, at any time prior to occurrence of a VAE, the value of such Borrowing Base Eligible Asset as of such date as set forth below:
(i)	Mortgage Assets:
(A)	Senior Commercial Real Estate Loan (current outstanding principal balance (not taking into account any amounts held in reserves in respect of such Mortgage Asset))

	Multi Family	$_________	80% =	___________

	Non-Multi-Family	$_________	75% =	___________

(B)	Senior Commercial Real Estate Construction Loan (current outstanding principal balance (not taking into account any amounts held in reserves in respect of such Mortgage Asset))

	Multi Family	$_________	65% =

	Non-Multi-Family	$_________	60% =

1 At the time of origination or purchase by the Borrower or its Subsidiaries of a Borrowing Base Eligible Asset, the allocated Borrowing Base Value of any single property underlying any Borrowing Base Eligible Asset shall not comprise in excess of 10.0% of the total Borrowing Base Value of all Borrowing Base Eligible Assets (and any such excess shall be disregarded for purposes of determining the Borrowing Base).

	BORROWING BASE CALCULATION	Assigned Value $	Advance Rate	Borrowing Base
(C)	Subordinated Commercial Real Estate Loan (current outstanding principal balance (net not taking into account any amounts held in reserves in respect of such Mortgage Asset))
		$_________	50% =	___________

(D)	Preferred Equity Investment (current outstanding principal balance (not taking into account any amounts held in reserves in respect of such Mortgage Asset))	$_________	45% =	___________

(E)	Any restricted cash held in a securitization transaction	$_________

	Total Mortgage Asset Borrowing Base (sum of (A) through (D)):			___________
(ii)	Equity interests of a Borrowing Base Debt Subsidiary:

(A)

Mortgage Assets[2] held by such Borrowing Base Debt Subsidiary plus any restricted cash held in the Borrowing Base Debt Subsidiary (not taking into account any amounts held in reserves in respect of the related Mortgage Assets)[3]

$_________
(B)	Current outstanding principal balance of the associated Warehousing Debt, Securitization Indebtedness and/or all other debt outstanding related to such Mortgage Assets (not taking into account any amounts held in reserves in respect of the related Mortgage Assets)
$_________
	Total Mortgage Asset Borrowing Base ((A) minus (B)):	$_________	45% =	___________

2 As calculated pursuant to Attachment 2.

3 Only debt to unaffiliated third parties shall be taken into account for purposes of clause (A) so long as any debt owed to Affiliates of the Borrower is pledged as Collateral (directly or indirectly) to the Collateral Agent for the benefit of the Lenders.

2

	BORROWING BASE CALCULATION	Assigned Value $	Advance Rate	Borrowing Base
(iii)	Equity interests in a Borrowing Base Subsidiary that is not a Borrowing Base Debt Subsidiary:

	Mortgage Assets[4] held by such Borrowing Base Subsidiary (not taking into account any amounts held in reserves in respect of such Borrowing Base Eligible Assets, outstanding Debt and other liabilities)	$_________	%[5] =	___________
(iv)	MSRs:[6]

	Initial MSRs: Aggregate fair market value of such MSRs, determined by the MSR Valuation Agent, on a quarterly basis (which market value shall be subject to the Valuation Confirmation Process, except that (1) any valuations shall be provided by a MSR Valuation Agent and (2) such Valuation Confirmation Process shall occur regardless of whether or not a VAE has occurred).	$_________	40% =	___________

	Current and future agency commercial MSRs, aggregate fair market value of such MSRs, determined by the MSR Valuation Agent, on a quarterly basis (which market value shall be subject to the Valuation Confirmation Process, except that (1) any valuations shall be provided by a MSR Valuation Agent and (2) such Valuation Confirmation Process shall occur regardless of whether or not a VAE has occurred)	$_________	50% =	___________

4 As calculated pursuant to clause (a)(i) above.

5 Applicable Advance Rate for a Borrowing Base Eligible Asset comprised of equity interests in a Borrowing Base Subsidiary (other than a Borrowing Base Debt Subsidiary) shall be determined and applied with respect to each Mortgage Asset held by such Borrowing Base Subsidiary based on the Applicable Advance Rates applicable to such type of Mortgage Asset as set forth above.

6 Subject to an aggregate limit of 10% (by Assigned Value) of total Borrowing Base Assets and provided MSRs are held in a Borrowing Base Debt Subsidiary.

3

	BORROWING BASE CALCULATION	Assigned Value $	Advance Rate	Borrowing Base
Total MSR[7] Borrowing Base ((A) plus (B)):
(v)	All other Borrowing Base Eligible Assets:
	Current outstanding principal balance of such Borrowing Base Eligible Asset (not taking into account any amounts held in reserves in respect of such Borrowing Base Eligible Assets, outstanding Debt[8] and other liabilities)	$_________	%[9] =	___________
(vi)	Consolidated unrestricted cash and Cash Equivalents of the Borrower and its Subsidiaries	$_________	100%=	___________
	TOTAL BORROWING BASE PRIOR TO THE OCCURRENCE OF A VAE EVENT (sum of (a)(i) through (a)(vii)):			___________
(b)	As of any date of determination, as to any single asset included as a Borrowing Base Eligible Asset, at any time following the occurrence of a VAE, the value of such Borrowing Base Eligible Asset as of such date as set forth below:
(i)	which is either a Subordinated Commercial Real Estate Loan or Preferred Equity Investment and has experienced a VAE under clause (i) or (ii) of the definition thereof,

7 As of the Closing Date, the value of the MSRs is $[ ].

8 As calculated pursuant to Attachment 3.

9 Applicable Advance Rate based on the type of asset represented by such Borrowing Base Eligible Asset

4

	BORROWING BASE CALCULATION	Assigned Value $	Advance Rate	Borrowing Base
(A)

for the first thirty (30) days after the VAE, 50% times the Assigned Value determined pursuant to clause (a)(i) above and, thereafter for so long as such VAE continues to apply, zero (unless a valuation by a Valuation Agent has been obtained by the Borrower, in which case, the Assigned Value shall be the product of (1) Determined Valuation of the underlying mortgaged property multiplied by (2) the loan to value ratio on such Borrowing Base Eligible Asset as of its origination date

___________ 50% =
(B)	Applicable Advance Rate
	Total Assigned Value ((b)(i)(A) multiplied by (b)(i)(B)):			___________
(ii)	which is either a Subordinated Commercial Real Estate Loan or Preferred Equity Investment and has experienced a VAE under clause (iii), (iv) or (vi) of the definition thereof,			___________
(A)

for the first 30 days after the VAE, 75% times the Assigned Value determined pursuant to clause (a)(i) above and, thereafter for so long as such VAE continues to apply, zero (unless a valuation by a Valuation Agent has been obtained by the Borrower, in which case, the Assigned Value shall be the product of (1) Determined Valuation of the underlying mortgaged property multiplied by (2) the loan to value ratio of such Borrowing Base Eligible Asset as of its origination date

___________ 50% =
(B)	Applicable Advance Rate

5

	BORROWING BASE CALCULATION	Assigned Value $	Advance Rate	Borrowing Base
	Total Assigned Value ((b)(ii)(A) multiplied by (b)(ii)(B)):			___________
(iii)	which is comprised of the equity interests of a Borrowing Base Debt Subsidiary and has experienced a VAE under clause (i) or (ii) of the definition thereof (and which Assigned Value shall only be applied to the particular underlying Mortgage Asset(s) which has experienced a VAE),
(A)	for the first thirty (30) days after such VAE, 50% times the Assigned Value determined pursuant to clause (a)(ii) above and, thereafter for so long as such VAE continues to apply, zero (unless a valuation by a Valuation Agent has been obtained by the Borrower with respect to each affected Mortgage Asset, in which case, the Assigned Value shall be determined in accordance with clause (a)(ii) above with respect to the affected Mortgage Assets except that the following calculation shall be used for purposes of clause (a)(ii)(A) above: the product of (1) Determined Valuation multiplied by (2) the loan to value ratio of such Borrowing Base Eligible Asset as of its origination date)
___________
(B)	Applicable Advance Rate			45%=
	Total Assigned Value ((b)(iii)(A) multiplied by (b)(iii)(B)):			___________

6

	BORROWING BASE CALCULATION	Assigned Value $	Advance Rate	Borrowing Base
(iv)

Equity interests of a Borrowing Base Debt Subsidiary and has experienced a VAE under clause (v) of the definition thereof, clause (vi) of the definition thereof (but only to the extent the occurrence of a material modification of an Borrowing Base Eligible Asset or a Mortgage Asset held by a Borrowing Base Debt Subsidiary results in a modification that has a material adverse effect on such Borrowing Base Debt Subsidiary) or clause (vii) of the definition thereof,

___________
(A)	for the first thirty (30) days after such VAE, 75% times the Assigned Value determined pursuant to clause (a)(ii) above and, thereafter for so long as such VAE continues to apply, zero (unless a valuation by a Valuation Agent has been obtained by the Borrower with respect to each affected Mortgage Asset, in which case, the Assigned Value shall be determined in accordance with clause (a)(ii) above with respect to the affected Mortgage Assets except that the following calculation shall be used for purposes of clause (a)(ii)(A) above: the product of (1) Determined Valuation of the underlying mortgaged property multiplied by (2) the loan to value ratio of such Borrowing Base Eligible Asset as of its origination date )			50% =

(B)	Applicable Advance Rate

	Total Assigned Value ((b)(iv)(A) multiplied by (b)(iv)(B)):			___________

7

	BORROWING BASE CALCULATION	Assigned Value $	Advance Rate	Borrowing Base
(v)	Equity interests of a Borrowing Base Subsidiary that is not a Borrowing Base Debt Subsidiary (and which Assigned Value shall be applied only to the particular underlying Mortgage Asset(s) which has experienced a VAE)
(A)	the Assigned Value shall be determined and applied with respect to each Mortgage Asset held by such Borrowing Base Subsidiary based on clauses (i), (ii), (iii), (vi) and (vii) of this section (b).
(B)	Applicable Advance Rate			______%[10] =
	Total Assigned Value ((b)(v)(A) multiplied by (b)(v)(B)):			___________
(vi)	Either a Senior Commercial Real Estate Loan or a Senior Commercial Real Estate Construction Loan that has experienced a VAE

10 Applicable Advance Rate for a Borrowing Base Eligible Asset comprised of equity interests in a Borrowing Base Subsidiary (other than a Borrowing Base Debt Subsidiary) shall be determined and applied with respect to each Mortgage Asset held by such Borrowing Base Subsidiary based on the Applicable Advance Rates applicable to such type of Mortgage Asset as set forth above.

8

	BORROWING BASE CALCULATION	Assigned Value $	Advance Rate	Borrowing Base
(A)(B)	for the first thirty (30) days after the VAE, 90% times the Assigned Value determined pursuant to clause (a)(i) above, between thirty-one (31) days after the VAE and sixty (60) days after the VAE, 80% times the Assigned Value determined pursuant to clause (a)(i) above, between sixty-one (61) days after the VAE and ninety (90) days after the VAE, 70% times the Assigned Value determined pursuant to clause (a)(i) above and, thereafter for so long as such VAE continues to apply, zero (unless a valuation by a Valuation Agent has been obtained by the Borrower, in which case, the Assigned Value shall be the product of (1) Determined Valuation of the underlying mortgaged property multiplied by (2) the loan to value ratio of such Borrowing Base Eligible Asset as of its origination date) Applicable Advance Rate
[__]%[11]
	Total Assigned Value ((b)(vi)(A) multiplied by (b)(vi)(B)):			___________
(vii)	Any Borrowing Base Eligible Asset that is not covered by clauses (i) through (vi) of this section (b) and has experienced a VAE
(A)	For the first thirty (30) days after the VAE, 75% times the Assigned Value determined pursuant to clause (a) above and, thereafter for so long as such VAE continues to apply, zero (unless a valuation by a Valuation Agent has been obtained by the Borrower, in which case, the Assigned Value shall be the product of (1) Determined Valuation of the underlying asset multiplied by (2) the loan to value ratio of such Borrowing Base Eligible Asset as of its origination date)

11 Applicable Advance Rate based on the type of asset represented by such Borrowing Base Eligible Asset

9

	BORROWING BASE CALCULATION	Assigned Value $	Advance Rate	Borrowing Base
(B)	Applicable Advance Rate			[ ]%[12]
Total Assigned Value ((b)(vii)(A) multiplied by (b)(vii)(B)):
(viii)	Consolidated unrestricted cash and Cash Equivalents of the Borrower and its Subsidiaries	$__________	100%=	___________
	TOTAL BORROWING BASE FOLLOWING A VAE EVENT (sum of (b)(i) through (b)(viii)):			___________

12 Applicable Advance Rate based on the type of asset represented by such Borrowing Base Eligible Asset

10

Attachment 2

(to Borrowing Base

Certificate)

Calculation of Mortgage Assets

	MORTGAGE ASSET CALCULATION	Amount $000’s
Mortgage Assets:
(A)	Senior Commercial Real Estate Loan (current outstanding principal balance (not taking into account any amounts held in reserves in respect of such Mortgage Asset))	$___________
(B)	Senior Commercial Real Estate Construction Loan (current outstanding principal balance (not taking into account any amounts held in reserves in respect of such Mortgage Asset))	$___________
(C)	Subordinated Commercial Real Estate Loan (current outstanding principal balance (not taking into account any amounts held in reserves in respect of such Mortgage Asset))	$___________
(D)	Preferred Equity Investment (current outstanding principal balance (not taking into account any amounts held in reserves in respect of such Mortgage Asset))	$___________
(E)	Any restricted cash held in a Securitization Transaction	$___________
	Total Mortgage Asset (sum of (A) through (E)):	$___________

Attachment 3

(to Borrowing Base

Certificate)

Calculation of Debt held by Borrowing Base Debt Subsidiary

	BORROWING BASE DEBT SUBSIDIARY CALCULATION	Amount $000’s
Any Subsidiary of the Borrower that has
(a)	Warehousing Debt (current outstanding principal balance (not taking into account any amounts held in reserves in respect of the related Mortgage Assets))	$___________
(b)	Securitization Indebtedness (current outstanding principal balance (not taking into account any amounts held in reserves in respect of the related Mortgage Assets))	$___________
(c)	Other debt outstanding (current outstanding principal balance (not taking into account any amounts held in reserves in respect of the related Mortgage Assets)) related to applicable Mortgage Assets	$___________
	TOTAL DEBT OF BORROWING BASE DEBT SUBSIDIARY (sum of (a) through (c)):	$___________

Attachment 4

(to Borrowing Base

Certificate)

Borrowing Base Eligible Assets

Owner[13]	Description	CUSIP (if applicable)	UPB or FMV

13 Please designate whether owner is a Loan Party or Borrowing Base Subsidiary.

Exhibit D

Exhibit P-I (Form of Compliance Certificate)

See attached.

EXHIBIT P-1

FORM OF COMPLIANCE CERTIFICATE

LUMENT FINANCE TRUST, INC.

___________________ ____, ___________________

This Compliance Certificate is delivered pursuant to clause (a)(i) of Section 5.3 of the Credit and Guaranty Agreement, dated as of January 15, 2019 (as amended, restated, supplemented, amended and restated or otherwise modified from time to time, the “Credit Agreement”), among Lument Finance Trust, Inc. (formerly known as Hunt Companies Finance Trust, Inc.), a Maryland corporation (the “Borrower”), Five Oaks Acquisition Corp., a Delaware corporation, Hunt CMT Equity, LLC, a Delaware limited liability company, the lenders party thereto as lenders (such lenders, together with their respective successors and permitted assigns, are referred to hereinafter each individually as a “Lender” and collectively as the “Lenders”), Cortland Capital Market Services LLC, as administrative agent and collateral agent for the Lenders. Unless otherwise defined herein or the context otherwise requires, terms used herein or in any of the attachments hereto have the meanings provided in the Credit Agreement.

The Borrower hereby certifies, represents and warrants in respect of the period (the “Computation Period”) of [four fiscal quarters ending on       ,      ][the fiscal quarter ending on      ,      ] (such latter date being the “Computation Date”), as of the Computation Date:

(a)            No Event of Default or Default had occurred and was continuing [or if an Event of Default has occurred, specify the nature and extent thereof and any correction action taken or proposed to be taken with respect thereto].

(b)            The Asset Coverage Ratio was ___%, as computed on Attachment 1 hereto. The Minimum Asset Coverage Ratio permitted pursuant to Section 6.12(a) of the Credit Agreement on the Computation Date was 150%. The Borrower is [in compliance][not in compliance] with the Minimum Asset Coverage Ratio covenant.

(c)            The Unencumbered Asset Ratio was ___%, as computed on Attachment 2 hereto. The Minimum Unencumbered Asset Ratio permitted pursuant to Section 6.12(b) of the Credit Agreement on the Computation Date was 170%. The Borrower is [in compliance][not in compliance] with the Minimum Unencumbered Asset Ratio covenant.

(d)            The Total Net Leverage Ratio was ___:1.00, as computed on Attachment 3 hereto. The Maximum Total Net Leverage Ratio permitted pursuant to Section 6.12(c) of the Credit Agreement on the Computation Date was 6.50:1.00; provided, that, after any equity offering of the Borrower, the Maximum Total Net Leverage Ratio permitted pursuant to Section 6.12(c) of the Credit Agreement on the Computation Date shall be equal to 120% of the ratio immediately following such Capital Event, with a floor of 4.50:1.00. The Borrower is [in compliance][not in compliance] with the Maximum Total Net Leverage Ratio covenant.

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(e)            Tangible Net Worth was $____. __, as computed on Attachment 4 hereto. The Minimum Tangible Net Worth permitted pursuant to Section 6.12(d) of the Credit Agreement on the Computation Date was to be no less than the amount equal to the sum of (i) $183,771,212, plus (ii) eighty percent (80%) of the net proceeds (after deducting transaction costs) that the Borrower and its Subsidiaries receive from subsequent equity issuances following the Sixth Amendment Effective Date. The Borrower is [in compliance][not in compliance] with the Minimum Tangible Net Worth covenant.

(f)             The Interest Coverage Ratio was ____x, as computed on Attachment 5 hereto. The Minimum Interest Coverage Ratio permitted pursuant to Section 6.12(e) of the Credit Agreement on the Computation Date was to be no less than 1.6x. The Borrower is [in compliance][not in compliance] with the Minimum Interest Coverage Ratio covenant.

(g)            Liquidity was $____. __, as computed on Attachment 6 hereto. The Minimum Liquidity permitted pursuant to Section 6.12(f) of the Credit Agreement on the Computation Date was to be no less than $15,000,000. The Borrower is [in compliance][not in compliance] with the Minimum Liquidity covenant.

(h)            The percentage of loans held for investment by the Borrower which comprise of Senior Commercial Real Estate Loans, calculated in accordance with Section 6.12(f)(i) was %. The minimum amount of loans held for investment (as defined in the consolidated balance sheet of the Borrower) by the Borrower to be comprised of Senior Commercial Real Estate Loans, as measured by the average daily outstanding principal balance of all loans held for investment (as defined in the consolidated balance sheet of the Borrower) during a fiscal quarter and as adjusted for non-controlling interests pursuant to Section 6.12(g)(i) of the Credit Agreement was 65.0%. The Borrower is [in compliance][not in compliance] with the Loan Concentration covenant in Section 6.12(g)(i).

(i)             The percentage of total assets (by unpaid principal balance or if unpaid principal balance is not available, by book value (which in the case of MSRs, shall be the value provided by the Valuation Agent) owned by the Borrower to be comprised of non-multi-family assets during a fiscal quarter, calculated in accordance with Section 6.12(g)(ii) was %. Such threshold is [above][below][equal to] 25%. The Borrower is [in compliance][not in compliance] with the Loan Concentration covenant in Section 6.12(g)(ii).

(j)             The percentage of the Borrowing Base Eligible Assets (by unpaid principal balance or if unpaid principal balance is not available, by book value (which in the case of MSRs, shall be the value provided by the Valuation Agent) to be comprised of non-multi-family assets during a fiscal quarter, calculated in accordance with Section 6.12(g)(iii) was %. Such threshold is [above][below][equal to] 25%. The Borrower is [in compliance][not in compliance] with the Loan Concentration covenant in Section 6.12(g)(iii).

[signature page follows]

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IN WITNESS WHEREOF, this Compliance Certificate is executed by the undersigned this _____day of ______________, 20_____.

LUMENT FINANCE TRUST, INC.,
a Maryland corporation,
as Borrower

By:
Name:
Title:

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Attachment 1

ASSET COVERAGE RATIO

on the Computation Date

1. BORROWING BASE[1]

The sum of the Borrowing Base Value of each Borrowing Base Eligible Asset as of such date as determined by the most recent

Borrowing Base Certificate and adjusted as reflected in any Determined Valuation; provided, that, at the time of origination or purchase by the Borrower or its Subsidiaries of a Borrowing Base Eligible Asset, the outstanding principal balance of any single property underlying any Borrowing Base Eligible Asset (based on the Borrowing Base Value of such property) shall not comprise in excess of 10.0% of the outstanding principal balance of the Borrowing Base Value of all assets constituting Collateral (and any such excess shall be disregarded for purposes of determining the Borrowing Base).

$_______
2. LOANS
(a) The aggregate principal amount of the Initial Term Loans.	$_______
(b) The aggregate principal amount of the Incremental Term Loans outstanding.	$_______
ASSET COVERAGE RATIO: Ratio of item 1 to the sum of items 2(a) and 2(b).	____:____

1 To be recalculated on (i) the last day of each fiscal quarter, (ii) the date on which any Loan is requested and (iii) the date on which the Borrower has actual knowledge of a VAE.

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Attachment 2

UNENCUMBERED ASSET RATIO

on the Computation Date

1. UNENCUMBERED COLLATERAL
(a) The Assigned Value of the Borrowing Base Eligible Assets comprised of Senior Commercial Real Estate Loans and Senior Commercial Real Estate Construction Loans that are not encumbered by a Lien other than Permitted Liens.	$_______
(b) The Assigned Value of other Borrowing Base Eligible Assets that are not encumbered by a Lien other than Permitted Liens.
2. LOANS
(a) The aggregate principal outstanding Initial Term Loans.amount of funded and	$_______
(b)The aggregate principal outstanding Incremental Term Loans. amount of funded and	$_______
UNENCUMBERED ASSET RATIO: the ratio of (i) the sum of items 1(a) and 1(b) to (ii) the sum of items 2(a) and 2(b)	____:___

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Attachment 3

TOTAL NET LEVERAGE RATIO

on the Computation Date

1. CONSOLIDATED DEBT.[2]
(a) All indebtedness, whether or not represented by bonds, debentures, notes, securities, or other evidences of indebtedness, for the repayment of money borrowed.	$_______
(b) All indebtedness representing deferred payment of the purchase price of property or Assets, exclusive of trade payables that are due and payable in the ordinary course of such Person’s business.	$_______
(c) all Capitalized Lease Obligations.	$_______
(d) all indebtedness currently due under guaranties, endorsements, assumptions, or other contingent obligations in respect of the foregoing.	$_______
(e) Unrestricted cash and Cash Equivalents.	$_______
(f) Warehousing Debt[3] secured by loans available for sale.	$_______
TOTAL CONSOLIDATED DEBT: the sum of, without duplication, Items 1(a) through 1(d) minus, without duplication, Item 1(e) and Item 1(f)	$_______
2. CONSOLIDATED TANGIBLE NET WORTH
(a) All amounts that would be included under capital or shareholder’s equity (or any like caption) on the balance sheet of such Person.	$_______
(b) Amounts owing to that Person from any Affiliate thereof, or from officers, employees, partners, members, directors,	$_______

2 Debt calculation is with respect to the aggregate outstanding consolidated Debt of the Borrower and its Subsidiaries.

3 Warehousing Debt means “any warehouse, purchase, repurchase, participation or other similar financing facility extended by a lender or repo buyer to the Borrower or a Subsidiary thereof to finance the funding, acquisition or ownership of (a) Senior Commercial Real Estate Loans, (b) Senior Commercial Real Estate Construction Loan, (c) Subordinated Commercial Real Estate Loan, (d) Mezzanine Loans or (e) mortgage loans, mortgaged-backed or mortgage pass-through securities or other mortgage-related assets of any kind, but only for such time as the foregoing remain financed under such facility that are secured by loans available for sale.”

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shareholders or other Persons similarly affiliated with such Person or any Affiliate thereof.
(c) Intangible assets.[4]	$_______
(d) Prepaid taxes and/or expenses, plus deferred origination fees, net of deferred origination costs, all on or as of such date.	$_______
TOTAL CONSOLIDATED TANGIBLE NET WORTH: Item 2(a) minus, without duplication, Items 2(b) through Item 2(d)	$_______
TOTAL NET LEVERAGE RATIO: the ratio of Total Consolidated Debt to Total Consolidated Tangible Net Worth.	___:___

4 Mortgage servicing rights shall not be deemed to be intangible assets.

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Attachment 4

TANGIBLE NET WORTH on the Computation Date

1. Tangible Net Worth
(a) All amounts that would be included under capital or shareholder’s equity (or any like caption) on the balance sheet of such Person (inclusive of preferred equity, irrespective of GAAP treatment of such preferred equity, so long as such preferred equity does not have any mandatory redemption provisions that are applicable until the date that is ninety-one (91) days after the Maturity Date of the Loans).	$_______
(b) Amounts owing to that Person from any Affiliate thereof, or from officers, employees, partners, members, directors, shareholders or other Persons similarly affiliated with such Person or any Affiliate thereof.	$_______
(c) Intangible assets.[5]	$_______
(d) Prepaid taxes and/or expenses, plus deferred origination fees, net of deferred origination costs, all on or as of such date	$_______
TANGIBLE NET WORTH: Item 1(a) minus, without duplication, Items 1(b) through (d)	$_______

5 Mortgage servicing rights shall not be deemed to be intangible assets.

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Attachment 5

Interest Coverage Ratio on the Computation Date

1. Adjusted EBITDA for the twelve months preceding the most recently ended Test Period
(a) GAAP net income attributable to common shareholders plus (i) realized and unrealized losses, (ii) interest expenses, (iii) depreciation and amortization, (iv) taxes, (vi) other non-cash expenses considered to be nonoperating in nature	$_______
(b) interest expense on warehousing debt and securitizations and (ii) realized and unrealized gains.	$_______
Adjusted EBITDA: Item 1(a) minus, without duplication, Item 1(b), in each case, for the twelve months preceding the most recently ended Test Period	$_______
2. interest expense on all of the Borrower’s Debt (other than non-recourse Debt) for the twelve months preceding the most recently ended Test Period (but exclusive of any interest expense on any preferred equity of the Borrower)	$_______
INTEREST COVERAGE RATIO: the ratio of Adjusted EBITDA for the twelve months preceding the most recently ended Test Period to interest expense on all of the Borrower’s Indebtedness for the twelve months preceding the most recently ended Test Period	___:___

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Attachment 6

LIQUIDITY on the Computation Date

1. Liquidity
(a) unrestricted (or solely restricted in favor of the Collateral Agent for the benefit of the Secured Parties) available cash and Cash Equivalents of the Loan Parties maintained in an account in the name of the Borrower or a Guarantor, in each case subject to a first priority perfected Lien in favor of the Collateral Agent and a control agreement in favor of the Collateral Agent.	$_______
LIQUIDITY:	$_______

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Exhibit E

Exhibit 11.3 (Addresses and Information for Notices)

See attached.

EXHIBIT 11.3

ADDRESSES AND INFORMATION FOR NOTICES

Party	Notice Address
Any Loan Party

c/o Lument Investment Management
230 Park Avenue,
20th Floor

New York, NY 10169
Attention: James Briggs

Email: James.briggs@lument.com

With a copy to:

c/o Lument Investment Management

10 W. Broad Street, 8th Floor

Columbus, OH 43215

Attention: Legal Department

Email: generalcounsel@lument.com

With a copy to (which shall not constitute notice):

Mayer Brown LLP

1221 Avenue of the Americas

New York, NY 10020

Attn: David Freed & Brian Kent

Email: dfreed@mayerbrown.com

bkent@mayerbrown.com

Administrative Agent or Collateral Agent

Cortland Capital Market Services LLC

225 W. Washington Street, 9th Floor

Chicago, IL 60606

Attention: Legal Department – Agency, Matthew Trybula and Danny Renteria

Email:         legal_agency@alterdomus.com, matthew.trybula@alterDomus.com and danny.renteria@alterdomus.com

Facsimile:  (312) 376-0751

With a copy to (which shall not constitute notice):

Holland & Knight LLP

150 N. Riverside Plaza, Suite 2700

Chicago, IL 60606

Attention:   Joshua M. Spencer

Email:           joshua.spencer@hklaw.com and AlterDomus@hklaw.com

Facsimile:    (312) 578-6666

Lender Assignees

J.P. Morgan Investment Management Inc.

1111 Polaris Parkway

Columbus, Ohio 43240

Attn: Kent Weber, Andrew Melchiorre, Jaden O'Neal and Julia Schor

Email: kent.weber@jpmchase.com; andrew.melchiorre@jpmorgan.com; jaden.j.oneal@jpmorgan.com; and julia.schor@jpmorgan.com

With a copy to (which shall not constitute notice):

Alston & Bird LLP

90 Park Avenue

New York, NY 10016

Attention:  Paul Hespel

Email:          paul.hespel@alston.com

Exhibit F-1

Schedule C-1 (Borrowing Base Eligible Assets)

See attached.

Schedule C-1 Borrowing Base Eligible Assets

Loan Party	Description	CUSIP	UPB or FMV
Lument CMT Equity, LLC	Common Shares of Lument Commercial Mortgage Trust	N/A	(see Borrowing Base Eligible Assets below)
	LMNT 2025-FL3 Class F Notes*	50208TAN1	$20,744,000
	LMNT 2025-FL3 Class G Notes*	50208TAQ4	$14,936,000
	LMNT 2025-FL3 Income Notes*	50208TAS0	$43,147,950
	LCMT Warehouse, LLC*	N/A	$141,587,618
Five Oaks Acquisition Corp.	CSMC 2014-OAK1 MSR	N/A	$122,101
Five Oaks Acquisition Corp.	OAKS 2015-1 MSR	N/A	$220,212
Five Oaks Acquisition Corp.	OAKS 2015-2 MSR	N/A	$211,933
Five Oaks Acquisition Corp.	Unrestricted Cash	N/A	$3,577,672
Lument CMT Equity, LLC	Unrestricted Cash	N/A	$96,009
Lument Finance Trust, Inc.	Unrestricted Cash	N/A	$21,539,711

* Borrowing Base Eligible Asset indirectly owned by Lument Commercial Mortgage Trust

Exhibit F-2

Schedule C-2 (Borrowing Base Debt Subsidiaries)

See attached.

Schedule C-2

Borrowing Base Debt Subsidiaries

1. LMNT CRE 2025-FL3, LLC

2. LCMT Warehouse, LLC

3. LCMT NPL Warehouse, LLC

Exhibit G

Security Agreement Schedules

See attached.

Schedule 1

Notice Addresses of Grantors

Name of Grantor	Address of Chief Executive Office	Mailing Address (if different than Chief Executive Office)
Lument Finance Trust, Inc.	230 Park Avenue 20th Floor, New York, NY 10169	c/o Lument Investment Management 230 Park Avenue 20th Floor, New York, NY 10169
Five Oaks Acquisition Corp.	230 Park Avenue 20th Floor, New York, NY 10169	c/o Lument Investment Management 230 Park Avenue 20th Floor, New York, NY 10169
Lument CMT Equity, LLC	230 Park Avenue 20th Floor, New York, NY 10169	c/o Lument Investment Management 230 Park Avenue 20th Floor, New York, NY 10169

[Updated Schedules]

Schedule 2

Filings and Other Actions Required to Perfect Security Interests

Uniform Commercial Code Filings

1.	Delaware.

2.	Maryland.

Actions with respect to Pledged Securities

1.	Delivery of the promissory notes evidencing Pledged Debt, including the Pledged Notes and any Intercompany Note.

2.	Delivery of certificated Pledged Equity Interests.

Other Actions

1. Establishment of a deposit account control agreement with respect to the Deposit Accounts (other than the Necessary Funding Amount Accounts, Excluded Accounts and Deposit Accounts that constitute Excluded Assets).

Schedule 3

Exact Legal Name, Location of Organization and Chief Executive Office

Exact Legal Name	Jurisdiction of Organization	Organizational I.D.	Chief Executive Office
Lument Finance Trust, Inc.	Maryland	D14602015	230 Park Avenue 20th Floor, New York, NY 10169
Five Oaks Acquisition Corp.	Delaware	5344595	230 Park Avenue 20th Floor, New York, NY 10169
Lument CMT Equity, LLC	Delaware	6422091	230 Park Avenue 20th Floor, New York, NY 10169

Schedule 4

Commercial Tort Claims

None.

Schedule 5

Section A

Pledged Partnership Interests

None.

Section B

Pledged LLC Interests

Debtor/Grantor	Issuer	Type of Organization	# of Shares Owned	Total Shares Outstanding	% of Interest Pledged	Certificate No. (if uncertificated, please indicate so)	Par Value
Lument Finance Trust, Inc.	Lument CMT Equity, LLC	Limited liability company	100% of membership interests	N/A	100%	N/A	N/A
Lument Finance Trust, Inc.	Lument CMT Finance, LLC	Limited liability company	100% of membership interests	N/A	100%	N/A	N/A

Section C

Pledged Stock

Debtor/Grantor	Issuer	Type of Organization	# of Shares Owned	Total Shares Outstanding	% of Interest Pledged	Certificate No. (if uncertificated, please indicate so)	Par Value
Lument Finance Trust, Inc.	Five Oaks Acquisition Corp.	Corporation	1,000	1,000	100%	2	$0.01 per share
Lument CMT Equity, LLC	Lument Commercial Mortgage Trust	Real Estate Investment Trust	1,000	1,000	100%	1	$0.01 per share

Schedule 6

Pledged Debt

None.

Schedule 7

[Reserved].

Schedule 8

Deposit Accounts

Account Name	Bank	Type	Account Number	Bank Address
Lument Companies Finance Trust, Inc.	Wells Fargo Bank, National Association	Deposit Account	4446769499	1901 Harrison Street, 2nd Floor, Oakland, CA 94612
Five Oaks Acquisition Corp.	Wells Fargo Bank, National Association	Deposit Account	4446769507	1901 Harrison Street, 2nd Floor, Oakland, CA 94612
Lument CMT Equity, LLC	Wells Fargo Bank, National Association	Deposit Account	4300274529	1901 Harrison Street, 2nd Floor, Oakland, CA 94612

Schedule 9

Consents

None.